UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CHENIERE ENERGY, INC. 2024 PROXY STATEMENT

April  , 2024

Fellow Shareholders:

On behalf of Cheniere’s Board of Directors, we are pleased to invite you to attend the Cheniere Energy, Inc. 2024 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 9:00 a.m. Central Time, on May 23, 2024 at our corporate headquarters located at 845 Texas Avenue, Suite 1250, Houston, Texas 77002. The following Notice of Annual Meeting describes the business to be conducted at the Meeting. We encourage you to review the materials and vote your shares. You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the Meeting, you may vote your shares in person if you are a shareholder of record.

In 2023, the Cheniere team reinforced its track record of reliability and operational excellence, producing approximately 2,300 TBtu of LNG – 73% of which was delivered to Europe. Our relentless focus on ensuring safe and reliable operations across our $40 billion infrastructure platform resulted in a top decile safety record for the year, as well as record annual net income of $9.9 billion, Consolidated Adjusted EBITDA[1] at the high end of our guidance range, and Distributable Cash Flow[1] above our guidance range.

These outstanding operational and financial results enabled us to deploy approximately $5 billion towards our long-term capital allocation plan – our ‘20/20 Vision’ – delivering meaningful value to our shareholders by achieving investment grade ratings throughout our corporate structure, executing on share repurchases and dividend growth, and advancing accretive growth projects at both Sabine Pass and Corpus Christi.

2023 was another exceptional year for Cheniere, as we achieved outstanding results across the key strategic priorities of the Company, while reinforcing our track record on safety, execution and operational reliability, and solidifying Cheniere as best-in-class across our platform.

Throughout 2023, we further built upon our project execution track record by making significant progress on our 10+ million tonnes per annum (“mtpa”) growth project at Corpus Christi. The Stage 3 project has reached over 50% completion with over 10% of total project construction complete as of December 31, 2023, and Bechtel is progressing on an accelerated timeline. We also advanced the development and engineering for our growth project at Sabine Pass, and signed approximately 6.5 mtpa of long-term contracts that are expected to support the project. It is clear that global energy markets are calling for reliable, affordable and cleaner-burning energy supply, and Cheniere is well-positioned to answer that call with our Gulf Coast LNG given our brownfield economic advantage, track record of project execution and operational reliability, and history of environmental stewardship.

We take great pride in the progress made throughout 2023 on our efforts to ensure the long-term sustainability of our business while supporting the communities where we live and work. Throughout the year, the Cheniere team continued to lead in accordance with our T.R.A.I.N.S. (Teamwork, Respect, Accountability, Integrity, Nimble, and Safety) values, encouraging development and promoting inclusivity, both inside and outside of the workplace. We adhered to our fundamental approach to climate and sustainability – to remain actionable, not aspirational – leading on data-driven transparency in our climate & sustainability efforts, guided by our foundational principles of science, transparency, operational excellence and supply chain. We plan to continue to advance these initiatives in order to maximize the climate benefits of our LNG to our global customer base.

We are incredibly proud of what our team accomplished in 2023 and the role Cheniere played in support of our customers, employees and stakeholders. We are excited to embark on the next chapter of the Cheniere story as we continue to execute on our long-term growth and capital allocation strategies to further enhance the value of the Cheniere platform in 2024.

We thank you for your continued support as investors in Cheniere and look forward to your attendance on May 23rd.

G. Andrea Botta Chairman of the Board	Jack A. Fusco President and Chief Executive Officer

1

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix D.

    CHENIERE ENERGY, INC.

      845 Texas Avenue, Suite 1250

      Houston, Texas 77002

      (713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m. Central Time on May 23, 2024

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, TX 77002
ITEMS OF BUSINESS:

•  To elect nine members of the Board of Directors named in this proxy statement to hold office for a one-year term expiring at the 2025 Annual Meeting of Shareholders.

•  To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2023 (say-on-pay vote).

•  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

•  To approve the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan.

•  To approve an amendment to the Company’s Certificate of Incorporation to limit the personal liability of officers as permitted by law.

•  To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on April 8, 2024.

PROXY VOTING:

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and mailing the enclosed proxy card or by voting on the Internet or by telephone. See details under the heading “Frequently Asked Questions—How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2023 Annual Report on Form 10-K for the year ended December 31, 2023, available on our website at: www.cheniere.com/2024AnnualMeeting.

      By order of the Board of Directors

      Sean N. Markowitz

      Corporate Secretary

      April   , 2024

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development, as well as our goals, commitments and strategies in relation to environmental and social matters. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

Website References

This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement in connection with the 2024 Annual Meeting of Shareholders (the “Meeting”) of Cheniere Energy, Inc. (“Cheniere” or the “Company”). This summary does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting. For more complete information about our 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023, available on our website at www.cheniere.com/2024AnnualMeeting. The Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2023 Annual Report on Form 10-K for the year ended December 31, 2023, are being mailed to shareholders on or about April  , 2024.

ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m. Central Time on May 23, 2024

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, TX 77002

RECORD DATE:	The close of business on April 8, 2024 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

ADMISSION:

No admission card is required to enter the Meeting, but you will need proof of your stock ownership and valid government-issued picture identification. Please see “Frequently Asked Questions” on page 93 of this Proxy Statement for more information.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	11

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2023 (say-on-pay vote)	FOR	77

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024	FOR	80

4	Approval of Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan	FOR	81

5	Approval of amendment to the Company’s Certificate of Incorporation to limit the personal liability of officers as permitted by law	FOR	91

2024 PROXY STATEMENT	1

PROXY SUMMARY

2023 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2023 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 40 of this Proxy Statement.

EXCEPTIONAL FINANCIAL RESULTS

Record Net Income of $9.9 billion

Exceeded midpoints of original Full Year 2023 Consolidated Adjusted EBITDA & Distributable Cash Flow guidance ranges by >$500 million each

Out-earned our 9-train run-rate Consolidated Adjusted EBITDA & Distributable Cash Flow guidance for the 2nd year in a row

EXECUTION OF LONG-TERM CAPITAL ALLOCATION PLAN

~$5 billion deployed under “20/20 Vision” capital allocation plan

Investment grade credit ratings achieved across the Cheniere complex

Repaid ~$1.2 billion of long-term indebtedness & issued inaugural investment grade bond at Cheniere Partners

Funded ~$1.5 billion of capex towards financially disciplined growth at CCL Stage 3 Project

Repurchased ~9.5 million shares for ~$1.5 billion

10% increase to quarterly dividend in Q3 consistent with annual target, with $1.66/share of dividends declared for 2023

BEST IN CLASS SAFETY & SEAMLESS LNG OPERATIONS

Top decile safety record with Total Reportable Incident Rate (TRIR) of 0.10

Exported 637 cargoes & produced ~2,300 tbtu, representing ~11% of global LNG produced in 2023

>94% utilization rate in 2023 vs. ~89% global average[1]

Continued to support global call for reliable, flexible LNG supply with ~73% of our volume delivered to Europe

Signed long-term contracts representing >119 million tonnes of aggregate volumes between 2026-2050 in support of the SPL Expansion Project

PREMIER LNG DEVELOPMENT

CCL Stage 3 Project ahead of schedule and 51.4%[2] complete at year-end, with first LNG from the first train expected in 2024

Submitted applications to FERC & DOE for the CCL Midscale Trains 8 & 9 Project

Initiated permitting process for the SPL Expansion Project, inclusive of Carbon Capture & Storage (“CCS”) at SPL

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix D.

1	Global utilization average in 2022 per International Gas Union. Cheniere utilization reflects 2023 feed gas processed / production capacity.

2	CCL Stage 3 Project completion percentage as of December 31, 2023 and reflects: engineering 83.7% complete, procurement 72.2% complete, subcontract work 66.9% complete and construction 11.1% complete.

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•

Achieved key milestones for SPL Expansion Project: In May 2023, certain of our subsidiaries entered the pre-filing review process with the Federal Energy Regulatory Commission (“FERC”) under the National Energy Policy Act (“NEPA”) for an expansion adjacent to the natural gas liquefaction and export facilities at the Sabine Pass LNG terminal in Louisiana (the “SPL Project”) with a total production capacity of up to approximately 20 million tonnes per annum (“mtpa”) of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities, and in April 2023, one of our subsidiaries executed a contract with Bechtel Energy, Inc. (“Bechtel”) to provide the front end engineering and design work on the project.

2	CHENIERE

2023 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

•

Received additional export authorizations for FTA countries: In April 2023, certain of our subsidiaries filed an application with the Department of Energy (“DOE”) with respect to two midscale Trains with an expected total production capacity of approximately 3 mtpa of LNG (the “CCL Midscale Trains 8 & 9 Project”) adjacent to the expansion consisting of seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG (the “CCL Stage 3 Project”), both adjacent to the natural gas liquefaction and export facilities at the Corpus Christi LNG terminal, (the “CCL Project”), requesting authorization to export LNG to free trade agreement (“FTA”) countries and non-FTA countries. In July 2023, we received authorization from the DOE to export LNG to FTA countries.

•	FERC application submitted: In March 2023, certain of our subsidiaries submitted an application with the FERC under the Natural Gas Act (“NGA”) for the CCL Midscale Trains 8 & 9 Project.

•	Signed significant new long-term contracts: During 2023, we signed approximately 6.5 mtpa of long-term contracts, which included:

•

long-term LNG sale and purchase agreements (“SPAs”) with Foran Energy Group Co. Ltd., BASF, ENN LNG (Singapore) Pte. Ltd., Equinor ASA and Korea Southern Power Co. Ltd. with estimated volumes totaling approximately 106 million tonnes of LNG and expected deliveries between 2026 and 2050. Approximately 65 million tonnes is subject to Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) making a positive final investment decision (“FID”) on the first or second trains of the SPL Expansion Project, as applicable, or Cheniere unilaterally waiving that requirement.

•

an integrated production marketing (“IPM”) agreement with ARC Resources U.S. Corp., a subsidiary of ARC Resources Ltd., to purchase 140,000 MMBtu per day of natural gas at a price based on the Dutch Title Transfer Facility (“TTF”), less a fixed regasification fee, fixed LNG shipping costs and a fixed liquefaction fee, for a term of approximately 15 years commencing with commercial operations of the first train of the SPL Expansion Project. This agreement is subject to Cheniere Partners making a positive FID on the first train of the SPL Expansion Project or Cheniere Partners unilaterally waiving that requirement.

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 16, 2024, approximately 3,280 cumulative LNG cargoes totaling over 225 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

Operational excellence enabled industry leading safety results: For full year 2023, over 10 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.10, which places us within the top decile of our industry.

Financial Highlights: Financial Results and Consistent Outperformance Relative to Guidance

•	For full year 2023, we generated:

•	Revenue of approximately $20.4 billion and Net Income of approximately $9.9 billion.

•	Consolidated Adjusted EBITDA of approximately $8.8 billion, reaching the high end of the latest guidance range.

•	Distributable Cash Flow of approximately $6.5 billion, exceeding the high end of the latest guidance range.

•	During 2023, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We prepaid approximately $1.2 billion of consolidated long-term indebtedness.

•	We repurchased approximately 9.5 million shares of our common stock for approximately $1.5 billion.

•	We declared dividends of $1.66 per share of common stock in the aggregate for the year ended December 31, 2023.

•	We continued to invest in accretive organic growth, funding approximately $1.5 billion of capital expenditures related to the CCL Stage 3 Project.

•

Ratings upgrades: Throughout 2023, the Cheniere complex received 7 distinct upgrades to the credit ratings of its entities by the ratings agencies, with the entire Cheniere complex reaching investment grade status. The achievement of investment grade ratings was a priority of our “20/20 Vision” capital allocation plan announced in September 2022.

2024 PROXY STATEMENT	3

PROXY SUMMARY

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. A central part of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies remaining economically and climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We are working to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve greenhouse gas (“GHG”) emissions performance.

2023 Environmental, Social and Governance Highlights

Our 2023 environmental, social and governance (“ESG”) highlights include:

•

In December 2023, we completed our previously announced collaboration with multiple natural gas midstream companies, methane detection technology providers and leading academic institutions to implement quantification, monitoring, reporting and verification (“QMRV”) of GHG emissions at natural gas gathering, processing, transmission, and storage systems specific to Cheniere’s supply chain, in order to improve the overall understanding of GHG emissions and further deployment of advanced monitoring technologies and protocols. As a result of the study, we published a paper, Informing Methane Emissions Inventories Using Facility Aerial Measurements at Midstream Natural Gas Facilities, which discusses the analysis and findings of the midstream QMRV study, highlighting the variability across estimated and measured GHG emissions data.

•

In October 2023, the field measurement campaign for our liquefaction QMRV research was completed. This concluded our overall QMRV research and development project series across our supply chain, the learnings of which will inform our emission measurement strategy going forward.

•

In August 2023, we published The Power of Connection, our fourth Corporate Responsibility (CR) report, which details our approach and progress on ESG issues, including our collaboration with natural gas midstream companies, technology providers and leading academic institutions on life-cycle assessment models, QMRV of greenhouse gas emissions and other research and development projects.

•

In July 2023, we launched our lifecycle analysis (“LCA”) supplier portal web application, which is designed to streamline our supply chain data collection and support more robust and frequent LCA modeling.

•

In May 2023, certain subsidiaries of Cheniere Partners entered the pre-filing review process with the FERC under the NEPA for a proposed carbon capture and sequestration project as part of the SPL Expansion Project, and initiated the front end engineering and design work with Bechtel, building upon the significant research and development performed over the last few years to determine the viability of such technology at our facilities.

•

In January 2023, we co-founded and sponsored the Energy Emissions Modeling and Data Lab (“EEMDL”), a multidisciplinary research and education initiative led by the University of Texas at Austin in collaboration with Colorado State University and the Colorado School of Mines. EEMDL’s goal is to address the growing need for accurate, timely and clear accounting of greenhouse gas emissions across the global oil and natural gas supply chains, which will help public and private institutions develop climate strategies and actions informed by accurate, verified data, identifying opportunities for emissions reductions.

•

In 2023, we continued to make meaningful progress on our Diversity, Equity and Inclusion efforts, aligning internally and connecting with our communities through initiatives such as our supplier diversity roadshows at the CCL Project and the SPL Project, the Love Our Parks collaboration with Houston Parks and Recreation, and our work with Historically Black Colleges and Universities (“HBCUs”).

•	During 2023, the Cheniere team supported our communities with over 13,000 hours of volunteering and $5.6 million of direct giving, including employee-matching gifts.

Recognition

In 2023, Cheniere received the following scores and recognition:

•	MSCI: AA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment

•	Sustainalytics: ESG Risk Rating of 22.7, considered a medium-risk assessment

•

Institutional Investor: Voted by the investment community first place overall across all categories, including Best ESG Program and Best Company Board, for the Natural Gas & Master Limited Partnerships sector

4	CHENIERE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Since our 2021 Annual Meeting, we have taken the following governance actions:

•	engaged annually with shareholders holding in excess of 50% of our common stock each year regarding governance matters;

•	added details regarding the experience of our directors and the diversity of our Board to our proxy statements, including an individualized skills matrix;

•

expanded the oversight responsibilities of the Governance and Nominating Committee to include oversight of our strategies, activities and initiatives related to Diversity, Equity and Inclusion (“DEI”);

•

added express oversight responsibility for the security of the Company’s information technology systems and controls, including programs and defenses against cybersecurity threats, to the Audit Committee charter;

•	issued corporate responsibility reports on an annual basis, with our fourth report in 2023 titled The Power of Connection;

•	undertook meaningful Board refreshment as 5 of our 9 director nominees will have joined the Board since 2021; and

•	enhanced our proxy statement disclosure surrounding our climate strategy, human capital management and human rights and labor standards.

The “Governance Information” section of this Proxy Statement, beginning on page 21, describes our corporate governance structure and policies, which include the following:

Board Independence	• 7 out of 9 of our current directors and director nominees are independent. • Independent directors meet regularly without management present. • Our President and CEO is the only management director.

Board Composition	• Our director nominees have an average age of 62.4 and average tenure of 5.5 years (as of May 23, 2024). • The Board values diversity, experience and relevant skillsets in assessing its composition.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating, and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.

Leadership Structure

•  Our Chairman of the Board and CEO roles were split in December 2015.

•  Our independent Non-Executive Chairman of the Board provides leadership to the Board and promotes the Board’s independent oversight of management.

Risk Oversight

•  The Board has oversight responsibility for key risks (including liquidity, credit, operations, ESG and regulatory compliance) facing the Company, including assessing the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among our directors. • Our directors have access to management and employees.

Director and Executive Stock Ownership

•  We have had rigorous stock ownership guidelines for our directors and executive officers since 2008, including amendments to our guidelines for our directors in February 2017, and for our executive officers in February 2021, to make them more rigorous.

Director Compensation Limit

•  We have capped the aggregate compensation that may be granted to a non-employee director with respect to service for a single calendar year at $750,000, subject to the discretion of the Compensation Committee. Please see “Director Compensation” on page 33 of this Proxy Statement.

2024 PROXY STATEMENT	5

PROXY SUMMARY

Accountability to Shareholders

•  Directors are elected annually by a majority of the votes cast (in uncontested elections) with respect to such director. If a director does not receive the necessary vote at the annual meeting, he/she is required to tender their resignation for consideration by the Board.

•  The Board maintains a process for shareholders to communicate with the Board.

•  We conduct an annual advisory say-on-pay vote.

•  As set forth in our Bylaws, a shareholder, or a group of up to 20 shareholders, continuously owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) has the ability to nominate up to 20% of the number of directors serving on our Board via our proxy statement (proxy access).

•  Special meetings may be called upon the written request of at least 50.1% of the outstanding shares of common stock of the Company, as set forth in our Bylaws.

Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency, for the Chief Executive Officer.

Governance Policies

•  Non-employee directors are required to retire upon the earlier of reaching 75 years of age or 15 years of service, in order to encourage board refreshment. Upon the recommendation of the Governance and Nominating Committee, the Board may waive these requirements as to any non-employee director if it deems such waiver to be in the best interests of the Company.

•  We maintain codes of conduct for directors, officers and employees.

•  We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•  We do not allow hedging or short sales of Company stock.

•  We do not have a shareholder rights plan, or “poison pill.”

6	CHENIERE

OUR DIRECTOR NOMINEES

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the 9 director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including background, skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 11.

				COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 23, 2024)	DIRECTOR SINCE	INDEPENDENT	AC	G&N	CC

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC	71	2010	Yes		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	61	2016	No

Patricia K. Collawn Chairman and Chief Executive Officer, PNM Resources, Inc.	65	2021	Yes	F		●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	58	2022	Yes	●		●

Denise Gray Chief Executive Officer, DKTN Consulting LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	61	2023	Yes	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal, Former President and Chief Executive Officer, Enlighten Innovations Inc.	61	2021	Yes	●	●

Scott Peak Managing Partner, Co-President, and Head of North America, Brookfield Infrastructure	43	2024	No

Donald F. Robillard, Jr. President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC	72	2014	Yes	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	69	2014	Yes		●	Chair

AC: Audit Committee	F: Audit Committee Financial Expert

G&N: Governance and Nominating Committee

CC: Compensation Committee

All director nominees have been determined to be independent, except Jack A. Fusco and Scott Peak. Each director nominee attended or participated in at least 75% of the aggregate number of all meetings of the Board and of each committee on which he or she sits for which the director was eligible to attend in 2023.

2024 PROXY STATEMENT	7

PROXY SUMMARY

Summary of Director Core Competencies

Our Board believes that having a diverse mix of directors with complementary qualifications, expertise and attributes is essential to meeting its oversight responsibility.

The following chart summarizes the core competencies of our director nominees.

CORPORATE FINANCE
6
ENERGY INDUSTRY EXPERIENCE
9
EXECUTIVE LEADERSHIP
9
GOVERNANCE
7
GOVERNMENT/REGULATORY
7
HSE/SUSTAINABILITY
6
HUMAN CAPITAL MANAGEMENT
6
INTERNATIONAL EXPERIENCE
8
OPERATIONS
7
PUBLIC COMPANY DIRECTOR
8
RISK OVERSIGHT/CRISIS MANAGEMENT
9
TRADING FINANCIAL COMMODITIES
4

TENURE DIVERSITY
1
3
5
Average Tenure 5.5 years
0-3 YEARS
4-8 YEARS
9+ YEARS

AGE DIVERSITY
3
5
1
Average Age 62.3 years
AGE 36-45
AGE 56-65
AGE 66-75

GENDER AND RACIAL/ETHNIC DIVERSITY
44% Diverse
2
Racial/Ethnic Diversity
3
Women

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Strong compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

8	CHENIERE

CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Philosophy and Objectives

We are committed to a pay-for-performance executive compensation program that aligns the interests of our Named Executive Officers (“NEOs”) with the key drivers of long-term growth and creation of shareholder value. Changes to the executive compensation program are influenced by market practices, feedback from shareholders, and to support the program’s primary objectives.

The Board and the Compensation Committee believe the design of our executive compensation program, and the Compensation Committee’s decisions and outcomes in 2023, support our compensation philosophy and objectives, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, ESG and strategic goals

•	Performance-based long-term incentive awards are tied to specific and formulaic financial performance and stock price growth objectives

2023 Compensation Highlights

During 2023, the Compensation Committee and Board continued to monitor market conditions and address feedback from stakeholders and our compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2023 performance across multiple financial, operating, safety and strategic metrics.

•

Performance share units awarded in 2021 generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2021-2023 period.

•	In 2023, our annual performance scorecard included ESG metrics, inclusive of safety, that represented 30% of the annual performance scorecard.

During 2023, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with the Company’s executive compensation program being a component of these engagements. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

On April 2, 2024, the Board unanimously approved the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan (the “A&R 2020 Plan”), subject to shareholder approval. The A&R 2020 Plan will be effective on May 23, 2024 (the “Effective Date”) if it is approved by our shareholders at the Meeting. The A&R 2020 Plan will apply only to awards granted on or after the Effective Date. The terms and conditions of awards granted under the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan”) prior to the Effective Date will not be affected by the adoption or approval of the A&R 2020 Plan. If the A&R 2020 Plan is not approved by our shareholders at the Meeting, then the 2020 Plan will remain in effect on the terms in force prior to the Meeting with the A&R 2020 Plan not taking effect.

The A&R 2020 Plan incorporates several features designed to protect shareholder interests and promote current best practices, including:

•

Minimum Vesting Requirements: Awards under the A&R 2020 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, provided that such award vests no earlier than 50 weeks following the immediately preceding year’s annual meeting, and provided further that awards granted to non-employee directors in substitution for cash compensation otherwise due and payable to such non-employee director will not be subject to such requirement.

•	No Dividend Payments on Unvested Awards: The A&R 2020 Plan expressly prohibits the payment of dividends or dividend equivalents on any award before the date on which the award vests.

2024 PROXY STATEMENT	9

PROXY SUMMARY

•

Director Grant Limit: With respect to each non-employee director, the aggregate dollar value of (a) any awards granted under the A&R 2020 Plan (based on the grant date fair value of such awards) with respect to the non-employee director’s service as a non-employee director during a single calendar year and (b) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the non-employee director’s service as a non-employee director for such calendar year, shall not exceed $750,000. The Compensation Committee may make exceptions to this limit for non-employee directors, in its discretion, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

•

Clawbacks: Awards under the A&R 2020 Plan will be subject to the Cheniere Energy, Inc. Clawback Policy, the Cheniere Energy Partners, L.P. Clawback Policy, if applicable, any other clawback or recapture policy that the Company or an applicable affiliate may adopt from time to time, and any clawback or recapture provisions set forth in an award agreement.

•	No Evergreen: The A&R 2020 Plan does not contain any “evergreen” provisions.

•	No Discount or Repriced Options: The A&R 2020 Plan does not permit discounted stock options, or repricing options to reduce the exercise price without shareholder approval.

See Proposal 4, beginning on page 81, for more details.

10	CHENIERE

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

This year, there are 9 nominees standing for election as directors at the Meeting. Pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco LP (f/k/a Blackstone CQP Holdco LP) (“CQP Holdco”) and various other related parties in 2012, Mr. Peak was appointed to the Board to replace Mr. Runkle in April 2024. Below is a summary of our director nominees, including their committee memberships as of April    , 2024. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each nominee’s background, skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME CURRENT POSITION	AGE (AS OF MAY 23, 2024)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc. President, Glenco LLC	71	2010	YES		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	61	2016	NO

Patricia K. Collawn Chairman and Chief Executive Officer, PNM Resources, Inc.	65	2021	YES	F		●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	58	2022	YES	●		●

Denise Gray(1) Chief Executive Officer, DKTN Consulting, LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	61	2023	YES	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal	61	2021	YES	●	●

Scott Peak Managing Partner, Co-President, and Head of North America, Brookfield Infrastructure	43	2024	NO

Donald F. Robillard, Jr. President, Robillard Consulting, LLC	72	2014	YES	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee, Onyxpoint Global Management LP	69	2014	YES		●	Chair

F = Audit Committee Financial Expert

The Board has determined that Ms. Collawn and Mr. Robillard are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

2024 PROXY STATEMENT	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Diversity and Core Competencies

Our director nominees represent a diverse mix of directors who complement each other to create a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight

Our director nominees also reflect a range of diversity characteristics, as shown below.

The table below summarizes certain of the key qualifications, skills and attributes of our director nominees. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency that contributed to his or her nomination to the Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

DIRECTOR SKILLS, EXPERIENCE AND DEMOGRAPHIC MATRIX
Key Skills and Experience
Corporate Finance: Has an understanding of finance and financial reporting processes
Energy Industry Experience: Contributes valuable perspective on broader trends and issues specific to our operations in the energy industry
Executive Leadership: Has a demonstrated record of leadership and valuable perspectives relating to the management and oversight of large and complex organizations
Governance: Contributes to the Board’s understanding of best practices in corporate governance matters

12	CHENIERE

DIRECTORS AND NOMINEES

DIRECTOR SKILLS, EXPERIENCE AND DEMOGRAPHIC MATRIX

Government / Regulatory: Has an understanding of the role governmental and regulatory actions and decisions may have on our business and contributes to the Board’s ability to navigate complex regulatory and governmental dynamics

HSE/Sustainability: Strengthens the Board’s oversight and understanding of the interrelationship among environmental and safety matters or sustainability, and our operational activities and strategy
Human Capital Management: Has an understanding of human resources and best practices to enhance the attraction, motivation, and retention of a talented workforce
International Experience: Provides valuable insights into the international aspects of our business and operations
Operations: Provides operational knowledge to aid in managing risks inherent in our business
Public Company Director: Serves or has served on other public company boards
Risk Oversight / Crisis Management: Has an understanding of, and experience with, the risk oversight necessary for organizational performance and security
Trading Financial Commodities: Has knowledge of domestic and global energy commodities markets and trading of financial commodities
Age (as of May 23, 2024)	71	61	65	58	61	61	43	72	69
Gender Identity	M	M	F	M	F	F	M	M	M
Racial / Ethnic Diversity				●	●

There are 9 nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2025 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

Each of the director nominees currently serves on the Board. Directors are elected annually by a majority of votes cast (in uncontested elections) with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these 9 nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive specific voting instructions from you. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board unanimously recommends a vote FOR the election of the 9 nominees as directors of the Company to hold office for a one-year term expiring at the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2024 PROXY STATEMENT	13

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee may consider suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders, and will review and consider any such candidates submitted by a shareholder or shareholder group in the same manner as all other candidates. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	commitment to understand the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise, backgrounds and other demographics among members of the Board.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance, regulatory compliance and ESG. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds and attributes (such as gender, ethnicity and age) of the Board members. Over 40% of our director nominees are diverse based on gender or ethnicity.

Shareholder Nominations for Director (other than Proxy Access). A shareholder of the Company may nominate a candidate or candidates for election to the Board at an annual meeting of shareholders if such shareholder (1) was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, (2) is entitled to vote at the meeting of shareholders called for the election of directors and is entitled to vote upon such election and (3) complies with the notice procedures and other requirements set forth in our Bylaws, as amended (the “Bylaws”). Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). As set forth in our Bylaws, a shareholder, or group of up to 20 shareholders, continuously owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws) may nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors then serving on our Board.

The notice must include all information required by our Bylaws. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following

14	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

address: Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. To be timely for purposes of proxy access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the 10th day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and, as of the date of this Proxy Statement, is qualified to and should serve on our Board. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Director Retirement Policy. The Board maintains a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. Additionally, in order to encourage Board refreshment, the Board revised the director retirement policy in 2020 to provide that directors who have reached 15 years of service on the Board will also not be eligible for re-nomination to the Board at the annual meeting of shareholders of the Company in the year at which such director’s current term expires, subject to Board discretion. The Board believes this policy helps to ensure a healthy rotation of directors, which promotes the continued influx of new ideas and perspectives to the Board.

Recent Board Refreshment. As a result of our focus on Board refreshment and pursuant to our director retirement policy, in 2022 one of our long-serving directors, Mr. David B. Kilpatrick, retired, and Mr. Edwards joined the Board. In addition, Ms. Gray was nominated to join the Board in 2023 as a result of another long-serving director, Ms. Vicky Bailey, not standing for re-election at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in 2012, Mr. Peak was appointed to the Board to replace Mr. Runkle in April 2024. In addition to the minimum criteria described above, the Governance and Nominating Committee evaluated the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. Of our nine director nominees, three have served on the Board for approximately ten years or more and five have been on our Board for less than five years. We believe this achieves the right balance between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and our Company.

2024 PROXY STATEMENT	15

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES

JACK A. FUSCO PRESIDENT & CEO	AGE: 61 DIRECTOR SINCE: 2016

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC (“Cheniere Partners GP”), a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Partners. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) from June 2016 to September 2018. Mr. Fusco is also President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor again recognized Mr. Fusco for the 2020 and 2023 All-American Executive Team Best CEO in the natural gas industry.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco

managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 40 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006. Mr. Fusco is currently on the board of directors of the American-Italian Cancer Foundation, a non-profit organization supporting cancer research and education.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

16	CHENIERE

DIRECTOR BIOGRAPHIES

G. ANDREA BOTTA CHAIRMAN OF THE BOARD AND CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 71 DIRECTOR SINCE: 2010

G. Andrea Botta is the Chairman of the Board and Chairman of our Governance and Nominating Committee. Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. From March 2008 until February 2018, Mr. Botta served on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications:

Mr. Botta brings a unique international perspective to our Board and significant investing expertise. He has over 30 years of investing experience primarily in private equity investing.

PATRICIA K. COLLAWN MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 65 DIRECTOR SINCE: 2021

Ms. Collawn is a member of our Audit Committee and Compensation Committee. Ms. Collawn is the Chairman and Chief Executive Officer of PNM Resources, Inc., a publicly-traded energy holding company based in New Mexico, becoming Chairman in 2012 and CEO in 2010. From 2010 to May 2022, Ms. Collawn also served as President of PNM Resources. Ms. Collawn joined PNM Resources in 2007 as President, Utilities, prior to her promotion to President and Chief Operating Officer in 2008. From 2005 to 2007, Ms. Collawn served as President and Chief Executive Officer of Public Service Company of Colorado, an operating utility that is a subsidiary of Xcel Energy, Inc. Ms. Collawn previously served on the board of directors of Equitrans Midstream Corporation, a publicly traded natural gas midstream company, from April 2020 to April 2023, EVgo Services, LLC, a publicly traded builder, owner and operator of DC fast charging for electric vehicles in the U.S., from July 2021 to March 2022, and CTS Corporation, a publicly traded designer and manufacturer of sensors, actuators and electronic components for various industries, from 2003 to May 2021. Ms. Collawn also previously served as Chairman of the Electric Power Research Institute, an independent, non-profit center for public interest energy and environmental research, including sustainability and carbon reduction matters, and Chairman of the Edison Electric Institute, a national association of investor-owned electric companies. Ms. Collawn received a B.A. from Drake University and an M.B.A. from Harvard Business School.

Skills and Qualifications:

As a senior executive in the power utilities sector for more than 25 years, Ms. Collawn has an in-depth understanding of the complex regulatory structure of the utility industry, as well as substantial operations experience. Along with her executive leadership experience and commercial and operational expertise, Ms. Collawn brings a focus on corporate governance, cybersecurity and environmental and sustainability matters to our Board.

2024 PROXY STATEMENT	17

PROPOSAL 1 – ELECTION OF DIRECTORS

BRIAN E. EDWARDS MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 58 DIRECTOR SINCE: 2022

Mr. Edwards is a member of our Audit Committee and Compensation Committee. Mr. Edwards has served as a Senior Vice President of Caterpillar Inc., a construction equipment manufacturer, since January 2021, with responsibility for the Caterpillar Remanufacturing Division, which offers high-quality, lower-cost replacement parts remanufactured from genuine Caterpillar components. Mr. Edwards joined Caterpillar in 2010 as Vice President of Sales and Marketing at the company’s wholly owned subsidiary, Progress Rail. He continued rising in the leadership ranks at Progress Rail, serving in many roles, including Executive Vice President of rolling stock. Prior to joining Caterpillar, Mr. Edwards spent more than 20 years gaining expertise in manufacturing, engineering and supply chain roles at GE and General Motors. Mr. Edwards holds a bachelor’s degree in Chemical

Engineering from Youngstown State University and a master’s degree in Manufacturing Management from GMI Engineering & Management Institute (now Kettering University). Mr. Edwards completed the Caterpillar “Digging Deep” executive development program through Stanford University. Mr. Edwards is affiliated with United Way, March of Dimes and Big Brothers Big Sisters of America.

Skills and Qualifications:

Mr. Edwards provides a differentiated and meaningful perspective to the Board through his deep knowledge of industrial manufacturing, engineering and supply chain, as well as his decades of leadership within large organizations.

DENISE GRAY MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 61 DIRECTOR SINCE: 2023

Ms. Gray has served as the Chief Executive Officer of DKTN Consulting LLC, a global automotive systems and energy storage advisory firm, since May 2023, and previously served as Director External Affairs and Government Relations, North America for LG Energy Solution Michigan Inc., the North American subsidiary of LG Energy Solution Ltd, a manufacturer of large lithium-ion battery cells and packs for electric vehicles and other energy storage applications, from March 2022 until her retirement in May 2023. Ms. Gray previously served as CEO/President and Board Member of LG Chem Power Inc./LG Chem Michigan Inc./LG Energy Solution Michigan Inc. from September 2015 to March 2022. In that position, her team provided battery solutions for automotive and non-automotive applications. Ms. Gray served on the board of directors for Tenneco from March 2019 to November 2022; has served on the board of directors of Canadian National Railway since April 2021 and the Board on Energy and Environmental Systems since January 2020, and on the Advisory Boards of the Joint Office of Energy and Transportation Electric Vehicle Working Group since August 2023 and the United States

Secretary of Energy since October 2021; and as Member of The National Academy of Engineering since February 2022. Ms. Gray previously held automotive leadership positions with AVL List GmbH in Graz, Austria from 2013 to 2015 and Atieva, Inc. in Redwood City, California from 2010 to 2013. The vast majority of Ms. Gray’s 35+ year professional career was with General Motors from 1986 to 2010, where she spearheaded efforts in vehicle electrical, powertrain system controls, and software, including battery systems. Ms. Gray holds a B.S. in Electrical Engineering from Kettering University and a M.S. in Engineering Management of Technology from Rensselaer Polytechnic Institute.

Skills and Qualifications:

Ms. Gray has extensive experience in the automotive industry, including leadership roles of companies at the forefront of battery technology, bringing insights into energy transition issues and engineering expertise to our Board.

18	CHENIERE

DIRECTOR BIOGRAPHIES

LORRAINE MITCHELMORE MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 61 DIRECTOR SINCE: 2021

Ms. Mitchelmore is a member of our Audit Committee and Governance and Nominating Committee. Ms. Mitchelmore was recently the President and Chief Executive Officer of Enlighten Innovations Inc., a Calgary based clean technology company, from May 2017 to September 2018. Prior to that, she was President and Canada Country Chair of Shell Canada Limited and Executive Vice President, Americas Heavy Oil for Royal Dutch Shell. She has more than 30 years of international oil and gas industry experience. Throughout her career, she has served with increasing responsibility in operational, strategy, and commercial roles. Prior to joining Shell in 2002, she worked with BHP Petroleum, Chevron, and Petro-Canada.

Ms. Mitchelmore has served as a director of the Bank of Montreal, a diversified financial services provider, since May 2015, where she currently serves as Chair of the Human Resources Committee, and Suncor Energy Inc., a premier integrated energy company, since November 2019, where she currently serves as Chair of the Environment, Health, Safety and Sustainable Development Committee. She has also served on the Board of Directors of the Alberta Investment Management Corporation (AIMCo) since January 2022. Ms. Mitchelmore previously served on the Board of Advisers of Catalyst Canada from 2018 to 2023 and the board of directors of TransMountain Corporation from November 2018 to December 2019.

Ms. Mitchelmore was an associate of the Creative Destruction Lab from 2018 to 2023 where she was a mentor to many early-stage energy transition companies. She is co-founder and co-chair of the Smart Prosperity Initiative, an organization focused on harnessing new thinking to accelerate Canada’s transition to a stronger, cleaner economy. From 2017 to 2018, she chaired the Resources of the Future Economic Strategy table for the Canadian federal government. She has been named a fellow of the Canadian Academy of Engineering, awarded the Catalyst Canada Champion Honors Award in 2014, recognizing commitment to Diversity and Inclusion, and was a recipient of Canada’s 2016 Clean16 award for leadership in advancing sustainable development in Canada.

Ms. Mitchelmore holds a BSc in Geophysics from Memorial University of Newfoundland, an MSc in Geophysics from the University of Melbourne, Australia and an MBA from Kingston Business School in London, England.

Skills and Qualifications:

Ms. Mitchelmore has over 30 years of international oil and gas industry experience, as well as significant executive, operational, strategy and commercial experience. Ms. Mitchelmore also brings meaningful experience with energy transition issues and sustainable development to our Board.

SCOTT PEAK DIRECTOR	AGE: 43 DIRECTOR SINCE: 2024

Mr. Peak is a Managing Partner, Co-President, and Head of North America for Brookfield’s Infrastructure Group. In this role, he is responsible for regional oversight and investment strategy leadership and is involved in the screening and evaluation of global investment initiatives. Mr. Peak previously served as Chief Investment Officer for North America for Brookfield’s Infrastructure Group. Prior to joining Brookfield in January 2016, Mr. Peak spent a decade at Macquarie Group Ltd., where he focused on the infrastructure sector. Previously, Mr. Peak worked in the mergers and acquisitions group at Dresdner Kleinwort Wasserstein. Mr. Peak previously served as a director of the Company from April 2022 to April 2023 and the general partner of Cheniere Partners from September 2020 to April 2022 and April 2023 to April 2024. Mr. Peak holds a Master of Finance with distinction from INSEAD and a B.A. in Economics from Bates College.

Skills and Qualifications:

Mr. Peak brings energy infrastructure industry expertise and a unique financial perspective to our Board based on his extensive investment experience with Brookfield Infrastructure. Mr. Peak’s appointment to the Board of Cheniere was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in connection with CQP Holdco’s purchase of Class B units in Cheniere Partners.

2024 PROXY STATEMENT	19

PROPOSAL 1 – ELECTION OF DIRECTORS

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 72 DIRECTOR SINCE: 2014

Donald F. Robillard, Jr. is the Chairman of our Audit Committee and a member of our Governance and Nominating Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement on January 31, 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of Hunt. He is currently President of Robillard

Consulting, LLC, an oil and gas advisory firm. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the National Association of Corporate Directors (NACD Directorship Certified), Financial Executives International and an advisory board member of the Institute for Excellence in Corporate Governance at the Naveen Jindal School of Management at the University of Texas at Dallas. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

NEAL A. SHEAR CHAIRMAN OF COMPENSATION COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 69 DIRECTOR SINCE: 2014

Neal A. Shear is the Chairman of our Compensation Committee and a member of our Governance and Nominating Committee. Since June 2017, Mr. Shear has served as Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP, an alternative asset management firm. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund from January 2012 until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. Mr. Shear has served as a director and limited partner of ESG Energy Holdings LLC, a company formed to buy refining and other assets for the purpose of improving their environmental footprint in the production of energy-related products, since February 2022; as an Advisor to WasteFuel, a waste to fuels company that converts municipal waste into biofuel, since March 2022; as a director of Galileo Technologies S.A., a global provider of modular technologies for compressed natural gas and LNG production and transportation, since February 2017; and as a director of Narl Refining Inc., the refining arm of North Atlantic Holdings St John’s Newfoundland, since November 2014. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments

20	CHENIERE

GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

The following table shows our current directors and director nominees’ fiscal year 2023 membership and chairpersons of our Board committees, Board and committee meetings held and attendance as a percentage of meetings eligible to attend. The current Chair of the Board and each committee is indicated in the table.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	COLLAWN	EDWARDS	GRAY	MITCHELMORE	PEAK	ROBILLARD	SHEAR

Board	11	100% Chair	100%	91%	100%	100%	100%	100%	100%	91%

Audit Committee	8	—	—	87.5%	100%	100%	100%	—	100% Chair	—

Governance and Nominating Committee	6	100% Chair	—	—	—	—	100%	—	100%	100%

Compensation Committee	5	—	—	100%	100%	100%	—	—	—	100% Chair

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the New York Stock Exchange (“NYSE”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE independence standards state that the following list of persons will not be considered independent:

•	a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and not including compensation paid to an immediate family member who is a non-executive employee of the Company or compensation received for former service as an interim executive officer;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company or any parent or subsidiary of the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s or any parent’s or subsidiary’s executive officers serve on the compensation committee of such other entity; or

2024 PROXY STATEMENT	21

GOVERNANCE INFORMATION

•

a director who is a current partner or employee of the Company’s or any parent’s or subsidiary’s internal or external auditor, who has an immediate family member who is a current partner of such internal or external auditor, who has an immediate family member who is a current employee of such outside auditor and works on the Company’s or any parent’s or subsidiary’s audit, or who was a partner or employee, or has an immediate family member who was a partner or employee, of such internal or external auditor and worked on the Company’s or any parent’s or subsidiary’s audit at any time during any of the past three years.

As of January 2024, the Board determined that director nominees Messrs. Botta, Edwards, Robillard, and Shear and Mses. Collawn, Gray and Mitchelmore are independent, and that none of them has a relationship that may interfere with the exercise of his or her independent judgment. In addition, the Board previously determined that Ms. Vicky Bailey, who served as a director for a portion of 2023, was independent.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Fusco serves as President and CEO of the Company.

The Company has in place strong governance mechanisms to ensure the continued accountability of the CEO to the Board and to provide strong independent leadership, including the following:

•

the Non-Executive Chairman of the Board provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are chaired by and comprised solely of non-employee directors who meet the independence requirements under the NYSE listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed an independent Non-Executive Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter. These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the CEO and the Corporate Secretary to prepare the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

22	CHENIERE

SHAREHOLDER OUTREACH—GOVERNANCE

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO;

•	at the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations, ESG and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to mitigate such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors the effectiveness of the Company’s internal control over financial reporting, legal and regulatory compliance and cybersecurity risk management and confers with our independent registered public accounting firm on the results of its processes to assess risk in the context of its audit engagement. The Governance and Nominating Committee reviews with management the current and emerging environmental, sustainability and social responsibility issues impacting the Company. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements, including assessments of the relationship among the Company’s risk management policies and practices, corporate strategy and compensation policies and practices. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 31 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings. For more information on cybersecurity risk oversight, please see Item 1C. “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

SHAREHOLDER OUTREACH—GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2023 Annual Meeting, members of our Board and senior management led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings, with governance topics being a priority in these engagements.

Following our 2023 Annual Meeting, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider any and all shareholder input with respect to our governance framework. Key outcomes and developments since the 2023 Annual Meeting include:

•

In response to shareholder feedback and as part of our ongoing efforts to enhance our external reporting for shareholders, we are committed to further enhancing our disclosures around our climate and sustainability initiatives.

•	As part of our ongoing commitment to the refreshment of our Board, Denise Gray was elected to the Board, following the departure of Vicky Bailey who had served as a member of the Board since 2006.

The Board believes that its current system of corporate governance oversight enables the directors to prioritize the long-term interests of the Company and our shareholders and be prudent stewards of shareholder capital. In addition, the Board is responsive to evolution in the general corporate governance environment.

2024 PROXY STATEMENT	23

GOVERNANCE INFORMATION

Key Themes from Our Shareholder Outreach

Our shareholders have varying methodologies and analytical processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders in 2023, which included:

•

Further enhancement of disclosure regarding the Company’s achievements in and prioritization of initiatives related to Environmental, Social, and Governance issues. Since our 2023 Annual Meeting, we have announced several significant milestones and achievements related to ESG, specifically with respect to our initiatives on climate, sustainability and social issues within our communities, as well as governance. Shareholders have provided positive feedback on these efforts, particularly Cheniere’s leadership on data-driven environmental transparency, integrating sustainability throughout the business, and the comprehensive scope and level of disclosure detail in The Power of Connection, our fourth corporate responsibility report. Addressing ESG-related issues and opportunities in a transparent, data-driven manner with our shareholders is a key focus of the Company’s executive management, with oversight from the Governance and Nominating Committee of the Board, and we have made significant progress with respect to understanding these issues and opportunities. In addition to our standalone corporate responsibility report, we have enhanced disclosure regarding ESG and the Company’s progress across key related areas below in “Corporate Responsibility.” We will continue to prioritize these important issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Our shareholders have expressed a desire that our Board continue to actively monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board recognizes the importance of evolving governance best practices, is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see page 45 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

CORPORATE RESPONSIBILITY

Cheniere’s vision is to provide clean, secure, and affordable energy to the world. This vision underpins our commitment to respond to the world’s shared energy challenges—expanding the global supply of reliable and affordable energy, improving air quality, reducing emissions, and supporting the transition to a lower-carbon future. Cheniere’s approach to corporate responsibility is guided by our Climate & Sustainability Principles: Transparency, Science, Supply Chain, and Operational Excellence.

In 2023, we published The Power of Connection, our fourth Corporate Responsibility report, which outlines Cheniere’s commitment to sustainability and our performance on key ESG metrics. The report sets forth our progress towards aligning with multiple relevant reporting frameworks, including the Task Force on Climate-Related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), as well as IPIECA, an ESG-focused oil and gas industry association.

ESG Governance

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing our climate and sustainability policies, strategies, and actions. Executive-level managers oversee our major ESG focus areas, including climate, environment, human capital, safety, community and governance. Executive management provides regular updates on these topics to the Board.

In 2023, the Board received quarterly updates from management on climate and sustainability, including a session focused on climate risks, opportunities, and strategies. Further demonstrating our commitment to integrating ESG into our overall corporate strategy, our 2023 annual performance scorecard included an ESG metric of 30% of the total 2023 scorecard value for all Cheniere employees.

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. A central part of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies remaining economically and climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We are working to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

24	CHENIERE

CORPORATE RESPONSIBILITY

Industry Leadership: Science and Transparency

Cheniere is taking action to better understand climate risk, working with experts from world-renowned institutions to help shape our climate programs and strategies to maximize the climate benefits of our LNG for our global customers, and to further reinforce the resilience and competitiveness of our business over the long-term. Examples include:

•

Life Cycle Assessment (“LCA”): We developed a life cycle assessment model as the foundational analytical tool for our climate strategy and continue to update the LCA to better understand our GHG emissions profile across the entire value chain. We sponsored the publication of a first-of-its-kind supplier-specific life cycle assessment in a peer-reviewed scientific journal (co-authored by scholars from the University of Texas at Austin, Queen Mary University of London, and Duke University). In 2023, we launched our LCA supplier portal web application, which is designed to streamline our supply chain data collection and support more robust and frequent LCA modeling.

•

Quantification, Monitoring, Reporting & Verification (“QMRV”) Research and Development (“R&D”): In October 2023, the field measurement campaign for our liquefaction QMRV R&D project was completed. In December 2023, we completed our previously announced collaboration with multiple natural gas midstream companies, methane detection technology providers and leading academic institutions to implement QMRV of GHG emissions at natural gas gathering, processing, transmission, and storage systems specific to Cheniere’s supply chain, in order to improve the overall understanding of GHG emissions and further deployment of advanced monitoring technologies and protocols. As a result of the study, we published a paper, Informing Methane Emissions Inventories Using Facility Aerial Measurements at Midstream Natural Gas Facilities, which discusses the analysis and findings of the midstream QMRV study, highlighting the variability across estimated and measured greenhouse gas emissions data. The completion of these projects concluded our multi-year, multi-sector QMRV R&D project series across our supply chain, the learnings of which will inform our emission measurement strategy going forward.

•

The Energy Emissions Modeling and Data Lab (“EEMDL”): In January 2023, we co-founded and sponsored the EEMDL, a multidisciplinary research and education initiative led by the University of Texas at Austin in collaboration with Colorado State University and the Colorado School of Mines. EEMDL’s goal is to address the growing need for accurate, timely and clear accounting of greenhouse gas emissions across the global oil and natural gas supply chains, which will help public and private institutions develop climate strategies and actions informed by accurate, verified data, identifying opportunities for emissions reductions.

•

Cargo Emission Tags (“CE Tags”): In 2023, we continued providing customers with CE Tags showing the estimated GHG emissions profile associated with each cargo we deliver. These tags are generated from our LCA and provide customers with transparent data about GHG emissions across the LNG value chain.

•

Oil and Gas Methane Partnership (“OGMP 2.0”): In 2023, we reported our methane emissions to the OGMP 2.0, the United Nations Environment Programme’s flagship oil and gas methane emissions reporting and mitigation initiative. OGMP 2.0 is intended to be the global framework for transparent reporting of methane emissions from the oil and gas sector.

These efforts are helping us build a data-driven approach that leverages our unique position within the LNG supply chain to collaborate with our suppliers, scientific experts, and customers to improve the climate competitiveness of our LNG and strengthen the resilience of our business over the long-term. We believe it is critical to develop future climate goals and strategies—including the setting of any emissions reduction targets—based on an accurate and holistic assessment of the emissions profile of our LNG business, accounting for all steps in the supply chain.

Addressing Climate Risk

We have built our strategy to respond to climate-related risks and opportunities, support the long-term resilience of our business and address the world’s shared energy challenges. We integrate climate-related risks and opportunities into our business strategy and financial planning.

In April 2021, we published a Climate Scenario Analysis: Transitional Risk report, which analyzed the long-term resilience of Cheniere’s business under multiple long-term climate scenarios, including a trajectory consistent with the goals of the Paris Agreement to limit global warming to well below 2°C compared to pre-industrial levels. The report was informed by the recommendations of the TCFD. Under all scenarios evaluated and subject to the assumptions contained therein, the report concluded that Cheniere is positioned to help meet growing demand for LNG through 2040. The analysis validates our belief in the long-term resiliency of our business, even under a well-below-2°C pathway and a major transformation of the global energy system.

We also consider physical risks such as hurricanes, flood and other extreme weather events. We design our facilities to withstand a variety of extreme weather conditions, and we implement appropriate risk mitigation and management measures.

2024 PROXY STATEMENT	25

GOVERNANCE INFORMATION

Human Capital Management

Our people are one of our greatest assets and a driving force of our business. We strive to provide a best-in-class workplace that fosters productivity and inclusivity, and empowers all employees to do their best work. We invest in core human capital priorities—attracting, engaging and developing diverse talent, and building an inclusive and equitable workplace—because our employees enable our current and future success and ability to generate long-term value. Our strength comes in part from the collective expertise of our diverse workforce and through our core values of teamwork, respect, accountability, integrity, nimble and safety (“TRAINS”).

Our employees help drive our success, build our reputation, establish our legacy and deliver on our commitments to our customers. We aim to retain the best talent and keep our employees engaged through fulfilling career opportunities, training and development resources, and a competitive compensation program. Highlights include:

•	Competitive compensation and benefits package and offerings to support wellness and mental health

•	Development and training opportunities for all employees, including access to over 130 online learning courses and funding for employees’ external professional certifications and continuing education

•	Annual performance reviews and regular talent reviews to target development strategies and manage succession plans

Our Chief Human Resources Officer oversees human capital management, which includes our approach to talent attraction and retention, rewards and remuneration, employee relations, employee engagement and training and development, and communicates progress on the program to our Board quarterly.

Diversity, Equity and Inclusion

We are committed to supporting a diverse and inclusive culture where all employees can thrive and feel welcomed and valued. To create this environment, we are committed to equal employment opportunity and to compliance with all federal, state and local laws that prohibit workplace discrimination, harassment and unlawful retaliation. Our Code of Business Conduct and Ethics, our TRAINS values and both our discrimination and harassment and equal employment opportunity policies demonstrate our commitment to building an inclusive workplace, regardless of race, beliefs, nationality, gender and sexual orientation or any other status protected by law or our policies. We are committed to providing fair and equitable employee programs including compensation and benefits. We provide executives and senior management with DEI training and Unconscious Bias training to all employees. In addition, we continue to promote our “Values in Action” philosophy, which supports employees in identifying and implementing actions and behaviors that align with our TRAINS values.

Our recent progress and highlights include:

•	Maintained female representation on the Board at 33%, electing Denise Gray as a Board member in 2023 following the departure of Vicky Bailey, who had served as a member of the Board since 2006

•	Employed 39 students through our 2023 summer internship program: approximately 51% of interns identified as female and approximately 67% identified as racially/ethnically diverse

•	Met our target to invest $1 million in DEI-focused community programs that serve traditionally underrepresented populations

•

Through our HBCU scholarship program, Cheniere has provided nearly 50 scholarships to students of Howard University, Prairie View A&M University, Southern University and A&M College – Baton Rouge, and Texas Southern University

•	Hired a dedicated external DEI consultant to advise and advance our DEI strategy

•	Introduced a supplier diversity program with objectives and focus areas

Through our strategic recruitment efforts, we attract a variety of candidates with a diversity of backgrounds, skills, experience, and expertise. Since 2019, we have had a 28.4% increase in racially or ethnically diverse employees and a 42% increase in racially or ethnically diverse management, and the percentage of female employees has remained steady at 26%. In 2023, we contributed over $1 million to DEI community efforts, of which approximately $250,000 was used to fund scholarship programs for students attending HBCUs in our communities. In addition, scholarship recipients are provided the opportunity to network with employees and apply for summer internships. We also committed to other scholarships and community efforts furthering our commitment to DEI.

We encourage our employees to leverage their unique backgrounds through involvement in various employee resource groups and employee networks. Groups such as Women Inspiring Leadership Success (WILS), Emerging Professional Network (EPN), Cultural Champions Teams, and Military and Veterans Network (MNV), our newest employee resource group focused on military and veterans, help build a culture of inclusion.

26	CHENIERE

CORPORATE RESPONSIBILITY

Our Chief Compliance and Ethics Officer oversees the DEI program and communicates progress on the program to our Board quarterly.

Health and Safety

Safety is a core value at Cheniere, and we are committed to a safety-first culture in all aspects of our business. Our Cheniere Integrated Management System (CIMS) coordinates the management of all our core operational functions to enable excellence in safety, health, and environmental performance, as well as operational reliability. We also facilitate this commitment through the following:

•	Commitment to a robust safety culture, including asset location and office Safety Committees chaired by employees

•	Safety compliance requirements to pre-qualify, monitor and evaluate suppliers

•	Robust training program to ensure compliance with Cheniere-specific and regulatory safety requirements

•	Governance and assurance programs to assess effectiveness of health and safety programs and drive continuous improvement

•	Processes to document incidents and share lessons learned across the Company

•	Safety target included in the compensation scorecard which is tied to the annual incentive program for all employees

Community Engagement and Development

We believe building strong relationships and supporting the communities in which we live and work contributes to our success. We focus on driving community development through local skills training opportunities, job creation and targeted community investment. This helps support the long-term growth of our local communities and builds critical relationships that help to facilitate our business success. We implement a comprehensive approach to community engagement to build respectful, collaborative relationships and respond proactively to our communities’ needs and concerns. Our vice president of state and local government and community affairs provides executive oversight and leadership on our stakeholder engagement, community investments, corporate giving and volunteer efforts. This team provides regular updates to the CEO and members of senior management, as well as to the Board at least annually.

We partner with our communities throughout a project’s lifecycle, beginning at the early stages of planning. In addition to supporting a local workforce and supplier base, Cheniere supports economic development in our communities through strategic community investments, corporate giving and volunteering. During a project’s planning phase, we assess community-focused environmental and social impacts of our operations, including impacts to minority and economically disadvantaged populations and other relevant environmental considerations. Along with implementing a targeted stakeholder engagement plan, we log and track community feedback to help ensure we address concerns in a timely and transparent manner.

Oversight and initiatives include:

•

Updated formal stakeholder engagement plans for LNG terminals and connected pipelines to include additional environmental justice considerations and expanded outreach methods for continued meaningful engagement with our communities

•

The Cheniere Foundation, Employee Giving Fund and direct company contributions, including $100,000 to restore an oyster reef and a protect coastal salt marsh on Rabbit Island in southwest Louisiana, and nearly $200,000 in contributions to support the needs of local first responders in multiple communities near our Corpus Christi facility

•	Robust stakeholder engagement plans whereby our site leadership engages with their community stakeholders on a regular basis

•	Annual social investments that support environmental stewardship, including projects dedicated to marine habitats, coastal restoration, and air quality

•	Expanded our portfolio of mentorship, apprenticeship, and educational programs to help create jobs and provide local residents with skills to enter the workforce

Global community direct giving $5.6 million	Provided over 13,000 volunteer hours	Invested in organizations promoting diversity, equity and inclusion in our local communities $1 million

2024 PROXY STATEMENT	27

GOVERNANCE INFORMATION

Political Engagement

We are committed to high ethical standards, as codified in Cheniere’s Code of Business Conduct and Ethics. We expect employees to uphold the highest standards of ethical behavior and conduct all political advocacy activities in compliance with applicable state and federal laws as well as our policies. We comply with regulatory standards associated with registration and reporting of our lobbying activities, which are limited to the U.S. only.

•	Our lobbying activity is publicly available in the Federal Lobbying Database, as well as in the Texas and Louisiana state databases

•	Cheniere’s memberships in 501(c)(4) and 501(c)(6) organizations can be found at www.cheniere.com/about/resources/memberships-trade-associations

Human Rights and Labor Standards

We respect the human rights of all people, including our personnel and individuals based in the communities in which we operate. In addition, we strive to work with suppliers and contractors who embrace and commit to similar values:

•

Our Supplier Code of Conduct affirms that we respect human rights worldwide and that we strive to work with suppliers who engage in efforts to promote similar human rights-related standards, including those related to fair wages, anti-discrimination, and other ethical labor practices.

•	We expect our suppliers to review, understand and agree to abide by our Supplier Code of Conduct to ensure compliance with our standards.

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating, and Compensation Committees. Members of the Audit, Governance and Nominating, and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2023, our Board held eleven meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served, during the period for which each director served. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2023 Annual Meeting, all of the 9 members of the Board then serving were present.

Committee Membership as of April  , 2024:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	G. Andrea Botta*	Neal A. Shear*

Patricia K. Collawn	Lorraine Mitchelmore	Patricia K. Collawn

Brian E. Edwards	Donald F. Robillard, Jr.	Brian E. Edwards

Denise Gray	Neal A. Shear	Denise Gray

Lorraine Mitchelmore

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC, and the Board determined that each of Ms. Collawn and Mr. Robillard is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings during the fiscal year ended December 31, 2023.

28	CHENIERE

GOVERNANCE AND NOMINATING COMMITTEE

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, VP-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Governance and Nominating Committee held six meetings during the fiscal year ended December 31, 2023.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•

review at least annually the Company’s policies and practices relating to corporate governance, including, without limitation, the Corporate Governance Guidelines and the Director Nomination Policy and Procedures and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval;

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE;

•	along with the independent directors of the Board, oversee the search for and evaluation of potential successors to the CEO (both planned and emergency);

•

in consultation with the Non-Executive Chairman of the Board, review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures;

•

in consultation with the Non-Executive Chairman of the Board, recommend that the Board select and approve such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•

recommend to the Board action to be taken with respect to (i) any offer of resignation from a director who did not receive a majority of votes cast at his or her election, or (ii) any waiver from the director retirement policy;

•

in consultation with the Non-Executive Chairman of the Board, identify, at least annually, qualified members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

2024 PROXY STATEMENT	29

GOVERNANCE INFORMATION

•

review, at least annually, non-employee director compensation for service on the Board and Board committees, including Non-Executive Chairman compensation and committee chairmen compensation, and recommend any changes to the Board;

•	review stock ownership guidelines for the directors and executive officers and monitor compliance with such guidelines;

•	oversee orientation and continuing education programs for directors;

•	review emerging corporate governance issues and practices;

•	review with management and provide oversight of the current and emerging environmental, sustainability and social responsibility issues impacting the Company;

•	review, at least annually, the Company’s climate change and sustainability policies and strategies; and

•	review with management and provide oversight of the Company’s strategies, activities and initiatives related to diversity, equity and inclusion.

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Compensation Committee held five meetings during the fiscal year ended December 31, 2023.

The Compensation Committee has a written charter, which is available on our website at www.cheniere.com. The Compensation Committee is appointed by the Board to review and approve the compensation policies, practices and plans of the Company. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and approve annually corporate goals and objectives relevant to CEO compensation, evaluate at least annually the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other directors who meet the independence requirements of the NYSE (as directed by the Board), determine and approve the CEO’s compensation, including salary, bonus and equity compensation, based on this evaluation;

•

review and recommend to the Board for approval on an annual basis the compensation of the other executive officers of the Company, including salary, bonus and equity compensation, based on the Compensation Committee’s evaluations;

•	review and approve corporate goals and objectives, after consultation with the Board and management, for the other executive officers for the defined performance period;

•	review and determine whether established goals and objectives of any performance-based compensation for the other executive officers have been met for the completed performance period;

•	report to the Board on the performance of the other executive officers in light of the established corporate goals and objectives for the performance period;

•

in determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider such criteria as the Compensation Committee deems appropriate, including the Company’s performance and relative shareholder return, the value of similar incentive awards granted to CEOs at peer group companies, and the long-term incentive awards granted to the CEO in past years;

•	assess the ongoing competitiveness of the total executive compensation packages of the CEO and other executive officers from time to time, at the Compensation Committee’s discretion;

•	review and approve budgets and guidelines for performance-based compensation;

30	CHENIERE

REVIEW OF COMPENSATION RISK

•	review existing cash-based plans applicable to executive officers and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based compensation plans applicable to executive officers and equity-based compensation plans and all material modifications to such existing compensation plans, provided that any other modifications to existing compensation plans and any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend to the Board that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	review and recommend to the Board for approval proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•	review the results of the most recent say-on-pay vote and consider whether to recommend adjustments to the executive compensation policies as a result;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee, a committee of the Board or, subject to Delaware General Corporation Law, officers of the Company, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	conduct and review an annual Committee performance evaluation;

•	review and assess the adequacy of the Compensation Committee charter annually and recommend any proposed changes to the Board for approval;

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation, evaluate executive compensation policies and practices that may mitigate any such risk, and determine whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company; and

•	implement the policy with respect to the recovery or clawback of excess incentive-based compensation pursuant to Rule 10D-1 under the Securities Exchange Act of 1934, as amended.

REVIEW OF COMPENSATION RISK

The Compensation Committee considered the risks associated with our compensation policies and practices in 2023. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•

A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•

A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

2024 PROXY STATEMENT	31

GOVERNANCE INFORMATION

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•

We do not maintain excessively leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•

The Company’s Policy on Insider Trading and Compliance prohibits executive officers, directors and employees from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, as part of our onboarding process, new directors participate in a director orientation program that introduces them to the Company, which includes a review of background materials and meetings with management. This orientation enables new directors to become familiar with our business and strategic plans, significant financial matters, core values, including our Code of Business Conduct and Ethics, compliance programs and corporate governance practices, and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.

Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day operations. Directors also participate in the National Association of Corporate Directors (NACD), of which the Company is a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Ms. Collawn and Messrs. Edwards and Shear from January 1, 2023 through May 11, 2023; and from May 11, 2023 through the end of 2023, consisted of Mmes. Collawn and Gray and Messrs. Edwards and Shear. No member of the Compensation Committee was an employee or officer of the Company in 2023. During 2023, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2023, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.

32	CHENIERE

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.

Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of our independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to ensure they are aligned with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group” below. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

The Board did not increase annual director compensation in 2023. Mr. Fusco did not receive any compensation for his service as a director. Directors may elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $100,000 in cash and $195,000 in restricted stock. Additional compensation is paid for Board leadership positions, to recognize the additional time required to perform the responsibilities associated with these positions. These additional fees are as follows, which may be received either (i) 100% in restricted stock or (ii) 50% in cash and 50% in restricted stock: $30,000 for the Chair of the Audit Committee; $20,000 for the Chair of the Compensation Committee; $10,000 for the Chair of the Governance and Nominating Committee; and $185,000 for the Non-Executive Chairman. Cash payments are made quarterly. The directors’ restricted stock equity retainer of $195,000 and 50% of all Chair fees awarded in 2023 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their $100,000 non-equity retainer and 50% cash portion of their committee chair fees (collectively, the “remaining compensation”) in restricted stock in lieu of cash, such restricted stock vests quarterly. Should a director resign, their remaining pro-rated compensation is paid in cash upon such resignation as if a 100% cash election had been made for their remaining compensation. Notwithstanding the foregoing, if a director resigns (i) upon the request of the Board, including as a result of Board refreshment or retirement initiatives, or (ii) in the case of a director designated to serve on the Board on behalf of a Company shareholder, upon the removal or replacement by, or upon the request of, such shareholder, and in each case where the director has not engaged in action that would result in removal for Cause (as defined in the director’s grant agreement), such director would receive a pro-rata amount of the restricted stock portion of their annual compensation based on the number of days of service relative to the applicable vesting period. Additionally, pursuant to a Director Deferred Compensation Plan approved in February 2022, non-employee directors may elect to defer receipt of 100% of their annual equity-based director compensation in a given director year (from annual meeting to annual meeting) into the form of deferred stock units (“DSUs”), which follow the same vesting schedule as the restricted stock the director would have otherwise received.

The Governance and Nominating Committee continues to evaluate our total director compensation package to ensure competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

2024 PROXY STATEMENT	33

GOVERNANCE INFORMATION

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2023 is set forth in the following table:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2023

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Vicky A. Bailey(2)	$50,000	$—	—	—	—	—	$50,000

G. Andrea Botta(3)	$197,500	$292,530	—	—	—	—	$490,030

Patricia K. Collawn(4)	$—	$295,176	—	—	—	—	$295,176

Brian E. Edwards(5)	$100,000	$195,069	—	—	—	—	$295,069

Denise Gray(6)	$—	$295,176	—	—	—	—	$295,176

Lorraine Mitchelmore(7)	$—	$295,176	—	—	—	—	$295,176

Scott Peak(8)	$—	$—	—	—	—	—	$—

Donald A. Robillard, Jr.(9)	$—	$325,164	—	—	—	—	$325,164

Matthew Runkle(10)	$—	$—	—	—	—	—	$—

Neal A. Shear(11)	$—	$315,168	—	—	—	—	$315,168

(1)

For Mses. Collawn, Gray and Mitchelmore and Messrs. Botta, Edwards, Robillard and Shear, the amounts in this column reflect the grant date fair values (at $147.00 per share on May 11, 2023) of awards granted on May 11, 2023.

(2)	Ms. Bailey did not stand for re-election at the 2023 Annual Meeting. As of December 31, 2023, she had no shares of restricted stock or deferred stock units outstanding.

(3)

Mr. Botta was granted 1,990 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $292,530. Mr. Botta receives $185,000 for his service as Non-Executive Chairman of the Board of Directors and $10,000 for his service as Chairman of the Governance and Nominating Committee. As of December 31, 2023, he had outstanding 0 shares of restricted stock and 1,990 deferred stock units.

(4)

Ms. Collawn was granted 2,008 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $295,176. As of December 31, 2023, she had outstanding 0 shares of restricted stock and 1,667 deferred stock units.

(5)

Mr. Edwards was granted 1,327 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $195,069. As of December 31, 2023, he had outstanding 1,327 shares of restricted stock and 0 deferred stock units.

(6)

Ms. Gray was granted 2,008 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $295,176. As of December 31, 2023, she had outstanding 0 shares of restricted stock and 1,667 deferred stock units.

(7)

Ms. Mitchelmore was granted 2,008 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $295,176. As of December 31, 2023, she had outstanding 1,667 shares of restricted stock and 0 deferred stock units.

(8)

Pursuant to arrangements between Mr. Peak and Brookfield, Mr. Peak did not receive compensation for his service on the Board. As of December 31, 2023, he had no shares of restricted stock or deferred stock units outstanding.

(9)

Mr. Robillard was granted 2,212 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $325,164. Mr. Robillard receives $30,000 for his service as Chairman of the Audit Committee, paid in the form of restricted stock. As of December 31, 2023, he had outstanding 1,821 shares of restricted stock and 0 deferred stock units.

(10)

On April 2, 2024, Mr. Runkle resigned from the Board. Pursuant to arrangements between Mr. Runkle and Blackstone, Mr. Runkle did not receive compensation for his service on the Board. As of December 31, 2023, he had no shares of restricted stock or deferred stock units outstanding.

(11)

Mr. Shear was granted 2,144 shares of restricted stock or deferred stock units on May 11, 2023, with a grant date fair value of $315,168. Mr. Shear receives $20,000 for his service as Chairman of the Compensation Committee, paid in the form of restricted stock. As of December 31, 2022, he had outstanding 1,769 shares of restricted stock and 0 deferred stock units.

Directors are also reimbursed for their expenses incurred by attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Occasionally, a spouse or other guest may accompany directors on charter flights when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2023 Director Compensation table.

34	CHENIERE

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934 and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION

Jack A. Fusco	61	Director, President and Chief Executive Officer

Zach Davis	39	Executive Vice President and Chief Financial Officer

Anatol Feygin	55	Executive Vice President and Chief Commercial Officer

Corey Grindal	53	Executive Vice President and Chief Operating Officer

Sean N. Markowitz	50	Executive Vice President, Chief Legal Officer and Corporate Secretary

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Zach Davis

Executive Vice President and Chief Financial Officer

Mr. Davis has served as Executive Vice President and Chief Financial Officer since February 2022, and previously served as Senior Vice President and Chief Financial Officer from August 2020 to February 2022. Mr. Davis also serves as a director and Executive Vice President and Chief Financial Officer of Cheniere Partners GP, and as a director of the Cheniere Foundation. Institutional Investor recognized Mr. Davis as the All-America Executive Team Best CFO in Energy – Natural Gas & Master Limited Partnership Sector for 2023 and 2024 by the buy-side and sell-side investor community. Mr. Davis joined Cheniere in November 2013. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 17 years of finance experience, primarily in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin previously served on the board of directors of Diamond Offshore Drilling, Inc., an offshore drilling provider, from May 2019 to April 2021. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Corey Grindal

Executive Vice President and Chief Operating Officer

Mr. Grindal has served as Executive Vice President and Chief Operating Officer since January 2023, and previously served as Executive Vice President, Worldwide Trading from September 2020 to January 2023. Mr. Grindal has also served as a director and Executive Vice President and Chief Operating Officer of Cheniere Partners GP since September 2022 and January 2023, respectively. Mr. Grindal previously served as Senior Vice President, Gas Supply from September 2016 to September 2020, after joining Cheniere in June of 2013 as Vice President of Supply. Mr. Grindal was brought in to develop the required infrastructure needed for firm and reliable deliveries to Cheniere’s LNG terminals, establish the required relationships with the United States’ producer community, and

2024 PROXY STATEMENT	35

MANAGEMENT

set up the needed systems, processes, and personnel for Cheniere to be the premiere United States LNG exporter. Mr. Grindal has over 30 years of experience in pipeline construction and operations, project management, and natural gas and power trading. Prior to joining Cheniere, Mr. Grindal was with Deutsche Bank and was responsible for physical and financial trading. Prior to Deutsche Bank, Mr. Grindal held positions with Louis Dreyfus and the Tenneco/ El Paso companies. Mr. Grindal holds a B.S. degree in Mechanical Engineering with Honors from the University of Texas at Austin.

Sean N. Markowitz

Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2020, and previously served as General Counsel and Corporate Secretary from September 2016 to February 2020. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Assistant Secretary of Cheniere Partners GP since February 2023, previously serving as Executive Vice President, Chief Legal Officer and Corporate Secretary from May 2020 to February 2023 and as General Counsel and Corporate Secretary from December 2016 and December 2015, respectively, to May 2020. Mr. Markowitz also previously served as General Counsel and Corporate Secretary of Cheniere Holdings from November 2016 and December 2015, respectively, to September 2018. Mr. Markowitz was named as a Top 20 In-House Legal Leader by the Financial Times in 2023. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification. Our Restated Certificate of Incorporation, as amended, also provides for the exculpation of directors and officers to the fullest extent permissible under Delaware law.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, selling shareholder, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company, unless the court in which such action is brought permits indemnification in accordance with the DGCL. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

36	CHENIERE

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2023. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2020 Incentive Plan (the “Plan”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))

Equity compensation plans approved by security holders	3,506,751	(1)	—	3,630,119	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	3,506,751		—	3,630,119

(1)

The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) and Performance Stock Unit awards (“PSUs”) based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 50 of this Proxy Statement. The following awards have been granted under the Plan and remain outstanding as of December 31, 2023: 1,846,244 shares underlying RSUs, 1,643,463 shares underlying PSUs based on the maximum award level, and 17,044 shares of restricted stock and deferred stock units.

(2)

In May 2020, the Company established the Plan. The Plan is a broad-based incentive plan which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock, restricted stock units and performance awards and other stock-based awards to employees, consultants and non-employee directors. The term of any award under the Plan may not exceed a period of ten years.

Vesting of restricted stock under the Plan depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a two-year period or three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

RSUs under the Plan generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

PSUs under the Plan cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

2024 PROXY STATEMENT	37

SECURITY OWNERSHIP

As of April 1, 2024, there were 230,654,868 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table,” and all of our current directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of April 1, 2024 by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of April 1, 2024, the current directors and executive officers of the Company beneficially owned an aggregate of 1,430,782 shares of common stock (less than 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of April 1, 2024 by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of April 1, 2024, there were 484,040,623 common units and 9,878,047 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jack A. Fusco	724,062	(1)	*	—	—

G. Andrea Botta	41,072	(2)	*	—	—

Patricia K. Collawn	7,181	(2)	*	—	—

Brian E. Edwards	2,034		*	—	—

Denise Gray	2,008	(2)	*	—	—

Lorraine Mitchelmore	5,398		*	—	—

Scott Peak	0	(3)	*	—	—

Donald F. Robillard, Jr.	46,524		*	—	—

Neal A. Shear	30,689		*	—	—

Zach Davis	102,596	(4)	*	—	—

Anatol Feygin	212,481	(5)	*	—	—

Corey Grindal	143,666	(6)	*	—	—

Sean N. Markowitz	79,209	(7)	*	—	—

All current directors and executive officers as a group (13 persons)	1,430,782		*	—	—

*	Less than 1%

(1)	Does not include 106,371 unvested RSUs awarded to Mr. Fusco.

(2)

Includes deferred stock units which are distributable within 60 days following such director’s retirement or resignation based upon his or her payout elections under the Director Deferred Compensation Plan. For additional information regarding such holdings, refer to the “Director Compensation” table on page 34.

(3)	Mr. Peak is an employee of Brookfield Infrastructure and does not receive compensation or grants of restricted stock for his service on the Board.

(4)	Does not include 34,847 unvested RSUs awarded to Mr. Davis.

(5)	Does not include 23,907 unvested RSUs awarded to Mr. Feygin.

(6)	Does not include 35,570 unvested RSUs awarded to Mr. Grindal.

(7)	Does not include 24,023 unvested RSUs awarded to Mr. Markowitz.

38	CHENIERE

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of shares of common stock of the Company as of April 1, 2024.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,529,128	(1)	9.77%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,603,683	(2)	9.37%

(1)

Information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has shared voting power over 302,904 shares of common stock, sole dispositive power over 21,879,535 shares of common stock and shared dispositive power over 649,593 shares of common stock.

(2)

Information is based solely on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 19,845,741 shares of common stock and sole dispositive power over 21,603,683 shares of common stock.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

2024 PROXY STATEMENT	39

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2023 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	ZACH DAVIS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	COREY GRINDAL EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER	SEAN N. MARKOWITZ EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

This CD&A is organized as follows:

1	Executive Summary	PAGE 40

2	Executive Compensation Philosophy & Objectives	PAGE 45

3	Components of Our Executive Compensation Program	PAGE 46

4	Executive Compensation Process	PAGE 56

5	Other Considerations	PAGE 59

6	Compensation Committee Report	PAGE 60

7	Compensation Tables	PAGE 61

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, and the leading producer and exporter of LNG in the United States. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. Our primary business strategy is to be a full-service LNG provider to worldwide end-use customers, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery.

40	CHENIERE

EXECUTIVE SUMMARY

We own and operate the Sabine Pass LNG terminal in Cameron Parish, Louisiana at Sabine Pass, one of the largest LNG production facilities in the world, which has natural gas liquefaction facilities consisting of six operational Trains for a total production capacity of approximately 30 mtpa of LNG (the “SPL Project”). We also own and operate the Corpus Christi LNG terminal near Corpus Christi, Texas, which has natural gas liquefaction facilities consisting of three operational Trains for a total production capacity of approximately 15 mtpa of LNG (the “CCL Project”).

Additionally, we are constructing an expansion of the Corpus Christi LNG terminal (the “CCL Stage 3 Project” and together with the SPL Project and CCL Project, the “Liquefaction Projects”) consisting of seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG. First LNG production from the first train of the CCL Stage 3 Project is currently forecasted to be achieved at the end of 2024. We are developing two midscale Trains with an expected total production capacity of approximately 3 mtpa of LNG (the “CCL Midscale Trains 8 and 9 Project”) adjacent to the CCL Stage 3 Project, filing an application with the FERC in March 2023 for authorization to site, construct and operate the CCL Midscale Trains 8 & 9 Project and with the DOE in April 2023 requesting authorization to export LNG to FTA and non-FTA countries. In July 2023, we received authorization from the DOE to export LNG to FTA countries. Through Cheniere Partners, we are also developing an expansion adjacent to the SPL Project with a total production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In May 2023, certain subsidiaries of Cheniere Partners entered the pre-filing review process with respect to the SPL Expansion Project with the FERC under the NEPA, and in April 2023, a subsidiary of Cheniere Partners executed a contract with Bechtel to provide the Front-End Engineering and Design for the SPL Expansion Project. In February 2024, we filed an application with the FERC for authorization to site, construct and operate the SPL Expansion Project. The development of the CCL Midscale Trains 8 and 9 Project and the SPL Expansion Project or other projects, including infrastructure projects in support of natural gas supply and LNG demand, will require, among other things, acceptable commercial and financing arrangements before we make a positive FID. We are also pursuing liquefaction expansion opportunities and other projects along the LNG value chain.

Liquefaction Projects Underpinned by Long-Term Contracts

Our long-term customer agreements form the foundation of our business and provide us with significant, stable, long-term cash flows. We have contracted substantially all of our anticipated production capacity under SPAs, in which our customers are generally required to pay a fixed fee with respect to the contracted volumes irrespective of their election to cancel or suspend deliveries of LNG cargoes, and under IPM agreements, in which the gas producer sells natural gas to us on a global LNG or natural gas index price, less a fixed liquefaction fee, shipping and other costs. Through our SPAs and IPM agreements, we have contracted approximately 95% of the total anticipated production from the Liquefaction Projects through the mid-2030s with approximately 16 years of weighted average remaining life as of December 31, 2023, excluding volumes from contracts with terms less than 10 years and volumes that are contractually subject to additional liquefaction capacity beyond what is currently in construction or operation.

For the volumes not contracted by our project level subsidiaries, we have an integrated marketing function that has access to the excess LNG available from the Liquefaction Projects, and has, and continues to develop, a portfolio of long-, medium- and short-term SPAs. Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

2024 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

2023 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

2023 was another exceptional year for our company, further reinforcing the power of the Cheniere platform. Throughout the year, we continued to achieve significant milestones across the organization, including financially, operationally and commercially:

EXCEPTIONAL FINANCIAL

RESULTS

Record Net Income of $9.9 billion

Exceeded midpoints of original Full Year 2023 Consolidated Adjusted EBITDA & Distributable Cash Flow guidance ranges by >$500 million each

Out-earned our 9-train run-rate Consolidated Adjusted EBITDA & Distributable Cash Flow guidance for the 2nd year in a row

EXECUTION OF

LONG-TERM

CAPITAL

ALLOCATION

PLAN

~$5 billion deployed under “20/20 Vision” capital allocation plan

Investment grade credit ratings achieved across the Cheniere complex

Repaid ~$1.2 billion of long-term indebtedness & issued inaugural investment grade bond at Cheniere Partners

Funded ~$1.5 billion of capex towards financially disciplined growth at CCL Stage 3 Project

Repurchased ~9.5 million shares for ~$1.5 billion

10% increase to quarterly dividend in Q3 consistent with annual target, with $1.66/share of dividends declared for 2023

BEST IN CLASS SAFETY &

SEAMLESS LNG OPERATIONS

Top decile safety record with Total Reportable Incident Rate (TRIR) of 0.10

Exported 637 cargoes & produced ~2,300 tbtu, representing ~11% of global LNG produced in 2023

>94% utilization rate in 2023 vs. ~89% global average[1]

Continued to support global call for reliable, flexible LNG supply with ~73% of our volume delivered to Europe

Signed long-term contracts representing >119 million tonnes of aggregate volumes between 2026-2050 in support of the SPL Expansion Project

PREMIER LNG DEVELOPMENT

CCL Stage 3 Project ahead of schedule and 51.4%[2] complete at year-end, with first LNG from the first train expected in 2024

Submitted applications to FERC & DOE for the CCL Midscale Trains 8 & 9 Project

Initiated permitting process for the SPL Expansion Project, inclusive of CCS at SPL

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix D.

1	Global utilization average in 2022 per International Gas Union. Cheniere utilization reflects 2023 feed gas processed / production capacity.

2	CCL Stage 3 Project completion percentage as of December 31, 2023 and reflects: engineering 83.7% complete, procurement 72.2% complete, subcontract work 66.9% complete and construction 11.1% complete.

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•

Achieved key milestones for SPL Expansion Project: In May 2023, certain of our subsidiaries entered the pre-filing review process with the FERC under the NEPA for the SPL Expansion Project, and in April 2023, one of our subsidiaries executed a contract with Bechtel to provide the front end engineering and design work on the project.

•

Received additional export authorizations for FTA countries: In April 2023, certain of our subsidiaries filed an application with the DOE with respect to the CCL Midscale Trains 8 & 9 Project, requesting authorization to export LNG to FTA countries and non-FTA countries. In July 2023, we received authorization from the DOE to export LNG to FTA countries.

42	CHENIERE

EXECUTIVE SUMMARY

•	FERC application submitted: In March 2023, certain of our subsidiaries submitted an application with the FERC under the NGA for the CCL Midscale Trains 8 & 9 Project.

•	Signed significant new long-term contracts: During 2023, we signed approximately 6.5 mtpa of long-term contracts, which included:

•

long-term LNG SPAs with Foran Energy Group Co. Ltd., BASF, ENN LNG (Singapore) Pte. Ltd., Equinor ASA and Korea Southern Power Co. Ltd. with estimated volumes totaling approximately 106 million tonnes of LNG and expected deliveries between 2026 and 2050. Approximately 65 million tonnes is subject to Cheniere Partners making a positive FID on the first or second trains of the SPL Expansion Project, as applicable, or Cheniere unilaterally waiving that requirement.

•

an IPM agreement with ARC Resources U.S. Corp., a subsidiary of ARC Resources Ltd., to purchase 140,000 MMBtu per day of natural gas at a price based on TTF, less a fixed regasification fee, fixed LNG shipping costs and a fixed liquefaction fee, for a term of approximately 15 years commencing with commercial operations of the first train of the SPL Expansion Project. This agreement is subject to Cheniere Partners making a positive FID on the first train of the SPL Expansion Project or Cheniere Partners unilaterally waiving that requirement.

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 16, 2024, approximately 3,280 cumulative LNG cargoes totaling over 225 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

Operational excellence enabled industry leading safety results: For full year 2023, over 10 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.10, which places us within the top decile of our industry.

Financial

•	For full year 2023, we generated:

•	Revenue of approximately $20.4 billion and Net Income of approximately $9.9 billion.

•	Consolidated Adjusted EBITDA of approximately $8.8 billion, reaching the high end of the latest guidance range.

•	Distributable Cash Flow of approximately $6.5 billion, exceeding the high end of the latest guidance range.

•	During 2023, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We prepaid approximately $1.2 billion of consolidated long-term indebtedness.

•	We repurchased approximately 9.5 million shares of our common stock for approximately $1.5 billion.

•	We declared dividends of $1.66 per share of common stock in the aggregate for the year ended December 31, 2023.

•	We continued to invest in accretive organic growth, funding approximately $1.5 billion of capital expenditures related to the CCL Stage 3 Project.

•

Ratings upgrades: Throughout 2023, the Cheniere complex received 7 distinct upgrades to the credit ratings of its entities by the ratings agencies, with the entire Cheniere complex reaching investment grade status. The achievement of investment grade ratings was a priority of our “20/20 Vision” capital allocation plan announced in September 2022.

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. A central part of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies remaining economically and climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We are working to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

2024 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

2023 Environmental, Social and Governance Highlights

Our 2023 ESG highlights include:

•

In December 2023, we completed our previously announced collaboration with multiple natural gas midstream companies, methane detection technology providers and leading academic institutions to implement QMRV of GHG emissions at natural gas gathering, processing, transmission, and storage systems specific to Cheniere’s supply chain, in order to improve the overall understanding of GHG emissions and further deployment of advanced monitoring technologies and protocols. As a result of the study, we published a paper, Informing Methane Emissions Inventories Using Facility Aerial Measurements at Midstream Natural Gas Facilities, which discusses the analysis and findings of the midstream QMRV study, highlighting the variability across estimated and measured greenhouse gas emissions data.

•

In October 2023, the field measurement campaign for our liquefaction QMRV research was completed. This concluded our overall QMRV research and development project series across our supply chain, the learnings of which will inform our emission measurement strategy going forward.

•

In August 2023, we published The Power of Connection, our fourth Corporate Responsibility (CR) report, which details our approach and progress on ESG issues, including our collaboration with natural gas midstream companies, technology providers and leading academic institutions on life-cycle assessment models, QMRV of greenhouse gas emissions and other research and development projects.

•	In July 2023, we launched our LCA supplier portal web application, which is designed to streamline our supply chain data collection and support more robust and frequent LCA modeling.

•

In May 2023, certain subsidiaries of Cheniere Partners entered the pre-filing review process with the FERC under the NEPA for a proposed carbon capture and sequestration project as part of the SPL Expansion Project, and initiated the front end engineering and design work with Bechtel, building upon the significant research and development performed over the last few years to determine the viability of such technology at our facilities.

•

In January 2023, we co-founded and sponsored the EEMDL, a multidisciplinary research and education initiative led by the University of Texas at Austin in collaboration with Colorado State University and the Colorado School of Mines. EEMDL’s goal is to address the growing need for accurate, timely and clear accounting of greenhouse gas emissions across the global oil and natural gas supply chains, which will help public and private institutions develop climate strategies and actions informed by accurate, verified data, identifying opportunities for emissions reductions.

•

In 2023, we continued to make meaningful progress on our Diversity, Equity and Inclusion efforts, aligning internally and connecting with our communities through initiatives such as our supplier diversity roadshows at the CCL Project and the SPL Project, the Love Our Parks collaboration with Houston Parks and Recreation, and our work with HBCUs.

•	During 2023, the Cheniere team supported our communities with over 13,000 hours of volunteering and $5.6 million of direct giving, including employee-matching gifts.

Recognition

In 2023, Cheniere received the following scores and recognition:

•	MSCI: AA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment

•	Sustainalytics: ESG Risk Rating of 22.7, considered a medium-risk assessment

•

Institutional Investor: Voted by the investment community first place overall across all categories, including Best ESG Program and Best Company Board, for the Natural Gas & Master Limited Partnerships sector

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our business strategy and shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

44	CHENIERE

EXECUTIVE SUMMARY

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement, which mitigates compensation-related risk and complies with applicable SEC rules and NYSE listing standards

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY

The Board and management are committed to a compensation program that is aligned with shareholder interests, and the Company proactively engages with shareholders regarding compensation as a matter of strategic priority. Over the years, shareholder input has significantly contributed to the evolution of our compensation program.

Ahead of our 2023 Annual Meeting, members of our Board and senior management proactively led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings.

SHAREHOLDER ENGAGEMENT >50% of outstanding shares represented	2023 SAY-ON-PAY Over 90% Support

At our 2023 Annual Meeting, our say-on-pay proposal received support from shareholders owning over 90% of the shares represented at the meeting and entitled to vote on the matter, evidence of the broad-based support of the Compensation Committee and our compensation program from our shareholders.

We intend to continue our broad-based, proactive and constructive shareholder engagement efforts going forward and to consider shareholder input or recommendations with respect to our compensation program design and practices. We will continue to evaluate our compensation programs and incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure that we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization due to the limited pool of talent with the set of skills needed to run an LNG company with a global scope. Trains 1 through 4 of the SPL Project were the first large-scale liquefaction facilities to have been constructed and placed in service in the U.S. lower 48 states, and Trains 1 and 2 of the CCL Project were the first liquefaction trains constructed and placed in service at a greenfield liquefaction facility in the lower 48. As of the end of 2023, there were five LNG projects in the U.S. that have reached the operations phase, other than Cheniere’s SPL Project and CCL Project. Additionally, there are five projects under construction in the U.S., including Cheniere’s Corpus Christi Stage 3 Project. There are over 50 additional projects outside of North America under various stages of development.

2024 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

In connection with our status as a market leader, our annual compensation structure is based on the following principles:

•

NEO compensation is primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our LTI program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety, ESG and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons. In addition to the long-term performance risk, our executive officers are also subject to continued employment requirements for the vesting of their long-term compensation.

2023 COMPENSATION HIGHLIGHTS

During 2023, the Compensation Committee and Board continued to monitor market conditions and address feedback from stakeholders and our compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2023 performance across multiple financial, operating, safety, ESG and strategic metrics.

•

Performance share units awarded in 2021 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2021-2023 period.

•

In February 2023, the Board approved our 2023 annual performance scorecard which continued to emphasize safety and ESG metrics and milestones, illustrating our Company-wide commitment to these important issues, as well as financial and operational discipline.

During 2023, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with dialogue on the Company’s executive compensation program being an important part of these engagements. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program, as applied to our 2023 Named Executive Officers, are as follows:

TYPE	PURPOSE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, safety and strategic goals that create value for shareholders.
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.

46	CHENIERE

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs for 2023, assuming target performance.

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across the oil and gas industry and companies of comparable enterprise value in determining 2023 base salaries for our NEOs. See “Peer Group” on page 58 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

In February 2024, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of our NEOs, effective February 26, 2024. The following table provides the base salaries as in effect at the end of 2023 and for 2024 of our NEOs.

2023 and 2024 Base Salaries

		2023 ANNUAL BASE SALARY	2024 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,600,000	$1,700,000
Zach Davis	Executive Vice President and Chief Financial Officer	$725,000	$800,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$700,000	$750,000
Corey Grindal	Executive Vice President and Chief Operating Officer	$900,000	$950,000
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	$700,000	$750,000

ANNUAL INCENTIVE PROGRAM

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key metrics and objectives. Consistent with our compensation philosophy and in response to feedback from our shareholders, the Compensation Committee utilizes a scorecard approach to determining annual cash bonuses.

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, budget management, safety and operational effectiveness;

2024 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

•	Qualitative component based on identified strategic goals and ESG accomplishments; and

•	Available adjustments for exceptional individual performance.

Target Incentive Opportunities. The Compensation Committee reviews the target annual incentive opportunities for each of our NEOs annually, and may adjust the targets based on competitive positioning, internal parity, or other relevant factors. For 2023, the Compensation Committee approved individual annual incentive targets which are reflected in the table below titled “NEOs Annual Incentive Award for 2023.”

Performance Goals. The 2023 scorecard provided that 45% of the bonus opportunity was determined based on performance measures using multiple financial, budget management and operational effectiveness measures, and 55% was determined based upon achievement of strategic goals and ESG accomplishments, including safety, because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success.

For 2023, the Compensation Committee set the target performance goals in November 2022, with the exception of the Adjusted EBITDA target and other revisions which were approved in February 2023. As a result of anticipated international gas price curves and proactive selling of open capacity, the Consolidated Adjusted EBITDA target was increased by approximately 35% as compared to 2022. As 2023 marked the first full year of operations for all nine large-scale Trains, the target for asset production was increased by approximately 4% from 2022, after accounting for major turnarounds at the SPL Project, with an associated approximately 3% increase in Adjusted O&M expense despite national inflation trends. After reaching FID in 2022 for the CCL Stage 3 Project, for 2023 our goal focused on execution of project development. We also continued to emphasize our commitment to a culture of compliance with laws and regulations as well as a top-tier safety achievement with respective dedicated scorecard metrics.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

48	CHENIERE

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2023 Performance Results. The scorecard table below shows the level of achievement in 2023 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2023 performance. The scorecard reflects the Company’s noteworthy performance in 2023, achieving above the target level in almost all of the performance measures. We increased our financial guidance throughout 2023, and Adjusted EBITDA results were at the high end of the final guidance range while we exceeded the high end of the final guidance for 2023 for Distributable Cash Flow, mainly attributed to higher margins on open capacity and optimization upstream and downstream of the SPL Project and CCL Project. Operationally, we successfully executed our first major maintenance turnaround at the SPL Project within the scheduled timeline and with zero recordables and zero lost time injuries, enabling us to achieve a total recordable incident rate of only 0.10. Strategically, we advanced the Stage 3 total project progress ahead of schedule to reach 51% complete as of December 31, 2023, filed with the FERC and the DOE for the CCL Midscale Trains 8 & 9 Project and initiated the pre-filing review progress with the FERC for the SPL Expansion Project. We also signed approximately 6.5 mtpa of long term contracts that are expected to support the SPL Expansion Project. From an ESG perspective, we continued to progress our Life Cycle Assessment emission strategy and our DEI initiatives, as well as our regulatory and compliance goals. Overall, the Company’s achievements in 2023 resulted in a total weighted average under the scorecard of 167% of target, as shown below:

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHT	2023 ACTUAL	% ACHIEVEMENT
Scorecard EBITDA ($ millions):	$7,500	$8,250	$9,000		$8,910
• Scorecard EBITDA, excl. commodity margin ($ millions)[2]	$3,700	$3,950	$4,100	25%	$4,202	200%
• Commodity margin ($ millions)	$3,800	$4,300	$4,900	5%	$4,708	168%
Budget Management:
• Adjusted SG&A Expense[1] ($ millions)	$250	$228	$216	5%	$217	198%
Operational Effectiveness (excluding commissioning):
• Asset Production (TBtu)	2,248	2,314	2,332	10%	2,299	89%
• Adjusted O&M Expense[1] ($ millions)	$1,624	$1,488	$1,413	10%	$1,517	89%
Strategic:
• Stage 3 total project progress	35%	40%	44%	5%	51%	200%
• Expansion and Growth	Provide to Board expansion implementation strategy	File with FERC for a growth project	Progress development of 10+ Mtpa of growth projects	5%		200%
• Advance commercialization for further expansions	Subject to Compensation Committee Discretion			5%		200%
ESG:
Environmental
• Climate Business Development (CCUS, Renewables, etc.)	Provide climate Business Development strategy to Board	Identify to Board and pursue partnership, project development and/or transaction	Enter into partnership, transaction and/or commencement of permitting for project	5%		100%
• Emissions Strategy (Life Cycle Assessment)	Update LCA model and supplier portals	Provide to Board potential emissions target implementation strategy	Provide to Board potential emissions target	5%		200%
Social
• Safety (TRIR)[3]	50th percentile (Second quartile of peer group) 0.58	Top quartile 0.28	Lower of 15th percentile and 3-year Cheniere average 0.16	10%	0.10	200%
• Progress DEI Initiatives	Subject to Compensation Committee Discretion			5%		125%
Governance
• Regulatory / Compliance	Subject to Compensation Committee Discretion			5%		200%
Weighted Average						167%

(1)	For definitions of Adjusted SG&A Expense and Adjusted O&M Expense, please see Appendix D.

(2)

In approving the scorecard results, the Committee determined to use Scorecard EBITDA which excludes from Consolidated Adjusted EBITDA $138 million of incremental cash settlement expenses related to certain long term incentive awards granted to officers of the Company who are required to file reports with the SEC pursuant to Section 16 of the Exchange Act. For a definition of Consolidated Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP financial measure, please see Appendix D.

(3)	“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked.

2024 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2023, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2023 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

Based on 2023 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2023 as follows:

NEOs Annual Incentive Award for 2023

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (167% OF TARGET)	EARNED ANNUAL INCENTIVE

Jack A. Fusco	Director, President and Chief Executive Officer	150%	$2,400,000	$4,008,000	$4,008,000

Zach Davis	Executive Vice President and Chief Financial Officer	100%	$725,000	$1,210,750	$1,452,900

Anatol Feygin	Executive Vice President and Chief Commercial Officer	100%	$700,000	$1,169,000	$1,169,000

Corey Grindal	Executive Vice President and Chief Operating Officer	100%	$900,000	$1,503,000	$1,503,000

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%	$700,000	$1,169,000	$1,169,000

Under the terms of the Annual Incentive Program, determination of an individual’s annual incentive award is based on scorecard results and individual performance. Individual performance is not a weighted factor in our plan but evaluation of individual performance may result in an adjustment to payout for an individual executive. For 2023, Mr. Davis received an increased earned annual incentive equal to 120% of his scorecard-determined bonus, in connection with the Company’s outstanding financial achievements in 2023, including the advancement of multiple key strategic goals under the Company’s capital allocation program announced in 2022.

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests by rewarding long-term value creation; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. We have incorporated Absolute Total Shareholder Return (“ATSR”) as an additional metric under the LTI program for PSU grants since 2019, believing that this feature further aligns our LTI program with that of our peers. The ATSR metric and the cumulative distributable cash flow (“DCF”) metric require important absolute performance achievements, despite favorable or unfavorable market conditions, to earn the awarded long-term incentives.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The key attributes in the Company’s NEO LTI program are described below:

• Grants will be made on an annual basis with a minimum of a 1-year vesting period

•  Grants will consist of a mix of at least 50% PSUs for executive officers with the remainder consisting of RSUs

¡   PSUs: 3-year cliff vesting (performance and service-based)

¡   RSUs: 3-year ratable vesting (service-based)

•  The 2023 and 2024 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs

•  PSUs will include one or more performance metrics, with the actual number of shares earned to be between 0% and 300%, providing for a cap on payouts

¡   PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period

•  The outstanding LTI Awards to executive officers included two performance metrics (cumulative DCF per share and ATSR)

• Equity award grants to executives will include clawback provisions

2023 LTI Awards

In February 2023, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the named executive officers of the Company.

2023 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	977%	$15,630,000	51,012	51,012
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$3,625,000	11,831	11,831
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,500,000	11,423	11,423
Corey Grindal	Executive Vice President and Chief Operating Officer	500%	$4,500,000	14,687	14,687
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,500,000	11,423	11,423

The target values for Mr. Fusco’s 2023 long-term incentive awards increased from a target of 933% of his base salary in 2022 to 977% of his base salary in 2023 as a result of the evaluation of competitive market data.

Key Terms of the RSUs and PSUs under the 2023 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards vested on February 9, 2024, and one third will vest on each of February 9, 2025 and February 9, 2026. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative DCF per share and ATSR from January 1, 2023 through December 31, 2026 compared to pre-established performance targets. For a definition of DCF per share and ATSR in connection with the 2023 PSU awards, please see Appendix B. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period, as illustrated below. The PSU award agreement provides for the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock or cash, at the discretion of the Compensation Committee. The RSU award agreement provides discretion to the Compensation Committee to grant recipients the opportunity to elect to receive all or a portion of the vested RSUs in cash rather than shares.

2024 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

In 2023, we increased the targets for our cumulative DCF per share metric by approximately 36% compared to the previous year as a result of the anticipated production from nine trains for three full-years operation in 2023, 2024 and 2025. We assumed 95% of budget as our Target goal and 106% of budget as our Stretch goal.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU agreement and RSU agreement or the 2020 Plan, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one share of the Company’s common stock or cash, as applicable and described herein. PSU agreements also contain clawback provisions that apply during the recipient’s employment with the Company and for one year following termination of employment, and remain subject to the Cheniere Energy, Inc. Clawback Policy (as described below).

ATSR Modifier

The ATSR modifier for PSU awards granted in 2022 and thereafter acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
5% to -5%	1.0x
-10%	0.75x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

PSU Vesting and Performance Achievement (2021-2023 Awards)

The PSU awards granted in 2021, which relied on the performance metrics of cumulative DCF and ATSR, resulted in a 300% payout that vested in February 2024. In November 2023, the Board provided an election form to the Company’s NEOs to elect to settle all or a portion of their 2021 PSU award in cash; provided that the Company had sufficient liquidity at the time the awards were settled to do so. This optional change in settlement method was previously approved by the Compensation Committee and the Board in order to provide liquidity to NEOs while limiting dilution from equity grants, consistent with the Company’s share repurchase program under its long-term capital allocation plan. The overall achievement for the 2021 PSU awards was determined as follows:

Cumulative Distributable Cash Flow

DCF for the 2021-2023 period totaled $71.38 / share, which resulted in a 200% achievement on the DCF metric.

	Threshold (50%)	Target (100%)	Stretch (200%)	Actual

2021-2023 DCF	$18.93 /share	$21.56 /share	$22.66 /share	$71.38 / share

ATSR Modifier

The ATSR modifier acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows, for PSU awards granted in 2021:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
5% to 0%	1.0x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

52	CHENIERE

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

ATSR for the 2021-2023 period, determined in accordance with the table above, resulted in a 46.9% annualized return, well above the threshold for a 1.50x modifier.

45-day Average Share Price at Start	45-day Average Share Price at End of Period	Share Price Return of Reinvested Dividends	45-day Average Share Price at End of Period + Dividend Return	Change Over Period	Annualized Return (Compounded)	ATSR Factor Interpolated
$55.78	$172.85	$3.92	$176.77	216.9%	46.9%	1.50

RSU Cash Settlement

In November 2023, the Company and each officer of the Company who is required to file reports with the SEC pursuant to Section 16 of the Exchange Act, other than the Executive Vice President and Chief Commercial Officer and the Senior Vice President and Chief Accounting Officer (the “Electing Officers”), agreed to settle all of the restricted stock units held by the Electing Officer that were scheduled to vest in February 2024 in cash. Such cash settlement was conditioned on the Company having sufficient liquidity at the time the awards were settled and was limited to the extent necessary so that, immediately after giving effect to such settlement, each Electing Officer would own shares of the Company’s common stock with a value equal to at least two times the amount required to remain in compliance with the Company’s stock ownership guidelines as applied by the Board to such Electing Officer.

2024 LTI Awards

In February 2024, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2024 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	1000%	$17,000,000	50,677	50,677
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$4,000,000	11,924	11,924
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,750,000	11,179	11,179
Corey Grindal	Executive Vice President and Chief Operating Officer	500%	$4,750,000	14,160	14,160
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,750,000	11,179	11,179

The number of RSUs and target PSUs awarded to Mr. Fusco increased from a target of 977% of his base salary in 2023 to 1,000% of his base salary in 2024 as a result of an analysis of peer group compensation in order to ensure market effectiveness.

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016, as amended on August 15, 2019 and August 11, 2021.

Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. The Compensation Committee reviews Mr. Fusco’s base salary on an annual basis, in light of our peer group and various factors including competitive market data and the performance of the Company and Mr. Fusco. As a result, in February 2024 the Compensation Committee recommended an increase to Mr. Fusco’s annual base salary to $1,700,000 from $1,600,000 in 2023.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the

2024 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination. If Mr. Fusco becomes eligible for severance pay under both the employment agreement and the Severance Plan (discussed below), then Mr. Fusco’s benefits will not be duplicated. Instead, the cash severance payable under the Severance Plan will be reduced by the cash severance payable under the employment agreement, Mr. Fusco will be entitled to the pro-rata bonus under either the employment agreement or Severance Plan (whichever is greater) and Mr. Fusco’s remaining long-term incentive awards (as determined in accordance with the employment agreement or Severance Plan, whichever is greater) will continue to vest in accordance with the terms of the employment agreement.

The employment agreement with Mr. Fusco was amended in 2019 to extend the term of the agreement and to update the scope of Mr. Fusco’s non-compete to reflect the Company’s current businesses. The amendment also revised the treatment of Mr. Fusco’s long-term incentive awards in the event that Mr. Fusco remains employed through the end of the term to provide that, if at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the Employment Agreement exist, then any outstanding long-term incentive awards will continue to vest in accordance with their terms. Mr. Fusco’s employment agreement was further amended in 2021 to extend the term from December 31, 2022 to March 31, 2024, and provide that the term will be extended automatically for consecutive periods of one year thereafter unless either party provides notice in accordance with the terms of the amendment. In 2024, the term of Mr. Fusco’s employment agreement was automatically extended for a one year period through March 31, 2025, as provided for by the 2021 amendment. The 2021 amendment also provides that, if Mr. Fusco remains employed through the end of the term of his employment agreement following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” exist, (i) Mr. Fusco will be eligible for a pro-rated bonus for the fiscal year of termination based on actual performance, and (ii) the Company will reimburse Mr. Fusco for COBRA premiums for himself and his dependents for up to 18-months following his termination date.

For additional details regarding Mr. Fusco’s employment agreement, please see “Severance Plan” below.

BENEFITS AND PERQUISITES

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company.

Termination and Change-in-Control Benefits

The Company maintains a Key Executive Severance Pay Plan, as amended and restated (the “Severance Plan”), that has been reviewed and approved by the Compensation Committee and Board, and a Retirement Policy, as amended and restated (the “Retirement Policy”), to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

54	CHENIERE

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Severance Plan

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Potential Payments Upon Termination or Change-in-Control” on page 66 for additional information, and “Compensatory Arrangement with President and CEO” on page 53 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest as of the date of the change-in-control at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period; and

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the qualifying termination, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

2024 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards (in the case of the CEO, which were granted more than six months prior to the termination, with all other unvested time-based Incentive Awards forfeited); and

•

vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards (in the case of the CEO, which were granted more than six months prior to the termination, with all other unvested performance-based Incentive Awards forfeited) based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), with a combined sum of the age and full years of service with the Company or its affiliates (or a combination of both) equal to at least 72 years and circumstances constituting “cause” do not exist. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the whole number of months served by the employee in the performance period (or, if longer, service vesting period) prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

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EXECUTIVE COMPENSATION PROCESS

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

Compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant regularly attends Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present, and attends Governance and Nominating Committee meetings with respect to director compensation.

In June 2016, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant, and Meridian has served as its independent compensation consultant to date.

With respect to engaging Meridian for 2023, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE American listing standards (the exchange rules applicable to the Company at the time). The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

2024 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation and does not target any specific market level; rather, information is used as a market reference for the Compensation Committee.

Peer Group

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

As the first mover in domestic LNG production and marketing, we reference a peer group with broad representation across the oil and gas industry as the best available set of compensation benchmarks for comparable energy executive roles. The peer group focuses on companies of comparable size, primarily in terms of enterprise value and assets.

The Compensation Committee reviews the composition of our peer group annually and may make changes as it deems appropriate. Following its annual review in late 2022, the Compensation Committee determined that no changes to the peer group were warranted.

For external comparisons, the Compensation Committee referenced the following peer group in determining compensation for 2023:

• Air Products and Chemicals, Inc.	• Marathon Petroleum Corporation

• Baker Hughes Company	• Occidental Petroleum Corporation

• ConocoPhillips	• ONEOK, Inc.

• Enterprise Products Partners L.P.	• Phillips 66

• EOG Resources, Inc.	• Suncor Energy Inc.

• Halliburton Company	• Targa Resources Corp.

• Hess Corporation	• Valero Energy Corporation

• Kinder Morgan, Inc.	• The Williams Company

• LyondellBasell Industries N.V.

Our consolidated enterprise value as of the end of 2023 places us between the 75th and 100th percentiles of this peer group.

The Compensation Committee, in conjunction with Meridian, reviewed our peer group in late 2023 and determined that the peer group continues to offer a robust and appropriate data set for benchmarking and that no changes were necessary.

58	CHENIERE

OTHER CONSIDERATIONS

OTHER CONSIDERATIONS

STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers and directors strengthens their alignment with shareholders and demonstrates their commitment to the Company. In February 2021, the Board approved increases to the minimum required ownership levels for our executive management team, as shown below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers

POSITION	CURRENT GUIDELINES

Non-Employee Directors	3x the director’s prevailing annual equity retainer award

President and CEO	6x base salary

Executive Vice Presidents	4x base salary

Senior Vice Presidents	3x base salary

All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines, and many of them maintain holdings of Cheniere common stock significantly in excess of the minimum required amount of shares.

RECOUPMENT OF COMPENSATION

Effective November 16, 2023, Cheniere implemented the Cheniere Energy, Inc. Clawback Policy, which was amended on February 5, 2024 in connection with Cheniere’s transfer of its stock exchange listing from the NYSE American to the NYSE (the “Clawback Policy”). The Clawback Policy complies with SEC rules and the New York Stock Exchange Listed Company Manual, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received on or after October 2, 2023, during the three completed fiscal years immediately prior to the fiscal year in which Cheniere has a qualifying financial restatement, provided the recipient of such performance-based compensation had begun serving as a Section 16 officer of the Company prior to receiving such compensation and was serving as a Section 16 officer at any time during the applicable performance period, subject to limited exceptions.

We have included clawback provisions in our equity awards since 2017 and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.

TAX AND ACCOUNTING CONSIDERATIONS

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code where applicable. Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

2024 PROXY STATEMENT	59

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Neal A. Shear, Chairman Patricia K. Collawn Brian E. Edwards Denise Gray

60	CHENIERE

COMPENSATION TABLES

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2023, who are referred to as our “NEOs” in the following compensation tables.

2023 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jack A. Fusco President and CEO	2023	$1,580,769	$—	$15,955,533	$4,008,000	$20,772	$21,565,074
	2022	$1,500,000	$—	$16,585,377	$4,500,000	$23,013	$22,608,390
	2021	$1,500,000	$500	$12,608,398	$3,960,000	$22,186	$18,091,084
Zach Davis EVP and CFO	2023	$710,577	$1,000	$3,700,500	$1,452,900	$21,421	$5,886,398
	2022	$640,385	$—	$3,850,359	$1,482,000	$23,210	$5,995,954
	2021	$580,769	$—	$5,212,710	$1,056,000	$21,868	$6,871,347
Anatol Feygin EVP and Chief Commercial Officer	2023	$692,308	$—	$3,572,886	$1,169,000	$20,772	$5,454,966
	2022	$660,000	$—	$3,909,505	$1,504,800	$22,860	$6,097,165
	2021	$660,000	$—	$3,368,348	$1,161,600	$22,186	$5,212,134
Corey Grindal EVP and Chief Operating Officer	2023	$861,538	$1,000	$4,593,800	$1,503,000	$21,421	$6,980,759

Sean N. Markowitz EVP, Chief Legal Officer and Corporate Secretary	2023	$695,192	$—	$3,572,886	$1,169,000	$20,772	$5,457,850
	2022	$670,192	$—	$3,998,479	$1,539,000	$22,860	$6,230,531
	2021	$640,385	$—	$3,317,342	$1,144,000	$22,186	$5,123,913

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Benefits and Perquisites.”

(2)

In 2023, Mr. Davis and Mr. Grindal received cash service awards of $1,000, part of a program available to all employees that celebrates years of service to the Company. In 2021, Mr. Fusco received a cash service award of $500 under the same program.

(3)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2023 audited financial statements beginning on page 89 of our Form 10-K filed with the SEC on February 22, 2024.

For 2023, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2023, which will ultimately be settled in shares of common stock or cash, as described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2023 LTI Awards—Key Terms of the RSUs and PSUs under the 2023 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $8,432,284; Mr. Davis, $1,955,664; Mr. Feygin, $1,888,222; Mr. Grindal, $2,427,761; and Mr. Markowitz, $1,888,222. Please see “2023 LTI Awards” on page 51 of this Proxy Statement for further detail on these awards.

For 2022, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2022, which will ultimately be settled in shares of common stock or cash in a manner analogous to that described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2023 LTI Awards—Key Terms of the RSUs and PSUs under the 2023 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $9,049,290; Mr. Davis, $2,100,827; Mr. Feygin, $2,133,099; and Mr. Markowitz, $2,181,644.

For 2021, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2021, which will ultimately be settled in shares of common stock or cash in a manner analogous to that described for the 2023 Stock Awards in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2023 LTI Awards—Key Terms of the RSUs and PSUs under the 2023 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $6,900,010; Mr. Davis, $1,380,018; Mr. Feygin, $1,843,346; and Mr. Markowitz, $1,815,432. For 2021, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in August 2021 to Mr. Davis, which will ultimately be settled in shares of common stock.

(4)	For 2023, 2022 and 2021, this column represents the actual amounts paid under the Annual Incentive Program.

2024 PROXY STATEMENT	61

COMPENSATION TABLES

(5)

This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan. See the table below for more details.

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(A)	INSURANCE PREMIUMS ($)(B)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(k) PLANS ($)(C)	TOTAL ($)
Jack A. Fusco	2023	$—	$972	$19,800	$20,772
	2022	$3,741	$972	$18,300	$23,013
	2021	$3,814	$972	$17,400	$22,186
Zach Davis	2023	$649	$972	$19,800	$21,421
	2022	$3,938	$972	$18,300	$23,210
	2021	$3,496	$972	$17,400	$21,868
Anatol Feygin	2023	$—	$972	$19,800	$20,772
	2022	$3,588	$972	$18,300	$22,860
	2021	$3,814	$972	$17,400	$22,186
Corey Grindal	2023	$649	$972	$19,800	$21,421
Sean N. Markowitz	2023	$—	$972	$19,800	$20,772
	2022	$3,588	$972	$18,300	$22,860
	2021	$3,814	$972	$17,400	$22,186

(A)

For Mr. Davis and Mr. Grindal, the 2023 amount includes a minimal tax gross-up related to their service awards in 2023 (a cash bonus provided to all employees that celebrate years of service to the Company). For Mr. Fusco, the 2022 amount includes a minimal tax gross-up related to his service award in 2021. For Mr. Davis, the 2022 amount includes a fitness subsidy that is available to all employees of the Company.

For 2022 and 2021, the amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our Houston office building for all NEOs.

(B)

The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. The amounts in this column also reflect insurance premiums payable for accidental death and dismemberment life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. These benefits are available to all employees of the Company.

(C)

The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan. These benefits are available to all employees of the Company.

GRANTS OF PLAN-BASED AWARDS

The following table and narrative text describe the plan-based awards granted to each NEO during 2023, valued at fair market value on the date of grant. The awards listed in the table were granted under the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan”) and are described in more detail in “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement.

62	CHENIERE

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2023

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2023

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus		1,200,000	2,400,000	4,800,000	—	—	—	—	—
	RSUs	02/09/2023	—	—	—	—	—	—	51,012	7,523,250
	PSUs	02/09/2023	—	—	—	12,753	51,012	153,036	—	8,432,284
Zach Davis	Cash Bonus		362,500	725,000	1,450,000	—	—	—	—	—
	RSUs	02/09/2023	—	—	—	—	—	—	11,831	1,744,836
	PSUs	02/09/2023	—	—	—	2,957	11,831	35,493	—	1,955,664
Anatol Feygin	Cash Bonus		350,000	700,000	1,400,000	—	—	—	—	—
	RSUs	02/09/2023	—	—	—	—	—	—	11,423	1,684,664
	PSUs	02/09/2023	—	—	—	2,855	11,423	34,269	—	1,888,222
Corey Grindal	Cash Bonus		450,000	900,000	1,800,000	—	—	—	—	—
	RSUs	02/09/2023	—	—	—	—	—	—	14,687	2,166,039
	PSUs	02/09/2023	—	—	—	3,671	14,687	44,061	—	2,427,761
Sean N. Markowitz	Cash Bonus		350,000	700,000	1,400,000	—	—	—	—	—
	RSUs	02/09/2023	—	—	—	—	—	—	11,423	1,684,664
	PSUs	02/09/2023	—	—	—	2,855	11,423	34,269	—	1,888,222

(1)

The amounts in these columns represent the payout at the threshold, target and maximum award levels for 2023 under the Annual Incentive Program. If the threshold performance level is not met, the pool funding level will be 0%. For Mr. Davis, the actual award exceeded the maximum due to adjustments made for individual performance. The various measures and details relating to the 2023 Annual Incentive Awards are presented beginning on page 47 of this Proxy Statement.

(2)

The amounts shown in this column reflect the total grant date fair values of RSUs and PSUs granted under the 2020 Plan, calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, including FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2023 audited financial statements beginning on page 89 of our Form 10-K filed with the SEC on February 22, 2024. Please see “2023 LTI Awards” on page 51 of this Proxy Statement for more information about these RSU and PSU awards.

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

For a discussion regarding the awards granted to the NEOs in 2023 as disclosed in the table above, see “Annual Incentive Program” on page 47 and “LTI Program” on page 50 of this Proxy Statement.

COMPENSATORY ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, see “Compensatory Arrangement with President and CEO” on page 53 of this Proxy Statement.

2024 PROXY STATEMENT	63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2023.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Jack A. Fusco

2021 LTI Award (02/11/2021)	27,933	(4)	$4,768,442	83,799	$42,915,982

2022 LTI Award (02/10/2022)	43,371	(4)	$7,403,863	65,056	$33,317,129

2023 LTI Award (02/09/2023)	51,012	(4)	$8,708,259	51,012	$26,124,776

Zach Davis

2021 LTI Award (02/11/2021)	5,587	(4)	$953,757	16,760	$8,583,299

2021 LTI Award (08/27/2021)	10,000	(4)	$1,707,100

2022 LTI Award (02/10/2022)	10,069	(4)	$1,718,879	15,103	$7,734,699

2023 LTI Award (02/09/2023)	11,831	(4)	$2,019,670	11,831	$6,059,010

Anatol Feygin

2021 LTI Award (02/11/2021)	7,463	(4)	$1,274,009	22,387	$11,465,054

2022 LTI Award (02/10/2022)	10,224	(4)	$1,745,339	15,335	$7,853,514

2023 LTI Award (02/09/2023)	11,423	(4)	$1,950,020	11,423	$5,850,061

Corey Grindal

2021 LTI Award (02/11/2021)	7,015	(4)	$1,197,531	21,044	$10,777,264

2022 LTI Award (02/10/2022)	10,843	(4)	$1,851,009	16,264	$8,329,282

2022 LTI Award (02/10/2022)	12,392	(4)	$2,115,438

2023 LTI Award (02/09/2023)	14,687	(4)	$2,507,218	14,687	$7,521,653

Sean N. Markowitz

2021 LTI Award (02/11/2021)	7,350	(4)	$1,254,719	22,048	$11,291,442

2022 LTI Award (02/10/2022)	10,456	(4)	$1,784,944	15,684	$8,032,247

2023 LTI Award (02/09/2023)	11,423	(4)	$1,950,020	11,423	$5,850,061

(1)

The values represented in this column have been calculated by multiplying $170.71, the closing price of our common stock on December 29, 2023, by the number of unvested shares of restricted stock and RSUs.

(2)

The amounts in this column are the target amount of PSUs granted as part of the annual LTI program. The 2021 awards have a performance period of January 1, 2021 to December 31, 2023; the 2022 awards have a performance period of January 1, 2022 to December 31, 2024; and the 2023 awards have a performance period of January 1, 2023 to December 31, 2025. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(3)

The values represented in this column have been calculated by multiplying $170.71, the closing price of our common stock on December 29, 2023, by the maximum number of shares that could be earned under the PSUs in accordance with Item of 402(f) of Regulation S-K. This estimated payout is not necessarily indicative of the actual payout at the end of the performance period.

(4)	Awards vest ratably over three years from the date of grant.

64	CHENIERE

OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares that vested from RSUs and PSUs and the aggregate dollar value realized upon the vesting of such RSUs and PSUs for our NEOs in 2023. There were no option exercises by our NEOs in 2023.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2023

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Jack A. Fusco	—	—	335,615	$50,171,555
Zach Davis	—	—	54,464	$8,332,778
Anatol Feygin	—	—	88,977	$13,301,099
Corey Grindal	—	—	76,440	$11,687,944
Sean N. Markowitz	—	—	82,034	$12,263,693

(1)

Included in this column are the vesting of RSUs and PSUs as well as the following vested RSUs and PSUs that were settled in cash: for Mr. Fusco, 335,615; for Mr. Davis, 25,579; for Mr. Feygin, 88,977; for Mr. Grindal, 24,080; and for Mr. Markowitz, 82,034.

(2)

The value in this column for the NEOs’ RSUs and PSUs that vested during 2023 has been calculated, for any RSUs or PSUs settled in stock, by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested, and for any PSUs settled in cash, the actual cash payment made, which was determined by multiplying the 45 trading day average preceding vesting by the number of shares that vested.

2024 PROXY STATEMENT	65

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2023. The value shown in the table assumes a December 31, 2023 termination date, uses the closing price of our common stock of $170.71 on December 29, 2023, as reported on the NYSE American, and assumes that performance-based incentive awards vest based on the maximum award level, unless otherwise noted. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 53 and page 55 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2023

JACK A. FUSCO(1) EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation		$8,000,000			$12,000,000
Prorated Target Bonus		$2,400,000			$2,400,000
Health and Welfare Benefits		55,179			55,179
Long-Term Incentives (by Grant Date):
02/11/2021 Restricted Stock Units		$4,768,442	$4,768,442	$4,768,442
02/11/2021 Performance Stock Units		$42,915,982	$14,305,327	$42,915,982
02/10/2022 Restricted Stock Units		$7,403,863	$7,403,863	$7,403,863
02/10/2022 Performance Stock Units		$22,211,420	$11,105,710	$33,317,129
02/09/2023 Restricted Stock Units		$8,708,259	$8,708,259	$8,708,259
02/09/2023 Performance Stock Units		$8,708,259	$8,708,259	$26,124,776
Total	$—	$105,171,403	$54,999,860	$123,238,451	$14,455,179

(1)

Mr. Fusco’s employment agreement, as amended in 2021, provides for an employment term ending March 31, 2024, with automatic one-year extensions unless either party provides notice of nonrenewal. The employment agreement further provides that if Mr. Fusco remains employed through the end of the applicable employment term following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the employment agreement exist, he would be entitled to receive a pro-rated annual bonus for the fiscal year of termination, reimbursement of COBRA premiums for 18 months after termination, and the continued vesting of all outstanding long-term incentive awards. The aggregate value of this entitlement, calculated at maximum value as of December 31, 2023, is $125.7 million. For more information regarding Mr. Fusco’s employment agreement, please see “Compensatory Arrangements” on page 53 of this Proxy Statement.

(2)	For performance stock units, assumes vesting at target award level.

(3)	Assumes termination immediately following a change-in-control.

66	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

ZACH DAVIS EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,175,000	—	—	$2,900,000
Prorated Target Bonus	—	$725,000	—	—	$725,000
Health and Welfare Benefits	—	$55,179	—	—	$55,179
Long-Term Incentives (by Grant Date):
02/11/2021 Restricted Stock Units	—	$953,757	$953,757	$953,757	—
02/11/2021 Performance Stock Units	—	$8,583,299	$2,861,100	$8,583,299	—
08/27/2021 Restricted Stock Units	—	$1,707,100	$1,707,100	$1,707,100	—
02/10/2022 Restricted Stock Units	—	$1,718,879	$1,718,879	$1,718,879	—
02/10/2022 Performance Stock Units	—	$5,156,466	$2,578,233	$7,734,699	—
02/09/2023 Restricted Stock Units	—	$2,019,670	$2,019,670	$2,019,670	—
02/09/2023 Performance Stock Units	—	$2,019,670	$2,019,670	$6,059,010	—
Total	$—	$25,114,020	$13,858,409	$28,776,414	$3,680,179

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,100,000	—	—	$2,800,000
Prorated Target Bonus	—	$700,000	—	—	$700,000
Health and Welfare Benefits	—	$55,179	—	—	$55,179
Long-Term Incentives (by Grant Date):
02/11/2021 Restricted Stock Units	—	$1,274,009	$1,274,009	$1,274,009	—
02/11/2021 Performance Stock Units	—	$11,465,054	$3,821,685	$11,465,054	—
02/10/2022 Restricted Stock Units	—	$1,745,339	$1,745,339	$1,745,339	—
02/10/2022 Performance Stock Units	—	$5,235,676	$2,617,838	$7,853,514	—
02/09/2023 Restricted Stock Units	—	$1,950,020	$1,950,020	$1,950,020	—
02/09/2023 Performance Stock Units	—	$1,950,020	$1,950,020	$5,850,061	—
Total	$—	$26,475,298	$13,358,911	$30,137,997	$3,555,179

2024 PROXY STATEMENT	67

COMPENSATION TABLES

Corey Grindal EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,700,000	—	—	$3,600,000
Prorated Target Bonus	—	$900,000	—	—	$900,000
Health and Welfare Benefits	—	$55,179	—	—	$55,179
Long-Term Incentives (by Grant Date):
02/11/2021 Restricted Stock Units	—	$1,197,531	$1,197,531	$1,197,531	—
02/11/2021 Performance Stock Units	—	$10,777,264	$3,592,421	$10,777,264	—
02/10/2022 Restricted Stock Units	—	$1,851,009	$1,851,009	$1,851,009	—
02/10/2022 Performance Stock Units	—	$5,552,855	$2,776,427	$8,329,282	—
02/10/2022 Restricted Stock Units	—	$2,115,438	$2,115,438	$2,115,438	—
02/09/2023 Restricted Stock Units	—	$2,507,218	$2,507,218	$2,507,218	—
02/09/2023 Performance Stock Units	—	$2,507,218	$2,507,218	$7,521,653	—
Total	$—	$30,163,711	$16,547,262	$34,299,395	$4,555,179

Sean N. Markowitz EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,100,000	—	—	$2,800,000
Prorated Target Bonus	—	$700,000	—	—	$700,000
Health and Welfare Benefits	—	$55,179	—	—	$55,179
Long-Term Incentives (by Grant Date):
02/11/2021 Restricted Stock Units	—	$1,254,719	$1,254,719	$1,254,719	—
02/11/2021 Performance Stock Units	—	$11,291,442	$3,763,814	$11,291,442	—
02/10/2022 Restricted Stock Units	—	$1,784,944	$1,784,944	$1,784,944	—
02/10/2022 Performance Stock Units	—	$5,354,831	$2,677,416	$8,032,247	—
02/09/2023 Restricted Stock Units	—	$1,950,020	$1,950,020	$1,950,020	—
02/09/2023 Performance Stock Units	—	$1,950,020	$1,950,020	$5,850,061	—
Total	$—	$26,441,156	$13,380,933	$30,163,433	$3,555,179

68	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

CHANGE-IN-CONTROL SEVERANCE

In December 2016, the Compensation Committee recommended, and the Board approved, the Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan has been periodically revised, with the most recent amendment and restatement in November 2023. Please see “Severance Plan” on page 55 of this Proxy Statement for details regarding the Company’s Severance Plan.

EQUITY AWARDS

Under the Severance Plan, all incentive awards generally vest in full upon a change-in-control, with performance-based incentive awards vesting upon a change-in-control at the greater of (i) target level and (ii) actual performance, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining the level of achievement for such metrics based on the shortened period; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards vest in full and (2) a prorated portion of performance-based incentive awards vest based on actual performance; provided that in the event that the Company terminates the CEO’s employment without Cause or the CEO terminates his employment for Good Reason not in connection with a change-in-control, the foregoing treatment only applies to incentive awards that were granted more than six months prior to the termination.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability. For a discussion of the treatment of incentive awards under the terms of Mr. Fusco’s employment agreement, please see “Compensatory Arrangements” on page 53 of this Proxy Statement.

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events upon or following a Change in Control: (i) a change in the NEO’s status, title, position or responsibilities, including reporting responsibilities, which represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; (ii) the removal from or failure to re-elect the NEO to the office or position in which he or she last served, unless such removal or failure to re-elect is due to certain enumerated causes; (iii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially adverse with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, in the NEO’s status, duties or responsibilities; (iv) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (v) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. A “Good Reason” termination of an NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events before a Change in Control: (i) a material diminution in authorities, duties or responsibilities; (ii) a reduction in the NEO’s annual base salary by more than 5% (other than a reduction applicable to executives generally); or (iii) the

2024 PROXY STATEMENT	69

COMPENSATION TABLES

requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

70	CHENIERE

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2023 annual total compensation of the median employee (other than our President and CEO) was $225,523;

•	The 2023 annual total compensation of our President and CEO, Mr. Fusco, was $21,565,074; and

•	For 2023, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 95.6 to 1.

The ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. To identify our median employee in 2023, we used our employee population as of December 31, 2023, including full-time, part-time and temporary employees. We excluded our employees in Singapore and China, as the employees located in these countries (9 and 3, respectively) represented fewer than 5% of our total employees. Our total employee count at that time was 1,607 prior to excluding Singapore and China and 1,595 after accounting for these exclusions. We annualized the base salary paid to permanent employees newly hired during 2023 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated annual total compensation (including equity awards received in 2023 valued on the grant date) for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

2024 PROXY STATEMENT	71

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. For further information concerning Cheniere’s pay for performance philosophy and how Cheniere aligns executive compensation with performance, see “Compensation Discussion and Analysis” beginning on page 40. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.
TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and (on average) to our other NEOs
(Non-PEO
NEOs) during the specified years alongside our total shareholder return (“TSR”) and net income, as well as Consolidated Adjusted EBITDA, a Company-selected financial measure. The Company identified Consolidated Adjusted EBITDA as our Company-Selected Measure, given its prominence in our description of core operating performance through earnings releases and conference calls, as described in more detail beginning on page 42, as well as our belief that generation of Consolidated Adjusted EBITDA, along with efficient use of capital, will drive total shareholder return over time. Because the majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value, PEO and average other NEO CAP is correlated with changes in share price and/or ATSR over the applicable measurement periods, with Consolidated Adjusted EBITDA contributing to investor and other stakeholder assessment of sequential performance and operating trends of the Company. While the Company does not use Consolidated Adjusted EBITDA as an explicit performance measure in the overall executive compensation program, the measure of Consolidated Adjusted EBITDA is highly correlated and aligned with other performance measures used in the Company’s executive compensation program, including Scorecard EBITDA and Cumulative Distributable Cash Flow Per Share. As discussed in Compensation Discussion and Analysis—Components of our Executive Compensation Program, Scorecard EBITDA excludes from Consolidated Adjusted EBITDA incremental cash settlement expenses related to certain long term incentive awards granted to NEOs. We may determine a different financial performance measure to be the most important financial performance measure in future years. Consolidated Adjusted EBITDA is a non-GAAP
financial measure. For a definition of Consolidated Adjusted EBITDA and a reconciliation of this non-GAAP
measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix D.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) (b)	CAP TO PEO (2) (c)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3) (d)	AVERAGE CAP TO NON-PEO NEOS (4) (e)	TOTAL CUMULATIVE SHAREHOLDER RETURN (5) (f)	PEER GROUP TOTAL CUMULATIVE SHAREHOLDER RETURN (6) (g)	NET INCOME (LOSS) (MILLIONS) (7) (h)	CONSOLIDATED ADJUSTED EBITDA (NON-GAAP) (MILLIONS) (8) (i)

2023	$21,565,074	$49,987,486	$5,944,993	$13,030,436	$286	$174	$12,059	$8,771

2022	$22,608,390	$77,025,086	$5,774,056	$17,851,473	$248	$158	$2,635	$11,564

2021	$18,091,084	$64,767,515	$5,302,041	$13,751,700	$167	$107	$(1,565)	$4,867

2020	$14,893,339	$13,083,721	$4,922,878	$2,827,851	$98	$74	$501	$3,961

(1)	For 2023, 2022, 2021 and 2020, the PEO was Jack A. Fusco.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Fusco, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fusco during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Fusco’s total compensation for each year to determine the CAP:

72	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

PEO SUMMARY COMPENSATION TABLE (“SCT”) TOTAL TO CAP RECONCILIATION

YEAR	REPORTED SCT TOTAL FOR PEO	REPORTED VALUE OF EQUITY-BASED AWARDS (a)	EQUITY-BASED AWARD ADJUSTMENTS (b)	CAP TO PEO

2023	$21,565,074	$(15,955,533)	$44,377,945	$49,987,486

2022	$22,608,390	$(16,585,377)	$71,002,073	$77,025,086

2021	$18,091,084	$(12,608,398)	$59,284,829	$64,767,515

2020	$14,893,339	$(9,509,961)	$7,700,343	$13,083,721

(a)	The grant date fair value of equity-based awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity-based award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity-based awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The valuation assumptions initially used to calculate the fair value of equity-based awards containing a market condition of ATSR are based on fair value assigned to the market metric using a Monte Carlo model as of the grant date. For each subsequent measurement date, adjustments have been made to equity-based award valuation using the stock price as of the measurement date and updated assumptions related to dividend yield, stock volatility and risk-free rates. The grant date fair value of equity-based awards containing performance and service-based conditions initially assumes target performance and the stock price at the date of grant, with subsequent measurements incorporating actual or forecast adjustments for performance and changes in stock price at each measurement date, as relevant.

The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2023	$18,833,120	$25,702,096	$—	$(157,271)	$—	$—	$44,377,945

2022	$22,843,764	$44,199,361	$—	$3,958,948	$—	$—	$71,002,073

2021	$20,255,894	$37,414,436	$—	$1,614,499	$—	$—	$59,284,829

2020	$10,567,005	$(630,778)	$—	$(2,235,884)	$—	$—	$7,700,343

(3)
Our
Non-PEO
NEOs in the table above were the following individuals: (i) for 2023, Zach Davis, Anatol Feygin, Corey Grindal and Sean N. Markowitz; (ii) for 2022 and 2021, Zach Davis, Anatol Feygin, Sean N. Markowitz and Aaron Stephenson; and (iii) for 2020, Zach Davis, Anatol Feygin, Sean N. Markowitz, Aaron Stephenson and Michael Wortley, our previous Chief Financial Officer.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year, and in 2020 reflects the impact of certain award forfeitures in connection with the resignation of Michael Wortley, our previous Chief Financial Officer. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the
Non-PEO
NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2:

AVERAGE
NON-PEO
NEO SCT TOTAL TO CAP RECONCILIATION

YEAR	AVERAGE REPORTED SCT TOTAL FOR NON- PEO NEO	AVERAGE REPORTED VALUE OF EQUITY-BASED AWARDS	AVERAGE EQUITY- BASED AWARD ADJUSTMENTS (a)	AVERAGE CAP TO NON-PEO NEO

2023	$5,944,993	$(3,860,018)	$10,945,461	$13,030,436

2022	$5,774,056	$(3,620,785)	$15,698,202	$17,851,473

2021	$5,302,041	$(3,552,517)	$12,002,176	$13,751,700

2020	$4,922,878	$(2,563,263)	$468,236	$2,827,851

2024 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE

(a)	The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2023	$4,556,175	$6,311,701	$—	$77,585	$—	$—	$10,945,461

2022	$4,972,107	$9,811,733	$17,509	$896,853	$—	$—	$15,698,202

2021	$5,372,557	$6,147,462	$14,605	$467,552	$—	$—	$12,002,176

2020	$1,740,632	$(82,266)	$5,629	$(707,199)	$(488,560)	$—	$468,236

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the period December 31, 2019 through the end of the applicable measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the applicable measurement period and December 31, 2019, by the Company’s share price at December 31, 2019.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is as described on page 58.

(7)
The dollar amounts reported represent the amount of net income (loss), as reported in the Company’s consolidated financial statements included in our 2023 and 2022 Annual Reports on Form
10-K.
The Company does not use net income as a performance measure in its executive compensation program.

(8)
Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling
interest, interest expense, net of capitalized interest, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash
items, other
non-operating
income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and FX derivatives prior to contractual delivery or termination, and non-cash
compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Consolidated Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.

MOST IMPORTANT MEASURES LINKING COMPENSATION ACTUALLY PAID DURING 2023 TO COMPANY PERFORMANCE

As required, we disclose below the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for 2023 to Company performance. In addition to the performance measures listed here, the Compensation Committee and Board consider a range of factors in determining compensation aligned with the tenets of responsible operation and growth, including ESG metrics, strategic goals and operational effectiveness. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 40. For a definition of non-GAAP
measures Consolidated Adjusted EBITDA and Cumulative Distributable Cash Flow per Share, please see Appendix D and Appendix B, respectively.

Financial Performance Measures
Consolidated Adjusted EBITDA
Absolute TSR
Cumulative Distributable Cash Flow per Share

74	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES

The following graphs describe the relationship between the compensation actually paid to our named executive officers and performance metrics disclosed in the pay versus performance table above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
As described above:

•
A majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value. As a result, PEO and average other NEO “compensation actually paid” each year are correlated with changes in share price and/or ATSR over the applicable measurement periods.

•	Cheniere’s cumulative ATSR exceeded the TSR of our defined peer group for the four-year measurement period, which reflects our executives’ successful alignment of responsible operation and growth.

•
The Compensation Committee and Board consider a range of measures referenced above in granting annual awards. Accordingly, increases in these measures have a positive impact on PEO and average other NEO “compensation actually paid.” Because the Compensation Committee and Board authorize the majority of such awards as equity-based awards, changes in our ATSR also impacted “compensation actually paid.”

•
SEC rules require that net income be presented as a performance measure in the pay versus performance table above. As the table illustrates, changes in CAP for our PEO and non-PEOs
are not aligned with performance on net income as a financial performance measure. Our net income (loss) has historically been impacted by unrealized, non-cash
derivative gains and losses on contracts accounted for as derivative instruments. Derivative instruments are reported at fair value on our consolidated financial statements. Because the recognition of derivative instruments at fair value has the effect of recognizing gains or losses relating to future period exposure, use of derivative instruments may result in continued volatility of our net income based on changes in market pricing, counterparty credit risk and other relevant factors that may be outside of our control, notwithstanding the operational intent to mitigate risk exposure over time, in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.

2024 PROXY STATEMENT	75

PAY VERSUS PERFORMANCE

76	CHENIERE

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS FOR 2023

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2023. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2023. In response to shareholder feedback, the Compensation Committee and Board continue to take steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2023, as disclosed in the 2024 proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 40 through 70 of the 2024 proxy statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2025 Annual Meeting of Shareholders.

The Board unanimously recommends a vote FOR approving, on an advisory and non-binding basis, the named executive officer compensation for fiscal year 2023 as disclosed in this Proxy Statement.

2024 PROXY STATEMENT	77

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of five Directors. All members of the Audit Committee meet the NYSE independence standards and the applicable rules of the SEC. The Board has determined that each of Ms. Collawn and Mr. Robillard is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the critical audit matter addressed in KPMG’s audit report, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Patricia K. Collawn Brian E. Edwards Denise Gray Lorraine Mitchelmore

78	CHENIERE

INDEPENDENT ACCOUNTANT’S FEES

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2023 and 2022.

	KPMG LLP	KPMG LLP
	FISCAL 2023	FISCAL 2022
Audit Fees	$6,893,476	$6,677,098
Audit Related Fees	$280,000	$—
Tax Fees	$38,727	$34,663
All Other Fees	$3,000	$4,000
Total	$7,215,203	$6,715,761

Audit Fees—Audit fees for the fiscal years ended December 31, 2023 and 2022 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit Related Fees—Audit related fees for the fiscal year ended December 31, 2023 include fees associated with limited assurance related to our Corporate Responsibility Report and other agreed upon procedures. There were no audit related fees in 2022.

Tax Fees—Tax fees for the fiscal year ended December 31, 2023 and 2022 were for tax consulting services related to Section 382 ownership changes.

All Other Fees—Other fees for the fiscal years ended December 31, 2023 and 2022 were for accounting research tools and assistance in preparation and translation of statutory financial statements.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2023 and 2022 were pre-approved.

2024 PROXY STATEMENT	79

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2024

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2023, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board and Audit Committee unanimously recommend a vote FOR the ratification, on an advisory and non-binding basis, of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

80	CHENIERE

PROPOSAL 4 – APPROVAL OF

THE CHENIERE ENERGY, INC.

AMENDED AND RESTATED

2020 INCENTIVE PLAN

On April 2, 2024, the Board unanimously approved the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan (the “A&R 2020 Plan”), subject to shareholder approval. The A&R 2020 Plan will be effective on May 23, 2024 (the “Effective Date”) if it is approved by our shareholders at the Meeting. The A&R 2020 Plan will apply only to awards granted on or after the Effective Date. The terms and conditions of awards granted under the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan”) prior to the Effective Date will not be affected by the adoption or approval of the A&R 2020 Plan. If the A&R 2020 Plan is not approved by our shareholders at the Meeting, then the 2020 Plan will remain in effect on the terms in force prior to the Meeting with the A&R 2020 Plan not taking effect.

Best Practices

The A&R 2020 Plan incorporates several features designed to protect shareholder interests and promote current best practices, including:

•

Minimum Vesting Requirements: Awards under the A&R 2020 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, provided that such award vests no earlier than 50 weeks following the immediately preceding year’s annual meeting, and provided further that awards granted to non-employee directors in substitution for cash compensation otherwise due and payable to such non-employee director will not be subject to such requirement.

•	No Dividend Payments on Unvested Awards: The A&R 2020 Plan expressly prohibits the payment of dividends or dividend equivalents on any award before the date on which the award vests.

•

Director Grant Limit: With respect to each non-employee director, the aggregate dollar value of (a) any awards granted under the A&R 2020 Plan (based on the grant date fair value of such awards) with respect to the non-employee director’s service as a non-employee director during a single calendar year and (b) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the non-employee director’s service as a non-employee director for such calendar year, shall not exceed $750,000. The Compensation Committee may make exceptions to this limit for non-employee directors, in its discretion, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

•

Clawbacks: Awards under the A&R 2020 Plan will be subject to the Cheniere Energy, Inc. Clawback Policy, the Cheniere Energy Partners, L.P. Clawback Policy, if applicable, any other clawback or recapture policy that the Company or an applicable affiliate may adopt from time to time, and any clawback or recapture provisions set forth in an award agreement.

•	No Evergreen: The A&R 2020 Plan does not contain any “evergreen” provisions.

•	No Discount or Repriced Options: The A&R 2020 Plan does not permit discounted stock options, or repricing options to reduce the exercise price without shareholder approval.

2024 PROXY STATEMENT	81

PROPOSAL 4 – APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Burn Rate and Overhang Disclosure

The Company’s historical share usage under its equity compensation plans (sometimes referred to as “burn rate”) and the potential dilution of the Company’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”) are summarized below.

	FY 2021	FY 2022	FY 2023

(a) Stock options granted	0	0	0

(b) Restricted shares and RSUs granted	1,754,877	1,145,407	825,115

(c) PSUs granted[1]	277,852	221,417	224,239

(d) Increase in diluted shares due to equity awards (a + b + c)	2,032,729	1,366,824	1,049,354

(e) Weighted average common shares outstanding	253,400,000	251,100,000	241,000,000

Burn rate (d/e)[2]	0.80%	0.54%	0.44%

1

Includes performance awards at target. There are no performance-based restricted shares outstanding. If the maximum number of shares subject to performance awards were taken into account, the number of awards in row (c) would be 773,106; 580,964; and 473,604 for fiscal years 2021, 2022, and 2023, respectively.

2	The burn rate calculation is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

As of March 15, 2024, the total overhang with respect to the Company’s equity plans and outstanding awards, expressed as a percentage of common shares outstanding, is reflected in the table below.

	Weighted average exercise price	Shares

(a) New shares available under the A&R 2020 Plan, if approved		4,500,000

(b) Shares remaining available under the 2020 Plan (counting PSUs at maximum performance levels)(1)		3,109,501

(c) Total shares available for issuance (a + b)		7,609,501

(d) Shares underlying stock option awards and stock appreciation rights outstanding	—	0

(e) Shares underlying restricted shares and RSUs outstanding		1,648,115

(f) Shares underlying PSUs outstanding (at maximum performance level)(2)		1,380,340

(g) Total outstanding equity awards (d + e + f)		3,028,455

(h) Common shares outstanding		230,707,043

Overhang (c + g) / h		4.61%

1	The shares remaining available under the 2020 Plan are the only shares available under an active equity plan.

2	There are no performance-based restricted shares outstanding.

The Company believes that granting equity awards, which generally vest over several years, is an effective method of aligning the interests of the Company’s employees and directors with those of shareholders, encourages ownership in the Company and provides the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility. The closing price of a share of the Company’s common stock as of March 15, 2024 was $161.29.

Recommendation of the Board of Directors

The Board recommends a vote FOR the resolution approving the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan.

82	CHENIERE

SUMMARY OF THE A&R 2020 PLAN

SUMMARY OF THE A&R 2020 PLAN

Below is a summary of the material terms of the A&R 2020 Plan. The full text of the A&R 2020 Plan is attached as Appendix A to this Proxy Statement. The statements made in this Proxy Statement with respect to the A&R 2020 Plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the A&R 2020 Plan attached as Appendix A to this Proxy Statement.

Purpose of the A&R 2020 Plan

The A&R 2020 Plan is designed to promote the interests of the Company and our shareholders by offering selected employees, consultants and non-employee directors of the Company or its affiliates an opportunity to participate in the growth and financial success of the Company and in performance-related incentives. The A&R 2020 Plan permits discretionary grants of the following award types:

•	Incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Code; and

•	Stock options that do not constitute Incentive Stock Options (“Non-qualified Stock Options”);

•	Shares of common stock for a purchase price, if any, determined by the Committee (as described below) that are not subject to forfeiture (“Bonus Stock Awards”);

•

The right to receive shares of common stock or cash payments with a value equal to the amount by which the fair market value of a share of common stock on exercise exceeds the fair market value on the grant date (“Stock Appreciation Rights”);

•

The right to receive a specified number of shares of common stock or cash equal to the fair market value of a specified number of shares of common stock (“Phantom Stock Awards” or “Restricted Stock Unit Awards”);

•	Shares of common stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances (“Restricted Stock Awards”);

•	Cash and/or stock payments that may be earned based on the satisfaction of various performance measures (“Performance Awards”); and

•	Other stock or performance-based awards (“Other Stock or Performance-Based Awards”).

Shares Subject to the A&R 2020 Plan

Subject to adjustment as described under “Adjustments upon Changes in Capitalization and Corporate Events” below, the aggregate number of shares of common stock that may be issued with respect to awards granted under the A&R 2020 Plan may not exceed 4,500,000, plus the number of additional shares of common stock available for future awards under the 2020 Plan as of the Effective Date of the A&R 2020 Plan and the number of shares of common stock related to awards under the 2020 Plan outstanding as of the Effective Date that are subsequently terminated, forfeited, cancelled or expire.

Except for shares of common stock issued with respect to awards that are assumed or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction), the number of shares reserved for issuance under the A&R 2020 Plan will be reduced by the number of shares of common stock issued in connection with the exercise or settlement of an award. Any shares of common stock (x) covered by an award that is forfeited or canceled or that expires, (y) that are withheld in respect of taxes (except as provided below) or (z) used to determine the amount of cash paid in connection with the exercise of Stock Appreciation Rights and the settlement of Phantom Stock Awards and Restricted Stock Unit Awards, will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of common stock which may be issued under the A&R 2020 Plan; provided that the following will count against the share pool limit: (i) shares tendered or withheld to pay the exercise price of, or tax withholding obligations related to, options or Stock Appreciation Rights, (ii) shares repurchased by the Company from a participant with the proceeds from the exercise of options and (iii) shares reserved for issuance under a Stock Appreciation Right that exceed the number of shares actually issued upon exercise.

The shares to be delivered under the A&R 2020 Plan will be made available from (a) authorized but unissued shares, (b) shares held in the treasury of the Company, or (c) previously issued shares reacquired by the Company, including shares purchased on the open market, in each case as the Committee may determine from time to time in its sole discretion.

2024 PROXY STATEMENT	83

PROPOSAL 4 – APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Administration

The A&R 2020 Plan, if approved, will be administered by the Compensation Committee or, if there is no Compensation Committee at any relevant time, by the Board. References to the “Committee” mean the Compensation Committee or Board, along with the Equity Grant Committee described below, as applicable. Additionally, the Board or Compensation Committee may delegate (either generally or specifically) any of its powers, authorities and discretions conferred on it under the A&R 2020 Plan to a subcommittee of the Compensation Committee or one of its members, or to one or more officers of the Company, as it deems appropriate in its sole discretion, subject to applicable laws and exchange requirements.

The Committee has full authority, subject to the terms of the A&R 2020 Plan, to establish rules that it deems relevant for the proper administration of the A&R 2020 Plan, to select the employees, consultants and non-employee directors to whom awards are granted, and to set the type and size of awards that are made and the other terms of the awards. When granting awards, the Committee may consider any factors that it deems relevant.

The A&R 2020 Plan permits the Board to establish an Equity Grant Committee comprised of one or more members of the Board who are not non-employee directors to grant equity-based awards including Restricted Stock Awards, Restricted Stock Unit Awards and Non-qualified Stock Options to eligible employees and consultants (other than executive officers of the Company or our affiliates and non-employee directors).

•

Shares of common stock underlying Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted by the Equity Grant Committee in a calendar year cannot exceed 150,000 shares per recipient or an aggregate of 600,000 shares to all recipients.

•	Shares of common stock underlying options granted by the Equity Grant Committee in a calendar year cannot exceed 450,000 shares per recipient or an aggregate of 3,000,000 shares to all recipients.

The Compensation Committee may periodically ratify all awards granted by the Equity Grant Committee.

Limitation on Individual Awards

In addition to the above limits, the A&R 2020 Plan provides that no individual may be granted, in any calendar year, awards (other than cash awards) covering or relating to an aggregate of 6,000,000 shares of common stock under the A&R 2020 Plan, of which no more than 6,000,000 shares of common stock may be granted in the form of Incentive Stock Options. Additionally, with respect to each non-employee director, the aggregate dollar value of (a) any awards granted under the A&R 2020 Plan (based on the grant date fair value of such awards) with respect to the non-employee director’s service as a non-employee director during a single calendar year and (b) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the non-employee director’s service as a non-employee director for such calendar year, shall not exceed $750,000. The Committee may make exceptions to this limit for non-employee directors, in its discretion, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

Eligibility

All employees, consultants, and non-employee directors of the Company and our affiliates are eligible to participate in the A&R 2020 Plan. The selection of employees, consultants, and non-employee directors, from among those eligible, who will receive Incentive Stock Options, Non-qualified Stock Options, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Other Stock or Performance-Based Awards, or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of the Company or our affiliates. As of April 1, 2024, there were approximately 1,680 employees, less than ten consultants, and eight non-employee directors eligible to participate in the A&R 2020 Plan.

Term of A&R 2020 Plan

The A&R 2020 Plan will become effective, if approved by shareholders, upon certification of the voting results after the Meeting. If not sooner terminated, the A&R 2020 Plan will terminate on the earlier of the tenth anniversary of the effective date or the date on which no shares of common stock subject to the A&R 2020 Plan remain available to be granted as awards under the A&R 2020 Plan, and no further awards may be granted thereafter. The Board, in its discretion, may terminate the A&R 2020 Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted.

84	CHENIERE

SUMMARY OF THE A&R 2020 PLAN

Term of Awards

The term of any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right or Other Stock or Performance-Based Award may not exceed a period of ten years.

Stock Options

Term of Option; Exercise Price. The term of each stock option is as specified by the Committee at the date of grant but cannot exceed ten years. The exercise price is determined by the Committee and can be no less than the fair market value of the shares of common stock covered by the stock option on the date the stock option is granted (other than options assumed, or issued in substitution for option awards, in connection with the acquisition of another entity).

Special Rules for Certain Shareholders. If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, the term of the stock option cannot exceed five years, and the exercise price must be at least 110% of the fair market value of the shares on the date that the stock option is granted.

Status of Stock Options. The status of each stock option granted to an employee as either an Incentive Stock Option or a Non-qualified Stock Option is designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the stock options with respect to the excess shares are Non-qualified Stock Options. All stock options granted to consultants and non-employee directors are Non-qualified Stock Options.

Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-qualified Stock Option is not transferable other than by will or the laws of descent and distribution, or with the consent of the Committee, to one or more immediate family members or related family trusts or partnerships or similar entities, subject to securities registration requirements.

Limitations on Exercise. No Incentive Stock Option may be exercised more than: (i) three months after the participant ceases to perform continuous service for the Company for any reason other than death or disability (as defined in the A&R 2020 Plan); or (ii) one year after the participant ceases to perform continuous service for the Company due to death or disability. No Non-qualified Stock Option may be exercised more than: (i) six months after the participant ceases to perform continuous service for the Company for any reason other than death or disability; or (ii) one year after the participant ceases to perform continuous service for the Company due to death or disability. If a participant’s continuous service with the Company is terminated for cause (as defined in the A&R 2020 Plan), the option will immediately terminate.

Bonus Stock Awards

The Committee may grant shares of our common stock to employees, consultants and non-employee directors on terms and conditions and for such payment, if any, as established by the Committee on the date of grant, which grant will constitute a transfer of unrestricted shares of common stock to the recipient.

Stock Appreciation Rights

Stock Appreciation Rights may be granted in connection with, or independent of, a stock option. A Stock Appreciation Right granted in connection with a stock option entitles the participant to surrender all or part of the stock option for a cash payment at such time and to the extent such stock option is exercisable. Any such Stock Appreciation Right is transferable only to the extent the related stock option is transferable. A Stock Appreciation Right granted independently of a stock option is exercisable at such time and in such manner as determined by the Committee and set forth in the applicable award agreement.

The exercise price of a Stock Appreciation Right is determined by the Committee and can be no less than the fair market value of the shares of common stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

Phantom Stock Awards

Phantom Stock Awards under the A&R 2020 Plan are subject to such restrictions (which may include a risk of forfeiture) as the Committee may determine. A Phantom Stock Award may be paid at the end of the restricted period or the last day of a deferral period in the form of shares of the Company’s common stock or cash.

2024 PROXY STATEMENT	85

PROPOSAL 4 – APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Restricted Stock Awards

Restricted Stock Awards are subject to certain restrictions on disposition and certain obligations to forfeit and surrender the shares to the Company as may be determined in the discretion of the Committee. Upon the issuance of shares of common stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all of the rights of a shareholder of the Company with respect to the shares, including the right to vote the shares, but prior to the lapse of such restrictions, the participant will not be entitled to delivery of the shares and the participant may not sell, transfer, assign or otherwise dispose of such shares. During the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any Restricted Stock Award will be retained by the Company for the account of the participant. Such dividends or other distributions will revert back to the Company if, for any reason, the Restricted Stock Award reverts back to the Company. Upon the expiration of the Forfeiture Restrictions, all dividends or other distributions made on the Restricted Stock Award and retained by the Company will be paid, without interest, to the participant.

Restricted Stock Unit Awards

Restricted Stock Unit Awards under the A&R 2020 Plan are subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose. A Restricted Stock Unit Award may be paid at the end of the restricted period or the last day of a deferral period in the form of shares of the Company’s common stock or cash.

Performance Awards

The Committee may grant cash awards that are rights to receive a cash payment upon the achievement of a single or multiple performance goals over a specified performance period established by the Committee. The Committee also may designate any form of award under the A&R 2020 Plan as a Performance Award that will be subject to the achievement of performance goals. The Committee may grant Performance Awards under the A&R 2020 Plan that may be paid in common stock, cash or a combination thereof as determined by the Committee.

Other Stock or Performance-Based Awards

The Committee may grant Other Stock or Performance-Based Awards which consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or cash. The Committee may establish such terms and conditions for Other Stock or Performance-Based Awards under the A&R 2020 Plan as it determines appropriate.

Adjustments upon Changes in Capitalization and Corporate Events

The number and type of shares of common stock or other property (i) covered by each outstanding Award granted under the A&R 2020 Plan, the exercise or purchase price of such outstanding award, and any other terms of the award that the Committee determines requires adjustment and (ii) available for issuance under the A&R 2020 Plan will be proportionately adjusted or an equitable substitution will be made to reflect, as determined by the Committee, any increase or decrease in the number of shares of common stock resulting from a stock dividend, stock split, reverse stock split, extraordinary cash dividend resulting from a nonrecurring event that is not a payment of normal corporate earnings, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws or other applicable laws. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, will affect the number or price of shares of common stock subject to an award.

Unless specifically provided otherwise with respect to Change in Control events in an individual Award or written employment agreement, if, during the effectiveness of the A&R 2020 Plan, a Change in Control (as defined in the A&R 2020 Plan) occurs, each option and Stock Appreciation Right which is at the time outstanding under the A&R 2020 Plan will (i) automatically become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control, for all of the shares of common stock at the time represented by such option or Stock Appreciation Right and (ii) expire 20 days after the Committee gives written notice to the participant specifying the terms and conditions of the acceleration of the options or Stock Appreciation Rights, or if earlier, the date by which the option or Stock Appreciation Right otherwise would expire. To the extent that a participant exercises an option before or on the effective date of the Change in Control, the Company will issue all common stock purchased by exercise of that option, and those shares of common stock shall be treated as issued and outstanding for purposes of the Change in Control.

86	CHENIERE

SUMMARY OF THE A&R 2020 PLAN

If a participant does not exercise an option within the 20 day period described above, or if earlier, the date by which the option or Stock Appreciation Right otherwise would expire, the option or Stock Appreciation Right will immediately be forfeited and the participant will have no further rights to exercise the option or Stock appreciation Right. Notwithstanding the foregoing, in the event of any Change in Control, all of the Company’s obligations regarding options and Stock Appreciation Rights that were granted under the Plan and that are vested on the date of such event (taking into consideration any acceleration of vesting) may, on such terms as approved by the Committee, be (i) assumed by the surviving or continuing corporation (or substituted options of equal value may be issued by such corporation) or (ii) canceled in exchange for cash, securities of the acquiror or other property in an amount equal to the amount that would have been payable to a participant pursuant to the Change in Control event if the participant’s vested options and Stock Appreciation Rights had been fully exercised immediately prior to the Change in Control event; provided, however, that if the amount that would have been payable to a participant pursuant to such transaction if such participant’s vested options and Stock Appreciation Rights had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, the Committee may, in its discretion, cancel any or all such options for no consideration or payment of any kind.

Unless specifically provided otherwise with respect to Change in Control events in an individual Award or written employment agreement, if, during the effectiveness of the A&R 2020 Plan, a Change in Control occurs, the vesting period applicable to outstanding Restricted Stock Awards, Restricted Stock Unit Awards and all other outstanding Awards subject to forfeiture provisions (other than options or Stock Appreciation Rights) will lapse and the Awards will become fully vested and settled.

General Provisions Applicable to All Awards

Minimum Vesting. Awards under the A&R 2020 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award, provided that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, provided that such award vests no earlier than 50 weeks following the immediately preceding year’s annual meeting, and provided further that awards granted to non-employee directors in substitution for cash compensation otherwise due and payable to such non-employee director will not be subject to such requirement.

No Payment of Dividends on Unvested Awards. No award may provide for the payment of dividends or dividend equivalents before the date on which the award vests. With respect to any award that provides an entitlement to dividends or dividend equivalents, the dividends or dividend equivalents will be retained by the Company for the account of the participant during the vesting period and will revert back to the Company if the award is forfeited prior to vesting. Upon vesting, all dividends or dividend equivalents retained by the Company in respect of the award will be paid, without interest, to the participant.

Clawback Policies. Awards under the A&R 2020 Plan will be subject to the Cheniere Energy, Inc. Clawback Policy, the Cheniere Energy Partners, L.P. Clawback Policy, if applicable, any other clawback or recapture policy, if any, that the Company or an applicable affiliate may adopt from time to time, and any clawback or recapture provisions set forth in an award agreement, plan or program to the extent provided in such policy, plan, program or agreement.

Termination of Service. If a participant’s service is terminated for cause, all outstanding awards that have not been settled (whether vested or unvested) will be forfeited. Except as otherwise provided in an award or other agreement with, or a plan provided by, the Company or an affiliate, or otherwise determined by the Committee, if a participant’s service is terminated due to death or disability, then outstanding awards will vest, with performance conditions deemed earned at the target level.

Except as otherwise provided in an award agreement or other agreement with, or a plan provided by, the Company or an affiliate, or otherwise determined by the Committee, if a participant’s service is terminated without cause and subject to the participant’s execution of a release of claims:

•	Any unvested awards not subject to performance-vesting conditions that were granted at least six months prior to termination will vest in full.

•

A pro rata portion of any unvested awards subject to performance-vesting conditions that were granted at least six months prior to termination will remain outstanding and vest based on actual performance. For this purpose, the pro rata portion will be determined based on the number of complete months during the performance period that the participant was employed or, if longer, the service vesting period in which the Participant was employed.

Except as otherwise provided in an award agreement or other agreement with, or a plan provided by, the Company or an affiliate, or otherwise determined by the Committee, any unvested award will be forfeited in the event of a termination for any reason not discussed above.

2024 PROXY STATEMENT	87

PROPOSAL 4 – APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Amendment; Termination

The Board may amend or terminate the A&R 2020 Plan; provided that the Company will obtain shareholder approval of any A&R 2020 Plan amendment to the extent necessary to comply with the Code, applicable laws and the applicable requirements of any stock exchange or national market system. Any amendment or termination of the A&R 2020 Plan will not affect awards previously granted except as mutually agreed between the Company and the participant.

Federal Income Tax Aspects of the A&R 2020 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the A&R 2020 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees, consultants or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options. No federal income tax is imposed on the optionee upon the grant of an Incentive Stock Option. The optionee would recognize no ordinary taxable income upon exercise of an Incentive Stock Option or later disposition of shares acquired pursuant to his or her exercise of an Incentive Stock Option if the optionee: (a) does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date that the stock option was granted or within the one-year period beginning on the date that the stock option was exercised (collectively, the “holding period”); and (b) is an employee of the Company or any of our subsidiaries at all times beginning on the date of grant and ending on the date three months before the date of exercise. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the alternative minimum taxable income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option or the disposition of the shares so acquired. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction, subject to the application of Section 162(m) of the Code as discussed below, for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as ordinary income is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-qualified Stock Option such as those under the A&R 2020 Plan (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-qualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received and/or the fair market value of the shares distributed to the optionee, determined based on the excess of the fair market value of the shares of common stock covered by the portion of the Stock Appreciation Rights being exercised over the exercise price for such shares. Upon the exercise of a Non-qualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-qualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Restricted Stock Awards. Subject to the special rules discussed below relating to elections made under Section 83(b) of the Code, the recipient of a Restricted Stock Award will not realize taxable income at the time of grant, and the Company will not be entitled to a

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SUMMARY OF THE A&R 2020 PLAN

deduction at that time, assuming that the restrictions applicable to the award constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses and the individual vests in the underlying shares, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company.

Upon a subsequent disposition of the shares received pursuant to a Restricted Stock Award, other than a share for which the Section 83(b) election is made as discussed below, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the date the substantial risk of forfeiture lapsed would be treated as a capital gain or loss.

Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award (rather than the date on which the substantial risk of forfeiture lapses) based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock Award and is irrevocable.

Upon a subsequent disposition of Restricted Stock Award shares for which the Section 83(b) election is made, the difference between the fair market value of the shares on the disposition date and the fair market value of the shares on the date of grant would be treated as a capital gain or loss.

Performance Awards, Phantom Stock Awards and Other Stock or Performance-Based Awards. An individual who has been granted a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock Award, or Other Stock or Performance-Based Award prior to the actual issuance of shares under the award will be compensation income to the individual and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.

Upon a subsequent disposition of the shares received pursuant to a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the vest date would be treated as a capital gain or loss.

Bonus Stock Awards. In general, a participant who receives a Bonus Stock Award will be taxed on the fair market value of the shares of common stock on the date the shares are issued to the individual, less any amount paid by the participant for the shares of stock. The Company will be entitled to a deduction for a corresponding amount. Upon a subsequent disposition of the shares received pursuant to a Bonus Stock Award, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the award date would be treated as a capital gain or loss.

Section 162(m) of the Code. Section 162(m) of the Code generally precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to certain executive officers.

Tax-Qualified Status of the A&R 2020 Plan

The A&R 2020 Plan is not qualified under Section 401(a) of the Code.

Section 409A of the Internal Revenue Code

Some awards issued under the A&R 2020 Plan may be considered non-qualified deferred compensation that is subject to special rules under Section 409A of the Code. In such event, the Committee intends to generally design and administer such award and the A&R 2020 Plan to comply with the rules of Section 409A of the Code; however, there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates in the A&R 2020 Plan.

2024 PROXY STATEMENT	89

PROPOSAL 4 – APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the A&R 2020 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

A&R 2020 PLAN BENEFITS

A new plan benefits table for the A&R 2020 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the A&R 2020 Plan if the A&R 2020 Plan was then in effect, as described in the SEC proxy rules, are not provided because all awards made under the A&R 2020 Plan will be made at the Compensation Committee’s discretion, subject to the terms and conditions of the A&R 2020 Plan. Therefore, the benefits and amounts that will be received or allocated under the A&R 2020 Plan are not determinable at this time. Under Mr. Fusco’s employment agreement, for each fiscal year beginning with 2017, Mr. Fusco will be eligible to receive a long-term incentive award with a minimum grant date value of 500% of his annual base salary as in effect at that time, in such form determined by the Committee. Additional information regarding Mr. Fusco’s 2023 and 2024 long-term incentive awards may be found in “Long-Term Incentive Awards — 2023 LTI Awards” and “Long-Term Incentive Awards — 2024 LTI Awards,” respectively.

The Board unanimously recommends a vote FOR approving the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan.

90	CHENIERE

PROPOSAL 5 – APPROVAL OF

AMENDMENT TO CERTIFICATE

OF INCORPORATION TO LIMIT

THE PERSONAL LIABILITY OF

OFFICERS AS PERMITTED BY

LAW

We are asking shareholders to approve an amendment to our Certificate of Incorporation to align the current exculpation provision with developing law. Currently, Article Tenth of the Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Delaware recently updated Section 102(b)(7) of the DGCL to allow Delaware corporations to extend the exculpation provision to cover certain senior officers, in addition to directors. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) of the DGCL only permits exculpation for direct claims brought by shareholders (as opposed to derivative claims made by shareholders on behalf of the company).

On April 2, 2024, the Board unanimously approved an amendment to the Company’s Certificate of Incorporation (the “Officer Exculpation Amendment”), subject to shareholder approval. The Officer Exculpation Amendment limits the personal liability of the Company’s senior officers to the same extent currently provided for the Company’s directors, and to the fullest extent permitted by Section 102(b)(7) of the DGCL. In addition, the Officer Exculpation Amendment provides that if the limitations on liability for officers and directors contained in the Company’s Certificate of Incorporation are subsequently amended or repealed, such amendment or repeal will not apply to or have any effect on the liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors, and Delaware law now allows it to be extended to certain senior officers. Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL could prevent protracted litigation that distracts from our primary objective of creating shareholder value over the long term. In addition, as we expect other companies to update their charters to align with amended Section 102(b)(7) of the DGCL, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not similarly do so. For these reasons, the Board believes that the proposal to amend our Certificate of Incorporation as described herein is in the best interests of the Company and its shareholders. The above is a summary of the Officer Exculpation Amendment. The full text of the Officer Exculpation Amendment is attached as Appendix E to this Proxy Statement. The statements made in this Proxy Statement with respect to the Officer Exculpation Amendment should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Officer Exculpation Amendment attached as Appendix E to this Proxy Statement.

The Board unanimously recommends a vote FOR approving the amendment to the Certificate of Incorporation to limit the personal liability of officers as permitted by law.

2024 PROXY STATEMENT	91

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions since January 1, 2023.

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FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2024 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 23, 2024, beginning at 9:00 a.m., Central Time. The Meeting will be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002.

DO I NEED A TICKET TO ATTEND THE MEETING?

No. You will only need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere common stock as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Meeting. You will also need a “legal proxy” from such bank, broker or other holder of record in order to vote your shares in person at the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at Investors@cheniere.com or 713-375-5000.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Meeting. As of the Record Date, there were [__] shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2023 Annual Report on Form 10-K for the year ended December 31, 2023, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2023 Annual Report on Form 10-K for the year ended December 31, 2023, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

2024 PROXY STATEMENT	93

GENERAL INFORMATION

DO SHAREHOLDERS HAVE ANY APPRAISAL OR DISSENTER’ RIGHTS ON THE MATTERS TO BE VOTED ON AT THE MEETING?

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this proxy statement to be acted upon at the Meeting.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you return a properly executed proxy but do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting. You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting. See “Do I Need a Ticket to Attend the Meeting?” above for more information on the requirements to enter the Meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a shareholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a “legal proxy” as described in the answer to the preceding question.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

94	CHENIERE

FREQUENTLY ASKED QUESTIONS

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m., Central Time, at our offices at 845 Texas Avenue, Suite 1250, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

WHAT IS A BROKER NON-VOTE?

“Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner (generally referred to as a “broker”) does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers, as the holders of record, are permitted to exercise discretionary authority to vote on “routine” matters, but not on other matters. The only routine matter to be presented at the Meeting is Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

If you are a beneficial owner, your broker is not permitted to vote your shares on the following proposals if your broker does not receive specific voting instructions from you: Proposal 1 to elect directors, Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2022, Proposal 4 to approve the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan, and Proposal 5 to approve an amendment to the Company’s Certificate of Incorporation to limit the personal liability of officers as permitted by law. In these situations, assuming your broker exercises discretionary authority to vote on Proposal 3, a broker non-vote will occur as to each of the other proposals. Broker non-votes are counted for purposes of establishing a quorum but do not otherwise have an impact on voting results for Proposals 1, 2 and 4. Broker non-votes will have the same impact as a vote “against” Proposal 5.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting of the date, time and place of the adjourned meeting, until a quorum is present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will have discretionary voting power only on Proposal 3, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2023 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. Abstentions will have the same impact as votes “against” Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote

2024 PROXY STATEMENT	95

GENERAL INFORMATION

on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, there will not be any broker non-votes on Proposal 3. Abstentions will have the same impact as votes “against” Proposal 3.

Proposal 4 – To be approved, Proposal 4 to approve the A&R 2020 Plan must receive the affirmative vote of the majority of votes cast with respect to this matter at the Meeting, meaning that the number of votes cast “for” must exceed the number of votes cast “against”. Abstentions and broker non-votes will have no effect on Proposal 4.

Proposal 5 – To be approved, Proposal 5 to amend the Company’s Certificate of Incorporation to limit the personal liability of officers as permitted by law must receive the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote on the matter. Abstentions and broker non-votes will have the same impact as votes “against” Proposal 5.

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

Our Bylaws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results. If a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the Bylaws and the Restated Certificate of Incorporation of the Company, as amended.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named as proxies in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The Company will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King & Co., Inc. a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

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FREQUENTLY ASKED QUESTIONS

HOW CAN I RECEIVE MY PROXY MATERIALS BY E-MAIL IN THE FUTURE?

Instead of receiving future paper copies of our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be used for no other purpose.

If we mailed you a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

•	following the instructions provided when you vote over the Internet; or

•	through your broker.

You may revoke this request at any time by following the instructions at www.proxyvote.com using your unique control number, or by contacting your broker. Your election will remain in effect unless you revoke it later.

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OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING TO BE HELD ON MAY 23, 2024

The Proxy Statement, including the Notice and 2023 Annual Report on Form 10-K for the year ended December 31, 2023, are available on our website at www.cheniere.com/2024AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2025 Annual Meeting of Shareholders will be held during May 2025. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company by December    , 2024. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in next year’s proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Corporate Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 23, 2025 and not later than the close of business on February 22, 2025.

DIRECTOR NOMINEES

If a shareholder wishes to nominate a director candidate without inclusion of such candidate in our proxy materials, in order for such nomination to be considered “timely” under our Bylaws, the notice of nomination must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 23, 2025, and not later than the close of business on February 22, 2025.

In addition, our Bylaws provide for “proxy access” and permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than November    , 2024 and no later than 5:00 p.m., Central Time, on December    , 2024.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, TX 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

In addition to satisfying the foregoing requirements under our Bylaws with respect to director nominations and notice required, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide an additional notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

98	CHENIERE

COMMUNICATIONS WITH THE BOARD

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders and other interested parties to communicate with the Board, including the independent Non-Executive Chairman. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2023 Annual Report on Form 10-K for the year ended December 31, 2023, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2023 Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies of this Proxy Statement and the 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department, contacting Investor Relations at Investors@cheniere.com or can be accessed at the Investor Relations section of our website at www.cheniere.com/2024AnnualMeeting. Any such requests must be made by May 9, 2024 to facilitate timely delivery.

2024 PROXY STATEMENT	99

OTHER MATTERS

INCORPORATION BY REFERENCE

This Proxy Statement contains several website addresses, which are intended to provide textual context only, information contained on or connected to such websites, including our corporate responsibility report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April    , 2024

100	CHENIERE

APPENDIX A

Cheniere Energy, Inc.

Amended and Restated 2020 Incentive Plan

2024 PROXY STATEMENT	A-1

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CHENIERE ENERGY, INC.

AMENDED AND RESTATED 2020 INCENTIVE PLAN

1.  ESTABLISHMENT OF PLAN. Cheniere Energy, Inc. hereby amends and restates the “Cheniere Energy, Inc. 2020 Incentive Plan” (the “Prior Plan”), which is hereinafter to be known as the “Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan” (the “Plan”). The Plan shall become effective on the date on which the Company’s shareholders approve the Plan as amended and restated (the “Effective Date”) for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but this Plan shall not affect the terms or conditions of any award granted under the Prior Plan prior to the Effective Date.

2.  PURPOSES. The purposes of the Plan are to (i) offer selected Employees (including without limitation Executive Officers), Consultants and Non-Employee Directors of the Company or its Affiliates an opportunity to participate in the growth and financial success of the Company, (ii) provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) provide performance-related incentives to certain of such Employees and Consultants to achieve established Performance Goals, and (iv) promote the growth and success of the Company’s business by aligning the financial interests of such Employees, Consultants and Non-Employee Directors with that of the shareholders of the Company. Toward these objectives, this Plan provides for the grant of performance and non-performance-based equity Awards and performance-based Cash Awards.

3.  DEFINITIONS. As used herein, unless the context requires otherwise, the following terms have the meanings indicated below.

(a)  “Addendum” means an addendum to the Plan approved by the Compensation Committee, as constituted from time to time, of the Board containing terms, conditions and limitations applicable to certain Awards to Employees and other individuals described in the addendum who, in each case, are residents of a country other than the United States to which such addendum relates. An Award to an individual under an Addendum shall be made pursuant to, and subject to the terms and conditions of, the Plan, as modified by the terms of the Addendum.

(b)  “Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a “controlled group” or are “under common control” (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, with respect to Awards of Options and Stock Appreciation Rights that are intended to be excluded from the application of Section 409A of the Code, the term affiliate will be applied in a manner to ensure that the Common Stock covered by such Awards would be “service recipient stock” with respect to the Participants to whom the Awards are granted; and provided further, however, with respect to Awards of Options that are intended to be Incentive Stock Options, Affiliate means an entity described in clauses (ii) and (iii) of this Section 3(b) and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

(c)  “Award” means any right granted under the Plan (or under the Plan as modified by an Addendum), including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, Bonus Stock Award, a Cash Award, a Performance Award, a Phantom Stock Award, and an Other Stock or Performance-Based Award, whether granted singly or in combination, to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

(d)  “Award Agreement” means any written agreement, notice, program and/or similar document evidencing the terms of an Award granted under the Plan.

(e)  “Board” means the Board of Directors of the Company.

(f)  “Bonus Stock Award” means an Award granted pursuant to Section 9.

(g)  “Cash Award” means an Award granted pursuant to Section 13.

(h)  “Cause” means:

(i)  in the case of a Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate;

(ii)  in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of a written employment agreement between such Participant and the Company or Affiliate, which employment agreement

2024 PROXY STATEMENT	A-3

includes a definition of “Cause,” the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

(iii)  in the case of a Participant who is eligible for benefits under a severance plan sponsored by the Company or one of its Affiliates, the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such severance plan during the period that the Participant remains eligible for benefits under that plan; and

(iv)  in all other cases,

(A)  the willful commission by the Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate;

(B)  the commission by the Participant of an act of fraud in the performance of the Participant’s duties on behalf of the Company or an Affiliate;

(C)  the willful and material violation by the Participant of the Company’s Code of Business Conduct and Ethics Policy; or

(D)  the continuing and repeated failure of the Participant to perform their duties to the Company or an Affiliate, including by reason of the Participant’s habitual absenteeism (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which, with respect to Executive Officers, has continued for a period of at least thirty (30) days following delivery of a written demand for substantial performance to the Participant by the Board (or its designee) which specifically identifies the manner in which the Board (or its designee) believes that the Participant has not performed their duties.

For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be. The determination of whether Cause exists with respect to an Executive Officer shall be made by the Board (or its designee) in its sole discretion and with respect to all other Participants, the existence of Cause shall be determined by the Company’s Chief Human Resources Officer or, if none, the most senior human resources officer in their sole discretion in consultation with the Company’s Chief Legal Officer or, if none, the most senior legal officer.

(i)  “Change in Control” means the occurrence during the term hereof of any of the following events:

(i)  any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any Affiliate, (B) any employee benefit plan (or related trust) of the Company or of any Affiliate, (C) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3(a) of the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the shares of voting stock of the Company then outstanding;

(ii)  the consummation of any merger, organization, business combination or consolidation of the Company with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)  the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(iv)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)  individuals who, as of the Effective Date, constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose nomination by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (excluding any individual whose initial assumption of office results from an election contest or threatened

A-4	CHENIERE

election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board, or any agreement intended to avoid or settle any such contest or solicitation (collectively, a “Contest”)) shall be considered as though such individual were a member of the Incumbent Board. For purposes of this definition, “Incumbent Board” means the members of the Board on the Effective Date excluding any individual whose initial assumption of office resulted from a Contest.

Notwithstanding the foregoing, a Change in Control shall not occur or be deemed to occur if any event set forth in subsections (i)—(v) above, which would otherwise constitute a Change in Control, occurs as a direct result of the consummation of a transaction solely between the Company and one or more of its controlled Affiliates.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation payable pursuant to the Plan would be subject to the income tax under Section 409A of the Code if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under Section 409A of the Code, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clause (i) through (v) above, and (2) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

(j)  “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(k)  “Committee” means the Compensation Committee and the Equity Grant Committee, as applicable, each acting within the scope of its authority under the Plan with respect to the matter covered by the particular reference.

(l)  “Common Stock” means the common stock of the Company, $0.003 par value per share or the common stock that the Company may in the future be authorized to issue.

(m)  “Company” means Cheniere Energy, Inc., a Delaware corporation, and any successor corporation.

(n)  “Compensation Committee” means the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Compensation Committee” for purposes of the Plan shall mean the Board; provided, however, that as necessary in each case to satisfy the requirements of Rule 16b-3 with respect to Awards granted under the Plan, while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(o)  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant” or “advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

(p)  “Continuous Service” means the provision of services to the Company or an Affiliate, or any successor, as an Employee, Director or Consultant which is not interrupted or terminated. Except as otherwise provided in a particular Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate, or any successor, as an Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(q)  “Director” means a member of the Board or the board of directors of an Affiliate.

(r)  “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person or, if such a plan does not exist at any relevant time, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(s)  “Effective Date” has the meaning set forth in Section 1.

2024 PROXY STATEMENT	A-5

(t)  “Employee” means any person, including an Executive Officer or Director, who is employed by the Company or an Affiliate. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

(u)  “Equity Grant Committee” has the meaning set forth in Section 6(b).

(v)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(w)  “Executive Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(x)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock has an established market by virtue of being listed or quoted on any registered stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid price, if applicable) on such exchange (or, if the Common Stock is listed or traded on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)  In the absence of any listing or quotation of the Common Stock on any such registered exchange, the Fair Market Value shall be determined in good faith by the Committee.

(y)  “Forfeiture Restrictions” has the meaning set forth in Section 12(a)(i).

(z)   “Incentive Stock Option” means any Option that satisfies the requirements of Section 422 of the Code and is granted pursuant to Section 8.

(aa)  “Non-Employee Director” means a Director of the Company who either (i) is not an Employee, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)  “Non-Qualified Stock Option” means an Option granted under Section 8 that is not intended to be an Incentive Stock Option.

(cc)  “Option” means an Award granted pursuant to Section 8 to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

(dd)  “Other Stock or Performance-Based Award” means an award granted pursuant to Section 14 that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part upon the value of a share of Common Stock.

(ee)  “Participant” means any Employee, Non-Employee Director, or Consultant to whom an Award has been granted under the Plan.

(ff)  “Performance Award” means an Award granted pursuant to Section 13 to a Participant that is subject to the attainment of one or more Performance Goals.

(gg)  “Performance Goal” means a standard established by the Committee based on one or more business criteria described in Section 13 to determine in whole or in part whether a Performance Award shall be earned.

(hh)  “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(ii)  “Phantom Stock Award” means an Award granted pursuant to Section 11.

(jj)  “Plan” has the meaning set forth in Section 1.

(kk)  “Prior Plan” has the meaning set forth in Section 1.

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(ll)  “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(mm)  “Restricted Stock Award” means an Award granted under Section 12(a) of shares of Common Stock issued to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions, as are established by the Committee.

(nn)  “Restricted Stock Unit Award” means an Award granted under Section 12(b).

(oo)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(pp)  “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(qq)  “Section 409A Penalties” has the meaning set forth in Section 16(j)(iii).

(rr)   “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(ss)  “Separation from Service” has the meaning set forth in Section 16(j)(i).

(tt)   “Share Pool Limit” has the meaning set forth in Section 5.

(uu)   “Stock Appreciation Rights” means an Award granted under Section 10.

(vv)  “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(ww)  “409A Taxes” has the meaning set forth in Section 16(j)(ii).

4.  INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Bonus Stock Awards, (f) Cash Awards; (g) Performance Awards; (h) Phantom Stock Awards; (i) Restricted Stock Unit Awards; and (j) Other Stock or Performance-Based Awards.

5.  SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 15(a) hereof, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 4,500,000 plus the number of additional shares of Common Stock available for future awards under the Prior Plan as of the Effective Date and the number of Shares related to awards under the Prior Plan as of the Effective Date which thereafter terminate or are forfeited, canceled or that expire for any reason (the “Share Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Except for shares of Common Stock issued with respect to awards that are assumed or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction), the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock issued in connection with the exercise or settlement of an Award. Any shares of Common Stock (x) covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires, (y) except as provided below, that otherwise would be issued but are withheld in respect of taxes (up to the maximum statutory rate) or (z) used to determine the amount of cash paid in connection with the exercise of Stock Appreciation Rights and the settlement of Phantom Stock Awards and Restricted Stock Unit Awards, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Share Pool Limit and shall remain available for Awards under the Plan; provided that the following shall not remain available for Awards under the Plan and shall count against the Share Pool Limit: (i) any shares tendered or withheld to pay the exercise price of, or tax withholding obligations related to, Options or Stock Appreciation Rights, (ii) any shares repurchased by the Company from a Participant with the proceeds from the exercise of Options and (iii) any shares reserved for issuance under a Stock Appreciation Right that exceed the number of shares actually issued upon exercise. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each case as the Committee may determine from time to time in its sole discretion.

2024 PROXY STATEMENT	A-7

6.  ELIGIBILITY.

(a)  Awards other than Incentive Stock Options may be granted to Employees (including without limitation Executive Officers), Directors, and Consultants. Incentive Stock Options may be granted only to Employees. Except as provided in this Section 6, the Compensation Committee in its sole discretion shall select the recipients of Awards.

(b)  The Board may delegate to a committee of one or more members of the Board who are not Non-Employee Directors (the “Equity Grant Committee”) the authority to grant Awards, subject to the terms of the Plan, including specifically the limitations contained in this Section 6 and any additional limitations as may be contained in resolutions adopted by the Board from time to time, to selected Employees and Consultants who are not then (A) Executive Officers or (B) Non-Employee Directors or members of the Equity Grant Committee. The aggregate number of shares of Common Stock subject to Options granted by the Equity Grant Committee may not exceed 3,000,000 shares in any one calendar year. The aggregate number of shares of Common Stock subject to Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted by the Equity Grant Committee may not exceed 600,000 shares in any one calendar year. Additionally, the aggregate number of shares of Common Stock that may be awarded to any individual under Options granted by the Equity Grant Committee may not exceed 450,000 shares in any one calendar year and the aggregate number of shares of Common Stock that may be awarded to any individual under Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted by the Equity Grant Committee may not exceed 150,000 shares in any one calendar year.

(c)  A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

7.  LIMITATION ON INDIVIDUAL AWARDS. Except for Cash Awards described in Section 13, no individual shall be granted, in any calendar year, Awards under the Plan covering or relating to an aggregate of more than 6,000,000 shares of Common Stock, of which no more than 6,000,000 shares may be granted in the form of Incentive Stock Options. Additionally, with respect to each Non-Employee Director, the aggregate dollar value of (a) any Awards granted under the Plan (based on the grant date fair value of such Awards) with respect to the Non-Employee Director’s service as a Non-Employee Director during a single calendar year and (b) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the Non-Employee Director’s service as a Non-Employee Director for such calendar year, shall not exceed $750,000. The Committee may make exceptions to the foregoing limit for Non-Employee Directors, as it may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation.

8.  OPTIONS.

(a)  Terms and Conditions of Options. Except with respect to grants of Non-Qualified Stock Options by the Equity Grant Committee, the Committee shall determine whether an Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option. The Committee shall determine the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the requirements of Section 16 and the following:

(i)  Exercise Price. The exercise price of an Option shall be not less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price for each Option granted under this Section 8 shall be subject to adjustment pursuant to Section 15(a).

(ii)  Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

(iii)  Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of

A-8	CHENIERE

Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code is amended after the Effective Date to provide for a different limit than the one described in this Section 8(a)(iii), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(b)  Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Participant may designate persons who or which may exercise their Options following their death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may provide for in the Participant’s Award Agreement and approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(c)  Manner of Exercise. Options may be exercised in such manner as approved by the Company from time to time, including by delivery to the Company of a written exercise notice or by an exercise election made by a Participant through an electronic procedure authorized by the Company (which method or procedure need not be the same for each Participant), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased and satisfaction of the tax withholding provisions described in Section 17.

(d)  Payment of Exercise Price. Payment of the aggregate exercise price for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Participant, in any of the following methods: (i) if a public market for the Common Stock exists, upon the Participant’s written request, the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Participant, provided that the Participant has irrevocably instructed such broker to remit from the proceeds of such sale directly to the Company on the Participant’s behalf the full amount of the exercise price plus any taxes the Company is required to withhold; (ii) by surrender to the Company for cancellation of shares of Common Stock owned by the Participant having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the cancellation of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; provided that such surrendered shares are not subject to any pledge or other security interest and have or meet such other requirements, if any, as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option being exercised; (iii) by a “net exercise” method whereby the Company withholds from the delivery of shares of Common Stock subject to the Option (or the portion thereof that is being exercised) that number of whole shares having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the issuance of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; or (iv) by any combination of the foregoing, including a cash payment. No shares of Common Stock may be issued until full payment of the purchase price thereof has been made.

(e)  Exercise of Option Following Termination of Continuous Service.

(i)  Subject to the other provisions of this Section 8(e), (A) a Participant may exercise an Incentive Stock Option for a period of three (3) months following the date the Participant’s Continuous Service terminates and (B) a Participant may exercise a Non-Qualified Stock Option for a period of six (6) months following the date the Participant’s Continuous Service terminates, but in each case, only to the extent the Participant was otherwise entitled to exercise the Option on the date the Participant’s Continuous Service terminates.

(ii)  If the Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise the Option shall immediately terminate.

(iii)   If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option for a period of one (1) year following the date the Participant’s Continuous Service terminates.

(iv)  In the event of the termination of the Participant’s Continuous Service as a result of the Participant’s death, the Participant’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option for a period of one (1) year following the Participant’s date of death.

2024 PROXY STATEMENT	A-9

(v)  An Option shall terminate to the extent not exercised on the last day of the specified post-termination exercise periods set forth above or the last day of the original term of the Option, whichever occurs first.

(vi)  The Committee shall have discretion to determine whether the Continuous Service of a Participant has terminated, the effective date on which such Continuous Service terminates and whether the Participant’s Continuous Service terminated as a result of the Disability of the Participant.

(f)  Limitations on Exercise.

(i)  The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided that such minimum number will not prevent Participant from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(ii)  The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or market-quotation system, and the Company shall have no liability for any inability or failure to do so.

(iii)  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(g)  Modification, Extension And Renewal of Options. The Committee shall have the power to modify, cancel, extend (subject to the provisions of Section 8(a)(ii) hereof) or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor; provided, however, that (i) except as permitted by Section 15(a), any such action may not reprice any outstanding Option to reduce the exercise price thereof, directly or indirectly, without the approval of the shareholders of the Company and, (ii) without the written consent of any affected Participant, (A) impair any rights under any Option previously granted to such Participant or (B) cause the Option or the Plan to become subject to Section 409A of the Code. Notwithstanding anything to the contrary contained in this Section 8(g), no Option may be replaced with another Award that would have a higher intrinsic value than the value of the Option at the time of its replacement. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

(h)  Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate, whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(h), the exercise price for the Option shall be determined in accordance with the principles of Sections 424(a) and 409A of the Code as applicable.

9.  BONUS STOCK AWARDS.

(a)  Bonus Stock Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Common Stock for such consideration, if any, as established by the Committee and that are not subject to forfeiture provisions (a “Bonus Stock Award”).

(b)  Rights as Shareholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of and delivered to, or held in a book entry account by the Company’s transfer agent established on behalf of, the Participant to whom such Bonus Stock Award is granted.

(c)  Payment for Bonus Stock Award. The Committee shall determine the amount and form of any payment for shares of Common Stock received by a Participant pursuant to a Bonus Stock Award. In the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.

A-10	CHENIERE

10.  STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors. The terms and conditions of Stock Appreciation Rights, including the vesting and exercise provisions, shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (i) if unrelated to an Option, at any time or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. The exercise price of any Stock Appreciation Right shall be not less than the Fair Market Value of the Common Stock on the grant date of the Award.

(a)  Payment of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase, if any, in Fair Market Value of the Common Stock between the grant and exercise dates. The Committee may specifically designate in the Award Agreement that such Award will be settled (i) only in cash, (ii) only in shares of Common Stock or (iii) in such combination of such forms and, if not so provided in the Award Agreement, the Award will be settled in shares of Common Stock unless the Committee determines, at the time of exercise of the Award, that the Award will be settled in cash or a combination of shares of Common Stock and cash.

(b)  Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case (i) the Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised and (iii) the Stock Appreciation Rights will not be transferable (other than by will or the laws of descent and distribution) except to the extent the related Option is transferable. Upon the exercise of an Option granted in connection with Stock Appreciation Rights, the Stock Appreciation Rights shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c)  Stock Appreciation Rights Unrelated to an Option. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term greater than ten (10) years. Each such Stock Appreciation Right that is unrelated to an Option may be exercised by the Participant for a period of six (6) months following the date the Participant’s Continuous Service terminates, but only to the extent the Participant was otherwise entitled to exercise the Stock Appreciation Right on the date the Participant’s Continuous Service terminates (and in no event later than the expiration date of the Award); provided, however, that if the Participant’s Continuous Service terminates for Cause, the Participant’s right to exercise the Stock Appreciation Right shall immediately terminate.

11.  PHANTOM STOCK AWARDS. The Committee may, from time to time and subject to the terms of the Plan, grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors.

(a)  Payment of Phantom Stock Awards. A Phantom Stock Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a vesting period or the last day of a specified deferral period.

(i)  Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period or a vesting period specified for such Phantom Stock Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(ii)  Award Period; Forfeiture. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid.

12.  RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.

(a)  Restricted Stock Awards. The Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Awards to Employees, Consultants and Non-Employee Directors.

(i)  Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and to an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions and the vesting period shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions and the vesting period shall lapse on the passage of time, the attainment of one or more Performance Goals established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall be stated in the Award Agreement and vesting of such Restricted Stock Award shall occur upon the lapse of the Forfeiture Restrictions applicable to such Restricted Stock Award.

2024 PROXY STATEMENT	A-11

(ii)  Rights as Shareholder. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Participant shall have the right to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Award, (i) the Participant shall not be entitled to delivery of the stock certificates evidencing the shares of Common Stock or release of transfer restrictions on shares of Common Stock held in a book entry account with the Company’s transfer agent until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the stock certificates evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions expire and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire. During the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any Restricted Stock Award will be retained by the Company for the account of the Participant. Such dividends or other distributions will revert back to the Company if for any reason the Restricted Stock Award reverts back to the Company. Upon the expiration of the Forfeiture Restrictions, all dividends or other distributions made on such Restricted Stock Award and retained by the Company will be paid, without interest, to the Participant.

(iii)  Release of Common Stock. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Participant (or the transfer restrictions on shares of Common Stock held in a book entry account for the Participant will be released) promptly after, and only after, the Forfeiture Restrictions expire and Participant has satisfied all applicable federal, state and local income and employment tax withholding requirements. The Participant, by their acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares that are subsequently forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iv)  Payment for Restricted Stock Award. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided that in the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(b)  Restricted Stock Unit Awards. The Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Unit Awards to Employees, Consultants and Non-Employee Directors.

(i)  Settlement of Restricted Stock Unit Awards. A Restricted Stock Unit Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a vesting period or the last day of a specified deferral period.

(A)  Award and Restrictions. Settlement of a Restricted Stock Unit Award shall occur upon expiration of the deferral period or a vesting period specified for such Restricted Stock Unit Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(B)  Award Period. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid. Except as otherwise determined by the Committee or as may be set forth in any Restricted Stock Unit Award Agreement, employment or other agreement or plan pertaining to a Restricted Stock Unit Award, upon termination of the Participant’s Continuous Service during the applicable deferral period or vesting period (including any applicable Performance Period) or portion thereof to which forfeiture conditions apply, all Restricted Stock Unit Awards that are at that time subject to deferral period or a vesting period shall be forfeited.

13.  CASH AWARDS AND PERFORMANCE AWARDS.

(a)  Cash Awards. The Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Goals over a Performance Period established by the Committee. The determinations made by the Committee pursuant to this Section 13(a) shall be specified in the applicable Award Agreement or other document or documents established by the Committee pursuant to which the Cash Award is granted.

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(b)  Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock or Performance-Based Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions. The grant and/or settlement of a Performance Award shall be subject to the terms and conditions set forth in this Section 13. The Committee may also grant performance-based Awards pursuant to Section 14 that are not intended to satisfy the provisions of this Section 13.

(c)  Performance Goals. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Goals over a Performance Period established by the Committee based upon one or more business criteria.

(i)  General. The Performance Goals for Performance Awards shall consist of one or more criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. Performance Goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(ii)  Performance Period. Achievement of Performance Goals in respect of Performance Awards may be measured based on performance over a Performance Period, as specified by the Committee, or may be determined based on whether or not the performance goals are satisfied at any time prior to the expiration of a Performance Period.

14.  OTHER STOCK OR PERFORMANCE-BASED AWARDS.

The Committee is hereby authorized to grant to Employees, Consultants and Non-Employee Directors, Other Stock or Performance-Based Awards, which shall consist of a right that (i) is not an Award described in any other Section of the Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. The term of an Award granted under this Section 14 shall in no event exceed a period of ten (10) years (or if the Award is intended to satisfy the provisions of Section 13, such shorter period provided for in Section 13).

15.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a)  Capital Adjustments. The number and type of shares of Common Stock or other property (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be proportionately adjusted or an equitable substitution shall be made to reflect, as determined by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, extraordinary cash dividend resulting from a nonrecurring event that is not a payment of normal corporate earnings, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws or other applicable laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) the value of any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded down to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 15, no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.

(b)  Dissolution or Liquidation. The Committee shall notify the Participant at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Award Agreement, to the extent that an Award has not been previously exercised or settled, or the vesting conditions have not lapsed, any such Award other than a Restricted Stock Award shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Restricted Stock Award shall be returned to the Company, in each case, immediately prior to the consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to the consummation of such dissolution or liquidation. A dissolution or liquidation of the Company shall not be deemed to include, or to be occasioned by, any merger or consolidation of the Company with any other corporation or other entity or any sale of all or substantially all of the assets of the Company (unless that sale is effected as part of a plan of liquidation of the Company in which the Company’s business and affairs are wound up and the corporate existence of the Company is terminated).

2024 PROXY STATEMENT	A-13

(c)  Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, each Option and Stock Appreciation Right which is at the time outstanding under the Plan shall (i) automatically become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option or Stock Appreciation Right and (ii) expire twenty (20) days after the Committee gives written notice to the Participant specifying the terms and conditions of the acceleration of the Participant’s Options or Stock Appreciation Rights, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire. To the extent that a Participant exercises their Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option (subject to the Participant’s satisfaction of the requirements of Section 17), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. If a Participant does not exercise their Option within the twenty (20) day period described above, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire, the Option or Stock Appreciation Right shall immediately be forfeited and the Participant shall have no further rights to exercise the Option or Stock Appreciation Right. Notwithstanding the foregoing provisions, in the event of any Change in Control, all of the Company’s obligations regarding Options and Stock Appreciation Rights that were granted hereunder and that are outstanding and vested on the date of such event (taking into consideration any acceleration of vesting in connection with such transaction) may, on such terms as may be approved by the Committee prior to such event, be (i) assumed by the surviving or continuing corporation (or substituted options of equal value may be issued by such corporation) or (ii) canceled in exchange for cash, securities of the acquiror or other property in an amount equal to the amount that would have been payable to a Participant pursuant to the Change in Control event if the Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior to the Change in Control event; provided, however, that if the amount that would have been payable to a Participant pursuant to such transaction if such Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, the Committee may, in its discretion, cancel any or all such Options for no consideration or payment of any kind.

Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, the restricted period applicable to outstanding Restricted Stock Awards, Restricted Stock Unit Awards and all other outstanding Awards subject to forfeiture provisions (other than Awards consisting of Options or Stock Appreciation Rights) shall lapse and such Awards shall become fully vested and settled (subject, in each case, to satisfaction by the affected Participant of the requirements of Section 17).

16.  GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.

(a)  General. In addition to the other terms and conditions of the Plan pursuant to which Awards may be granted, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and, to the extent permissible under Section 409A of the Code, terms permitting a Participant to make elections relating to their Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that would cause the Participant to incur additional taxes under Section 409A of the Code. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Texas Business Organizations Code, no consideration other than services may be required for the grant of any Award.

(b)  Form of Award. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder and any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code. The Award Agreement shall be delivered to the Participant, with a copy of the Plan and other relevant documents, within a reasonable time after the date of grant. Notwithstanding any other provision of the Plan relating to Award Agreements, an Award and related documents, including the Plan and any prospectus for the Plan, may be delivered to a Participant in electronic format pursuant to such policies and procedures as adopted from time to time by the Company. If an Award or related documents are delivered in an electronic format and the Participant consents to participate in the electronic Award procedures established by the Company to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.

(c)  Date of Grant. The date of grant of an Award shall be the date on which the Committee makes the determination to grant such Award unless a later date is specified by the Committee at the time of such determination.

A-14	CHENIERE

(d)  Awards Criteria; Minimum Vesting. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Participant as it deems appropriate. Except as provided in Sections 15(c) and 16(f), all Awards under the Plan shall be subject to a minimum vesting schedule of at least 12 months following the date of grant of the Award, provided, however, that up to 5% of the shares underlying Awards granted after the Effective Date (including all Bonus Stock Awards) may be subject to vesting schedules of less than 12 months. Any Award under the Plan granted to Non-Employee Directors in respect of regular annual fees shall be deemed to satisfy the minimum vesting schedule set forth in the preceding sentence, provided that such Award vests no earlier than 50 weeks following the immediately preceding year’s annual meeting, and provided further, that Awards granted to Non-Employee Directors in substitution for cash compensation otherwise due and payable to such Non-Employee Director shall not be subject to such minimum vesting schedule.

(e)  Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award, payments to be made upon the exercise or settlement of an Award shall be made as soon as administratively practicable following the date on which the amount is payable. The settlement of any Award may, subject to any specific provisions or limitations set forth in the Award, be paid in the form of cash, Common Stock or a combination thereof, as determined by the Committee in connection with such settlement; provided, however, that no Award other than a Cash Award may be paid in cash in lieu of shares of Common Stock if the Committee determines that such action would cause the Participant to be subject to an additional tax under Section 409A of the Code.

(f)  Termination of Continuous Service.

(i)  Termination for Cause. In the event a Participant’s Continuous Service is terminated for Cause, all outstanding Awards that have then not been settled (whether vested or unvested) shall be forfeited immediately and any shares under a Restricted Stock Award for which the vesting period had not lapsed as of the Participant’s termination of Continuous Service shall be transferred immediately out of the Participant’s name.

(ii) Death; Disability. Except as otherwise provided in an Award Agreement or an employment or other agreement with, or a plan provided by, the Company or an Affiliate, any Award granted hereunder which is not otherwise vested shall vest in full (with any performance conditions deemed earned at the target level) upon the death or Disability of the Participant.

(iii)  Involuntary Termination. Except as otherwise provided in an Award Agreement or an employment or other agreement with, or a plan provided by, the Company or an Affiliate, in the event that a Participant’s Continuous Service is terminated involuntarily without Cause and subject to the Participant’s execution of a release of claims in the form provided by the Company, (x) any unvested Awards that are not subject to performance-vesting conditions and that were granted at least six (6) months prior to the date of termination shall vest in full, and (y) a pro rata portion (determined based on the number of complete months during the performance period that the Participant was employed or, if longer, the service vesting period in which the Participant was employed divided by the number of months in the performance period or, if longer, the service vesting period) of any unvested Awards that are subject to performance-vesting conditions and that were granted at least six (6) months prior to the date of termination will remain outstanding and shall vest based on the actual performance levels achieved in accordance with the terms of the award. For purposes of this Section 16(f)(iii), the service vesting period shall be the period from the grant date through the date on which (but for any termination-related vesting rights) the Participant is required to remain employed in order to vest in such Award.

(iv)  Other Termination. Except as otherwise provided in an Award Agreement or an employment or other agreement with, or a plan provided by, the Company or an Affiliate, or as otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates in circumstances not otherwise set forth in this Section 16(f), any unvested Award granted hereunder shall be forfeited immediately and any shares under a Restricted Stock Award for which the vesting period had not lapsed as of the Participant’s termination of Continuous Service shall be transferred immediately out of the Participant’s name.

(g)  Transferability of Awards. Except as provided in Section 8(b) with respect to Non-Qualified Stock Options, Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Participant only by the Participant; provided that the Participant may designate persons who or which may exercise or receive their Awards following their death.

(h)  Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards and as provided in Section 12(a)(ii) with respect to Restricted Stock Awards, no Participant will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised or settled and the purchased or awarded shares are issued and delivered to the Participant, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for

2024 PROXY STATEMENT	A-15

which the record date is prior to such date of issuance and delivery, except as provided otherwise in the Plan. No Award (or portion thereof) may provide for the payment of dividends or dividend equivalents before the date on which the Award (or portion thereof) vests. With respect to any Award that provides an entitlement to dividends or dividend equivalents, such dividends or dividend equivalents will be retained by the Company for the account of the Participant during the vesting period and will revert back to the Company if for any reason the Award is forfeited or reverts back to the Company prior to vesting. Upon vesting, all dividends or dividend equivalents retained by the Company in respect of such Award will be paid, without interest, to the Participant.

(i)  Clawback. Awards under the Plan shall be subject to the Cheniere Energy, Inc. Clawback Policy, the Cheniere Energy Partners, L.P. Clawback Policy, if applicable, any other clawback or recapture policy, if any, that the Company or an applicable Affiliate may adopt from time to time, and any clawback or recapture provisions set forth in an Award Agreement or program to the extent provided in such policy, program or agreement. In accordance with such policy, program or agreement, Awards under the Plan may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.

(j)  Section 409A.

(i)  Separation from Service. Notwithstanding any provision contained in the Plan to the contrary, no amount shall be paid pursuant to the Plan that is treated as a “nonqualified deferred compensation plan” as described in Section 409A(a)(1) of the Code relating to a Participant’s termination of Continuous Service with the Company or an Affiliate unless such termination of Continuous Service constitutes a “separation from service” as such term is defined under Treasury Regulation Section 1.409A-1(h) and any successor provision thereto (“Separation from Service”).

(ii)  Deferred Payments for Certain Key Employees. Notwithstanding any other provision contained in the Plan or a related Award document to the contrary, if the Company determines that (i) at the time of the Participant’s Separation from Service the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and (ii) any payments to be provided to the Participant under the Plan are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“409A Taxes”) if paid at the time such payments are otherwise required under the Plan or a related Award document, then such payments shall be delayed until the earlier of (A) the date that is six months after the date of the Participant’s Separation from Service or (B) the Participant’s death. If the amounts delayed are payable in installments, the delayed payments will be paid on the first day of the seventh month following the date of the Participant’s separation from service (or earlier death). The provisions of this Section 16(j)(ii) shall only apply to the minimum extent required to avoid the Participant’s incurrence of any 409A Taxes.

(iii)  Section 409A Compliance; Separate Payments. The Plan is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Plan or a related Award document become subject to (A) the gross income inclusion set forth within Section 409A(a)(1) (A) of the Code or (B) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under the Plan or a related Award document shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.

(iv)  Change in Control. To the extent required by Section 409A of the Code, any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” for purposes of Section 409A of the Code, and in the event that such Change in Control does not constitute a “change in ownership or “change in effective control” within the meaning of Section 409A of the Code, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A of the Code.

(v)  Other Provisions. To the extent required by Section 409A of the Code, any other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been delivered (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A of the Code. In addition, if an Award includes “dividend equivalents” as described in Treasury Regulation Section 1.409A-3(e), the Participant’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award.

17.  WITHHOLDING FOR TAXES.

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any income and

A-16	CHENIERE

employment tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. In addition, on the occurrence of an event with respect to an Award that requires the Company to withhold taxes, the Participant shall make arrangements satisfactory to the Company whereby such taxes may be paid. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock that otherwise would have been acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an Executive Officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) that otherwise would have been issued in connection with such Award payment or exercise.

18.  MISCELLANEOUS.

(a)  No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Texas, without regard to any principles of conflicts of law.

(c)  Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

(d)  Administration. The Plan shall be administered by the Committee. The Committee shall interpret, construe and implement, and correct any defect, supply any omission and reconcile any inconsistency in, the Plan and any Awards granted pursuant to the Plan, shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan and shall determine any disputed facts related to the Plan and any Awards. The Committee may also rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be entitled to the maximum deference permitted by law, shall be final, binding and conclusive upon the Company and all persons having an interest in any Award or any shares of Common Stock acquired pursuant to an Award and may be entered as a final judgment in any court having jurisdiction. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. The Board or Compensation Committee may delegate (either generally or specifically) any of its powers, authorities and discretions conferred on it under the Plan to a subcommittee of the Compensation Committee or one of their respective members, or to one or more officers of the Company designated by the Board or Compensation Committee from time to time, in each case as it deems appropriate in its sole discretion, subject to applicable laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted. No member of the Committee or the Board (or their designees) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award granted hereunder, except as expressly provided by law.

(e)  Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere with or affect in any way the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

2024 PROXY STATEMENT	A-17

(f)  No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g)  Amendment or Termination of Plan. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Section 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an amendment to the terms of an Award) signed by the Participant and the Company. Notwithstanding the preceding sentence, the Board unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or an Award from being subject to the provisions of Section 409A of the Code; provided that any such amendment is permitted by Section 409A of the Code, Treasury regulations issued thereunder or other guidance issued by the Internal Revenue Service.

(h)  Effective Date; Term of Plan. The Plan shall become effective on the date on which the Company’s shareholders approve the Plan. If the Plan is not so approved by the Company’s shareholders, then the Plan will be null and void in its entirety and the Prior Plan will remain in full force and effect. Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.

(i)  Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

(j)  No Liability with Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to any Participant on account of an Award’s failure to (i) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A of the Code.

(k)  No Third-Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the applicable Participant any rights or remedies thereunder.

(l)  Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and successor entity.

(m)  Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

A-18	CHENIERE

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2023 LTI Awards

Performance Period: January 1, 2023 through December 31, 2025

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the Operations of the Company and its subsidiaries and adjusted for non-controlling interest. The Company defines Distributable Cash Flow of its subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2025.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2024 PROXY STATEMENT	B-1

APPENDIX C

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2024 LTI Awards

Performance Period: January 1, 2024 through December 31, 2026

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. CEI defines Distributable Cash Flow of Cheniere subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2026.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2024 PROXY STATEMENT	C-1

APPENDIX D

Definition and Reconciliation of Non-GAAP Measures

Consolidated Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives prior to contractual delivery or termination and non-cash compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the year ended December 31, 2023 (in millions):

YEAR ENDED DECEMBER 31, 2023
Net income attributable to common stockholders	9,881
Net income attributable to non-controlling interest	2,178
Income tax provision	2,519
Interest expense, net of capitalized interest	1,141
Gain on modification or extinguishment of debt	(15)
Interest and dividend income	(211)
Other income, net	(4)

Income from operations	15,489

Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:

Depreciation and amortization expense	1,196
Gain from changes in fair value of commodity and FX derivatives, net	(8,026)
Total non-cash compensation expense	96
Other	16

Consolidated Adjusted EBITDA	8,771

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, interest rate derivatives, taxes, maintenance capital expenditures and other non-operating income or expense items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt,

2024 PROXY STATEMENT	D-1

amortization of debt issue costs, premiums or discounts, changes in fair value of interest rate derivatives, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Consolidated Statements of Stockholders’ Equity in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be considered for deployment by our Board of Directors pursuant to our capital allocation plan, such as by way of common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

The following table reconciles our Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to common stockholders for the year ended December 31, 2023 (in billions):

YEAR ENDED DECEMBER 31, 2023
Net income attributable to common stockholders	9.88
Net income attributable to non-controlling interest	2.18
Income tax provision	2.52
Interest expense, net of capitalized interest	1.14
Depreciation and amortization expense	1.20
Other income, financing costs, and certain non-cash operating expenses	(8.14)

Consolidated Adjusted EBITDA	8.77

Interest expense (net of capitalized interest and amortization) and realized interest rate derivatives	(1.08)
Maintenance capital expenditures	(0.24)
Income tax	(0.13)
Other income	0.18

Consolidated Distributable Cash Flow	7.50

Cheniere Partners’ distributable cash flow attributable to non-controlling interest	(0.99)

Cheniere Distributable Cash Flow	6.51

Adjusted SG&A Expense is defined as controllable Selling, General and Administrative expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance.

Adjusted O&M Expense is defined as controllable Operations and Maintenance expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance.

D-2	CHENIERE

APPENDIX E

Proposed Amendment to the Restated Certification of Incorporation of Cheniere Energy, Inc.

We are asking our shareholders to vote on the following resolution, including the proposed amendment to the Certificate of Incorporation below (marked with strike-outs to show the deletions and underlined text to show additions):

RESOLVED, that Article TENTH of the Restated Certificate of Incorporation be amended and restated in its entirety to read as follows:

TENTH: Personal liability of the directors and officers of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the GCL, as the same may be amended from time to time. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

2024 PROXY STATEMENT	E-1

PRELIMINARY PROXY STATEMENT - SUBECT TO COMPLETION SCAN TO VIEW MATERIALS & VOTE CHENIERECHENIERE ENERGY, INC. 845 TEXAS AVENUE SUITE 1250 HOUSTON, TX 77002VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40919-P10930 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHENIERE ENERGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. G. Andrea Botta 1b. Jack A. Fusco 1c. Patricia K. Collawn 1d. Brian E. Edwards 1e. Denise Gray 1f. Lorraine Mitchelmore 1g. Scott Peak 1h. Donald F. Robillard, Jr 1i. Neal A. Shear For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 2. Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2023. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024. 4. Approve the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan. 5. Approve the amendment to the Company’s Certificate of Incorporation to limit the personal liability of officers as permitted by law. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V40920-P10930 CHENIERE ENERGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2024 The undersigned hereby appoints Sean N. Markowitz and Zach Davis, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2024 Annual Meeting of Shareholders to be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002 on Thursday, May 23, 2024 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE NINE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE. Continued and to be signed on reverse side